     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 20, 1996
                                                      REGISTRATION NO. 333-
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                                   FORM S-4
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                               ----------------

                             PARK NEWSPAPERS, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                               ----------------

        DELAWARE                     2711                    16-1087610
     (STATE OR OTHER
     JURISDICTION OF
     INCORPORATION)
           (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)
                                                          (I.R.S. EMPLOYER
                                                         IDENTIFICATION NO.)

1700 VINE CENTER OFFICE TOWER, 333 WEST VINE STREET, LEXINGTON, KENTUCKY 40507
                                (606) 252-7275
 (ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL
                              EXECUTIVE OFFICES)
                               ----------------
   WRIGHT M. THOMAS, PRESIDENT PARK NEWSPAPERS, INC. 1700 VINE CENTER OFFICE
      TOWER 333 WEST VINE STREET LEXINGTON, KENTUCKY 40507 (606) 252-7275 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                               ----------------

                                with copies to:
   GREGORY A. WEINGART, ESQ. ECKERT SEAMANS CHERIN & MELLOTT 42ND FLOOR, 600
          GRANT STREET PITTSBURGH, PENNSYLVANIA 15219 (412) 566-6000
                               ----------------
       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     As soon as practicable after the effective date of this Registration
                                  Statement.

  If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                               ----------------

                        CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                                          PROPOSED
                                           PROPOSED       MAXIMUM
TITLE OF EACH CLASS OF       AMOUNT        MAXIMUM       AGGREGATE      AMOUNT OF
   SECURITIES TO BE          TO BE      OFFERING PRICE OFFERING PRICE  REGISTRATION
      REGISTERED           REGISTERED    PER NOTE (1)       (1)            FEE
- -----------------------------------------------------------------------------------
Series B 11 7/8% Senior
 Notes
 due 2004..............   $155,000,000       100%       $155,000,000    $53,448.28
- -----------------------------------------------------------------------------------

- -------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee.

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                             PARK NEWSPAPERS, INC.

CROSS-REFERENCE SHEET PURSUANT TO RULE 404(A) AND ITEM 501(B) OF REGULATION S-K SHOWING THE LOCATION IN THE PROSPECTUS OF THE INFORMATION REQUIRED BY PART I OF
                                    FORM S-4

                 ITEMS IN FORM S-4                       LOCATION OR HEADING IN PROSPECTUS
                 -----------------                       ---------------------------------
  1.  Forepart of Registration Statement and
      Outside Front Cover Page of Prospectus.....   Forepart of Registration Statement; Cross-
                                                    Reference Sheet; Outside Front Cover Page
                                                    of Prospectus
  2.  Inside Front and Outside Back Cover Pages
      of Prospectus..............................   Inside Front and Outside Back Cover Pages
                                                    of Prospectus; Table of Contents; Available
                                                    Information
  3.  Risk Factors, Ratio of Earnings to Fixed
      Charges and Other Information..............   Prospectus Summary; Risk Factors; The
                                                    Company; Selected Historical and Pro Forma
                                                    Consolidated Financial Data; The Exchange
                                                    Offer
  4.  Terms of the Transaction...................   Prospectus Summary; Description of the
                                                    Notes; The Exchange Offer; Certain Federal
                                                    Income Tax Consequences
  5.  Pro Forma Financial Information............   Unaudited Pro Forma Condensed Consolidated
                                                    Financial Statements
  6.  Material Contracts with the Company Being
      Acquired Not Applicable....................   Not Applicable
  7.  Additional Information Required for
      Reoffering by Persons and Parties Deemed to
      be Underwriters............................   Not Applicable
  8.  Interests of Named Experts and Counsel.....   Legal Matters
  9.  Disclosure of Commission Position on
      Indemnification for Securities Act
      Liabilities................................   Not Applicable
 10.  Information with Respect to S-3
      Registrants................................   Not Applicable
 11.  Incorporation of Certain Information by
      Reference..................................   Not Applicable
 12.  Information with Respect to S-2 or S-3
      Registrants................................   Not Applicable
 13.  Incorporation of Certain Information by
      Reference..................................   Not Applicable
 14.  Information with Respect to Registrants
      Other Than S-3 or S-2 Registrants..........   Outside Front Cover Page of Prospectus;
                                                    Prospectus Summary; Risk Factors; The
                                                    Company; Capitalization; Unaudited Pro
                                                    Forma Condensed Consolidated Financial
                                                    Data; Selected Historical and Pro Forma
                                                    Consolidated Financial Data; Management's
                                                    Discussion and Analysis of Financial
                                                    Condition and Results of Operations;
                                                    Business; Management; Securities Ownership
                                                    of Certain Beneficial Owners; Description
                                                    of Certain Indebtedness; Description of the
                                                    Notes; Financial Statements
 15.  Information with Respect to S-3 Companies..   Not Applicable
 16.  Information with Respect to S-2 or S-3
      Companies..................................   Not Applicable
 17.  Information with Respect to Companies Other
      Than S-2 or S-3 Companies..................   Not Applicable
 18.  Information if Proxies, Consents or
      Authorizations are to be Solicited.........   Not Applicable
 19.  Information if Proxies, Consents or
      Authorizations are not to be Solicited, or    Management; Securities Ownership of Certain
      in an Exchange Offer.......................   Beneficial Owners

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED JUNE 20, 1996
PROSPECTUS
OFFER TO EXCHANGE SERIES B 11 7/8% SENIOR NOTES DUE 2004 FOR ALL OUTSTANDING 11
              7/8% SENIOR NOTES DUE 2004 OF PARK NEWSPAPERS, INC.
                                  -----------

The Exchange Offer will expire at 5:00 p.m., New York City time, on      ,
1996, unless extended.

  Park Newspapers, Inc., a Delaware corporation (the "Company"), hereby offers (the "Exchange Offer"), upon the terms and subject to the conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its Series B 11 7/8% Senior Notes due 2004 (the "Series B Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, for each $1,000 principal amount of its outstanding 11 7/8% Senior Notes due 2004 (the "Series A Notes"), of which $155,000,000 in aggregate principal amount are outstanding on the date hereof. The form and terms of the Series B Notes are the same as the form and terms of the Series A Notes (which they replace) except that the Series B Notes will bear a "Series B" designation and will have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer, and holders of the Series B Notes will not be entitled to certain rights of holders of Series A Notes under the Registration Rights Agreement (as defined), which rights will terminate upon the consummation of the Exchange Offer. The Series B Notes will evidence the same debt as the Series A Notes (which they replace) and will be entitled to the benefits of an Indenture dated as of May 13, 1996 governing the Series A Notes and the Series B Notes (the "Indenture"). The Series A Notes and the Series B Notes are sometimes referred to herein collectively as the "Notes." See "Description of the Notes" and "The Exchange Offer."

  The Notes are redeemable at the option of the Company, in whole or in part, on or after May 15, 2001, at the redemption prices set forth herein plus accrued and unpaid interest, if any, to the date of redemption. Prior to May 15, 1999, the Company may, at its option, redeem up to $50.0 million of the aggregate principal amount of Notes originally issued with the net proceeds of one or more Public Equity Offerings (as defined) or Strategic Equity Investments (as defined) where the proceeds to the Company of any such offering or investment are at least $40.0 million, at 111.875% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption; provided, however, that not less than $100.0 million aggregate principal amount of the Notes is outstanding immediately after giving effect to such redemption. In addition, prior to May 15, 2001, upon the occurrence of a Change of Control (as defined), the Company may redeem the Notes, in whole but not in part, at a redemption price equal to the principal amount thereof plus the Applicable Premium (as defined) plus accrued and unpaid interest, if any, to the date of redemption. See "Description of the Notes--Redemption--Optional Redemption" and "--Change of Control."

  Upon a Change of Control Triggering Event (as defined), each holder of the Notes will have the right to require the Company to offer to purchase such holder's Notes at a price equal to 101% of the principal amount plus accrued and unpaid interest, if any, to the date of purchase. In addition, the Company will be obligated to offer to repurchase the Notes at 100% of their principal amount plus accrued and unpaid interest, if any, to the date of repurchase in the event of certain asset sales. See "Description of the Notes--Change of Control" and "--Certain Covenants--Limitation on Asset Sales."

  The Notes will rank pari passu in right of payment with all existing and future unsecured and unsubordinated indebtedness of the Company and senior in right of payment to all existing and future subordinated indebtedness of the Company. The Notes will be effectively subordinated to all secured indebtedness of the Company to the extent of the assets securing such indebtedness and to all existing and future indebtedness and other obligations of the subsidiaries of the Company. As of December 31, 1995, on a pro forma basis after giving effect to the sale of Notes and the other

                                                   (Continued on following page)

  SEE "RISK FACTORS," WHICH BEGINS ON PAGE 15 OF THIS PROSPECTUS, FOR A DESCRIPTION OF CERTAIN RISKS TO BE CONSIDERED BY HOLDERS WHO TENDER THEIR SERIES A NOTES IN THE EXCHANGE OFFER.
                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                  -----------
                   THE DATE OF THIS PROSPECTUS IS      , 1996

Refinancing Transactions (as defined) and the application of the net proceeds therefrom, the Company would have had no secured indebtedness outstanding and the subsidiaries of the Company would have had $0.4 million of indebtedness outstanding. See "Description of Certain Indebtedness."

  Each Series B Note will bear interest from its issuance date. Holders of Series A Notes that are accepted for exchange will receive accrued interest thereon to, but not including, the issuance date of the Series B Notes. Such interest will be paid with the first interest payment on the Series B Notes. Interest on the Series A Notes accepted for exchange will cease to accrue upon issuance of the Series B Notes.

  The Company will accept for exchange any and all validly tendered Series A
Notes not withdrawn prior to 5:00 p.m., New York City time, on      , 1996,
unless extended by the Company in its sole discretion (the "Expiration Date"). Tenders of Series A Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is subject to certain customary conditions. See "The Exchange Offer--Conditions." Series A Notes may be tendered only in integral multiples of $1,000. In the event the Company terminates the Exchange Offer and does not accept for exchange any Series A Notes, the Company will promptly return all previously tendered Series A Notes to the holders thereof.

  The Series A Notes were sold by the Company on May 13, 1996 to the Initial Purchasers (as defined) in a transaction not registered under the Securities Act in reliance upon an exemption under the Securities Act. The Initial Purchasers subsequently resold the Series A Notes to qualified institutional buyers in reliance upon Rule 144A under the Securities Act and to institutional accredited investors in a manner exempt from the registration requirements of the Securities Act. Accordingly, the Series A Notes may not be reoffered, resold or otherwise transferred in the United States unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Series B Notes are being offered hereunder in order to satisfy the obligations of the Company under the Registration Rights Agreement. See "The Exchange Offer."

  Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission") to third parties, the Company believes the Series B Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Series B Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of such Series B Notes. See "The Exchange Offer--Purpose and Effect of the Exchange Offer" and "--Resale of the Series B Notes." Each holder of the Series A Notes (other than certain specified holders) who wishes to exchange the Series A Notes for Series B Notes in the Exchange Offer will be required to represent in the Letter of Transmittal that (i) it is not an affiliate of the Company,
(ii) the Series B Notes to be received by it are being acquired in the ordinary course of its business and (iii) at the time of commencement of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Series B Notes. Each broker-dealer (a "Participating Broker-Dealer") that receives Series B Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Series B Notes received in exchange for Series A Notes where such Series A Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

  Holders of Series A Notes not tendered and accepted in the Exchange Offer will continue to hold such Series A Notes and will be entitled to all the rights and benefits and will be subject to the limitations applicable thereto under the Indenture and with respect to transfer under the Securities Act. The Company will pay all the expenses incurred by it incident to the Exchange Offer. See "The Exchange Offer."

  There has been no previous public market for the Series A Notes or the Series B Notes. The Company does not intend to list the Series B Notes on any securities exchange or to seek approval for quotation through any automated quotation system. There can be no assurance that an active market for the Series B Notes will develop. See "Risk Factors--Lack of Established Market for the Securities." Moreover, to the extent that Series A Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Series A Notes could be adversely affected.

  The Series B Notes will be available initially only in book-entry form. The Company expects that the Series B Notes issued pursuant to this Exchange Offer will be issued in the form of a Global Certificate (as defined), which will be deposited with, or on behalf of, The Depository Trust Company (the "Depositary") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in the Global Certificate representing the Series B Notes will be shown on, and transfers thereof to qualified institutional buyers will be effected through, records maintained by the Depositary and its participants. After the initial issuance of the Global Certificate, Series B Notes in certified form will be issued in exchange for the Global Certificate only on the terms set forth in the Indenture.

                       NOTICE TO NEW HAMPSHIRE RESIDENTS

  NEITHER THE FACT THAT A REGISTRATION STATEMENT OR AN APPLICATION FOR A LICENSE HAS BEEN FILED UNDER CHAPTER 421-B OF THE NEW HAMPSHIRE REVISED STATUTES WITH THE STATE OF NEW HAMPSHIRE NOR THE FACT THAT A SECURITY IS EFFECTIVELY REGISTERED OR A PERSON IS LICENSED IN THE STATE OF NEW HAMPSHIRE CONSTITUTES A FINDING BY THE SECRETARY OF STATE THAT ANY DOCUMENT FILED UNDER RSA 421-B IS TRUE, COMPLETE AND NOT MISLEADING. NEITHER ANY SUCH FACT NOR THE FACT THAT AN EXEMPTION OR EXCEPTION IS AVAILABLE FOR A SECURITY OR A TRANSACTION MEANS THAT THE SECRETARY OF STATE HAS PASSED IN ANY WAY UPON THE MERITS OR QUALIFICATIONS OF, OR RECOMMENDED OR GIVEN APPROVAL TO, ANY PERSON, SECURITY, OR TRANSACTION. IT IS UNLAWFUL TO MAKE, OR CAUSE TO BE MADE, TO ANY PROSPECTIVE PURCHASER, CUSTOMER OR CLIENT ANY REPRESENTATION INCONSISTENT WITH THE PROVISIONS OF THIS PARAGRAPH.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. As used herein, the term "Company" refers to Park Newspapers, Inc. and its subsidiaries. Since Park Communications and its subsidiaries, including the Company, were acquired by Park Acquisitions, Inc. ("PAI") on May 11, 1995 (the "Acquisition"), the financial information contained herein, with respect to periods prior to the Acquisition, does not reflect any changes in the operation or management of the Company that have been made since the Acquisition or that the Company intends to make in the future; thus, this financial information is not necessarily indicative of the results of operations that would have been achieved had the Company been owned and operated by PAI during all of the periods with respect to which financial information is presented herein or which may be achieved in the future. As used herein, "Newspaper Cash Flow" means operating income of the Company plus depreciation and amortization, certain operating expenses of Park Communications, Inc. ("Central Corporate Overhead") allocated to the Company and, for 1995, approximately $145,000 representing operating losses related to a publication which was discontinued in 1995.

                                  THE COMPANY

  The Company through its subsidiaries owns and operates 104 newspapers and related publications in geographically diverse markets throughout the United States. The Company's 104 newspaper publications include 28 daily newspapers (of which 16 publish Sunday editions), 26 non-daily newspapers, and 50 "total market coverage" publications. The Company's newspaper publications serve readers in 43 counties in 12 states. The Company's daily newspaper publications range in circulation from approximately 4,000 to 17,000, with a combined average paid daily circulation of approximately 242,000. For the year ended December 31, 1995, the Company had revenue of $78.9 million and Newspaper Cash Flow of $25.6 million.

  The Company is a wholly-owned subsidiary of Park Communications, which was founded in 1971 by Roy H. Park to consolidate media holdings which Mr. Park began acquiring in 1962. Mr. Park's strategy was to complete at least one acquisition per year and to improve operating cash flow by managing costs rather than increasing revenue. PAI, which is effectively controlled by Dr. Gary B. Knapp and Donald R. Tomlin, Jr., acquired Park Communications on May 11, 1995 because Messrs. Knapp and Tomlin believed the Acquisition presented a unique opportunity to acquire a group of media assets, each with strong local franchises in the markets in which they operate and potential revenue enhancement opportunities. Due to the prior owner's operating strategy, the Company's newspaper properties generally have captured a smaller relative share of advertising dollars in their respective markets than their relative positions would indicate. Messrs. Knapp and Tomlin, along with the Company's experienced management team, developed and initiated a strategy to take advantage of this opportunity to increase revenue and Newspaper Cash Flow, while maintaining strict control over costs. Collectively, Messrs. Knapp and Tomlin have significant business, operating and investment experience in media, real estate and turnaround situations. The management team at Park Communications and at the Company has substantial experience in the newspaper industry.

  The Company's daily and non-daily newspapers generally combine news, sports and features with a special emphasis on local information. The markets which the publications serve had a combined household count of approximately 545,000 and aggregate retail sales of approximately $15.2 billion in 1995. The Company believes that operating a geographically diverse group of newspapers reduces the impact of the performance of any one newspaper.

  A major component of the Company's long-term strategy has been to operate newspapers having a dominant position in stable, growing communities. The Company's dailies have been in existence for an average of 111 years (with none in existence for less than 46 years), are well established and have a strong local brand appeal.

In most cases, the dailies typically serve a small or medium population community and are the dominant or only local newspaper in the market. The Company believes that an added benefit of operating in these types of communities is the workforce stability which it has experienced.

  The Company's newspaper publications serve readers in 43 counties in 12 states. Demographics USA, 1994 has forecasted that 30 of the counties which the Company serves (or approximately 70% of the total number of counties it serves) will experience retail sales growth during the period from 1994 through 1999 equal to or in excess of the forecast national average of 30.6% over this period; another 11 of these counties (or approximately 26% of the total number of counties it serves) are projected to have retail sales growth during this period of at least 80% of the national average, with most growing at 90% or more of the national average; and only two of these counties (Columbia and Niagara Counties in New York) are projected to be "slow-growth" counties.

  BUSINESS AND OPERATING STRATEGY. The Company's operating strategy is to increase revenue and Newspaper Cash Flow by capitalizing on the strong local brand recognition of its newspapers. Management believes that its strong brand recognition combined with the Company's emphasis on producing a high quality product and improving its sales and marketing efforts will enhance the value of the Company's publications to its readers and advertisers and result in increased circulation, revenue and Newspaper Cash Flow.

  Prior to the Acquisition, the Company focused on improving Newspaper Cash Flow through cost management rather than generation of incremental revenue. Industry standards suggest that revenue performance of a community newspaper equal to 0.70% to 1.25% of total retail sales in a defined market is a reasonable target for share of market revenue. The Company ended 1995 with advertising revenue equal to 0.52% of total retail sales in the aggregate in the markets served by its publications. The Company believes that through new sales and marketing programs, continued quality editorial and news leadership and increased circulation penetration, along with continued strict cost controls, it can capitalize on the growing markets in which it operates and improve its share of retail advertising dollars.

  The Company's business and operating strategy includes the following key elements:

  Strengthen Sales and Marketing Development. Since the Acquisition, the Company has instituted a sales force upgrade and implemented a motivation program which includes performance-based compensation plans, daily sales reports to monitor each account executive's development, and on-site training programs. The Company has purchased a new demographic/advertising research program to provide qualitative data to its sales force to better identify sales opportunities. The Company has also introduced advertising programs to generate revenue from sources new to the Company.

  Enhance Quality of Editorial Content, Presentation and Local News. The Company's publications are committed to editorial excellence and providing the best mix of local and national news to effectively serve their markets. The Company's newspapers generally have the largest local news gathering resources in their local markets and, through emphasizing local news, generally have a high degree of reader loyalty among their core circulation base group. The Company has recently completed a review of its daily newspapers' layouts and has instituted a layout redesign program for all of its daily newspapers to ensure that each newspaper offers attractive layout, design and color enhancement.

  Increase Circulation. Prior to the Acquisition, the Company pursued a circulation strategy aimed at driving circulation revenue through price increases. This strategy ultimately adversely impacted circulation penetration levels. As of December 31, 1995, the Company had only a 47% penetration of the occupied households in its defined market areas, a level which the Company believes offers significant potential for improvement. The Company has launched an aggressive direct marketing effort with the goal of improving market penetration (in the aggregate) to 70% of the occupied households in its defined markets.

  Realize Benefits From Clustering. The Company has clustered its publication operations regionally. With the change in strategy from cost management to revenue maximization and cost containment, the Company has identified and is implementing programs to enhance revenue available as a result of its clustering of operations, such as regional sales promotion programs and other cross-selling techniques. In addition to these revenue opportunities, consolidating the operations of groups of newspapers affords both operating and economic efficiencies. These efficiencies include, but are not limited to, the sharing of management, accounting and production functions. Management will continue to review its newspaper businesses for opportunities to merge operations to both enhance revenue and reduce costs.

  Maintain Effective Cost Controls. Expenses at each of the Company's publications are closely monitored to control costs without sacrificing revenue opportunities. The Company seeks to reduce labor costs through investment in modern production equipment and through the consolidation of operations and administrative activities associated with clustering. The Company's newsprint costs are approximately 10.4% of its revenue, and it generally enters into long-term supply contracts to reduce newsprint costs during periods of short supply. Management believes that the Company's newsprint costs as a percentage of revenue are generally lower than many of the other community newspaper groups. The Company's cost control initiatives also include group purchasing of materials and aggressive control of newsprint waste.

  Develop Additional Non-Traditional Revenue Sources. The Company has recently introduced new informational products and services and advertising programs to generate revenue from sources other than traditional newspaper publishing activities. These products, services and programs include voice personals, audio-text and incentive marketing.

                          THE REFINANCING TRANSACTIONS

  The Company sold the Series A Notes on May 13, 1996 in one of a series of transactions (the "Refinancing Transactions"), the purpose of which was to refinance the indebtedness under a credit agreement among Park Communications, PAI and the lenders thereunder (the "Prior Credit Agreement"), which was guaranteed by the Company. The Refinancing Transactions consisted of (i) the sale of the Series A Notes, (ii) the establishment of and drawings by Park Communications under a Senior Credit Facility between Park Communications and certain lenders (the "Communications Senior Credit Facility") in the amount of $58.0 million, (iii) the sale, which was completed on May 13, 1996, of 80,000 Units (the "Communications Units") consisting of $80.0 million in principal amount of 13 3/4% Senior Pay-in-Kind Notes due 2004 of Park Communications (the "Communications Notes") and Warrants to purchase 800,000 shares of common stock of Park Communications (the "Communications Warrants"), (iv) the sale, which was completed on May 13, 1996, of $241.0 million in principal amount of 11 3/4% Senior Notes due 2004 of Park Broadcasting (the "Broadcasting Notes") and (v) the sale, which was completed on March 25, 1996, of Park Broadcasting's WPAT-AM and FM radio stations for aggregate gross proceeds of $103.0 million.

  Park Broadcasting is in the process of selling its radio station operations. As of May 6, 1996, Park Broadcasting had sold two of its radio stations and had entered into definitive agreements providing for the divestiture of its remaining ten AM and ten FM radio stations (such remaining stations, collectively, the "Radio Station Assets"). Park Communications decided to divest such operations to focus on its core television broadcasting and newspaper publication operations, to raise cash to prepay a portion of its existing indebtedness and to take advantage of attractive prices for which such operations could be sold.

  Between May 6, 1996 and June 14, 1996, Park Broadcasting had sold an additional 12 radio stations. Although there can be no assurance that the sale of the remaining Radio Station Assets will occur, Park Broadcasting currently anticipates that the sale of four of its eight remaining individual radio stations will be completed by June 30, 1996, the sale of an additional two of its individual radio stations will be completed by

July 31, 1996 and the sale of its last two individual radio stations will be completed by August 31, 1996. The proceeds of sales of radio station operations occurring after May 13, 1996 have been and will be used to repay the Communications Senior Credit Facility and to pay taxes resulting from the sale of the radio station operations. For additional information concerning the sale of the Radio Station Assets, see "Description of Certain Indebtedness--Sales of Radio Station Assets; Communications Senior Credit Facility"

  In addition to the Refinancing Transactions, it is contemplated that the Company will have commitments for a senior revolving credit facility (the "Revolving Credit Facility") in an amount not to exceed $10.0 million for future working capital and general corporate purposes (the execution and delivery of which will be subject to negotiation of satisfactory documentation and other customary conditions). Under the terms of the Communications Senior Credit Facility, the Company will not be permitted to borrow funds under the Revolving Credit Facility until such time as all indebtedness under the Communications Senior Credit Facility has been repaid. See "Description of Certain Indebtedness."

                          THE SERIES A NOTES OFFERING

Series A Notes................  The Series A Notes were sold by the Company on
                                May 13, 1996 to Goldman, Sachs & Co. and
                                Merrill Lynch, Pierce, Fenner & Smith
                                Incorporated (the "Initial Purchasers")
                                pursuant to a Purchase Agreement dated May 6, 1996 (the "Purchase Agreement"). The Initial Purchasers subsequently resold the Series A Notes to qualified institutional buyers in reliance upon Rule 144A under the Securities Act and to institutional accredited investors in a manner exempt from the registration requirements of the Securities Act.

Registration Rights             Pursuant to the Purchase Agreement, the Company
Agreement.....................  and the Initial Purchasers entered into a
                                Registration Rights Agreement dated May 13,
                                1996 (the "Registration Rights Agreement"), which grants the holders of the Series A Notes certain exchange and registration rights. The
                                Exchange Offer is intended to satisfy such exchange rights, which terminate upon the consummation of the Exchange Offer.

                               THE EXCHANGE OFFER

Notes Offered.................  $155,000,000 aggregate principal amount of
                                Series B 11 7/8% Senior Notes due 2004.

The Exchange Offer............  $1,000 principal amount of Series B Notes in exchange for each $1,000 principal amount of Series A Notes. As of the date hereof, $155,000,000 aggregate principal amount of Series A Notes are outstanding. The Company will issue the Series B Notes to tendering holders on or promptly after the Expiration Date.

                                Based on no-action letters issued by the staff of the Commission to third parties, the Company believes the Series B Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Series B Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of such Series B Notes.

                                Each Participating Broker-Dealer that receives Series B Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meeting of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resale of Series B Notes received in exchange for Series A

                                Notes where such Series A Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker- Dealer for use in connection with any such resale. See "Plan of Distribution."

                                Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Series B Notes could not rely on the position of the staff of the Commission communicated in no-action letters and, in the absence of an exception therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company.

Expiration Date...............  5:00 p.m., New York City time, on     , 1996,
                                unless the Exchange Offer is extended, in which case the term "Expiration Date" means the latest date and time to which the Exchange
                                Offer is extended.

Accrued Interest on the
Series B  Notes and the
Series A Notes................
                                Each Series B Note will bear interest from its issuance date. Holders of Series A Notes that are accepted for exchange will receive accrued interest thereon to, but not including, the issuance date of the Series B Notes. Such interest will be paid with the first interest payment on the Series B Notes. Interest on the Series A Notes accepted for exchange will cease to accrue upon issuance of the Series B Notes.

                                The Exchange Offer is subject to certain
Conditions to the Exchange      customary conditions, which may be waived by
Offer.........................  the Company. See "The Exchange Offer--
                                Conditions."

Procedures for Tendering        Each holder of Series A Notes wishing to accept
Series........................  the Exchange Offer must complete, sign and date the accompanying Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Series A Notes and any other required documentation to the Exchange Agent (as defined) at the address set forth herein. By executing the Letter of Transmittal, each holder will represent to the Company that, among other things, the Series B Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Series B Notes, whether or not such person is the holder, that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the distribution of such Series B Notes and that neither the holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company. See "The Exchange Offer--Purpose and
                                Effect of the Exchange Offer" and "--Procedures for Tendering."

Untendered Series A Notes.....  Following the consummation of the Exchange
                                Offer, holders of Series A Notes eligible to participate in the Exchange Offer but who do not tender their Series A Notes will not have any further exchange rights and such Series A Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Series A Notes could be adversely affected.

Consequences of Failure to      The Series A Notes that are not exchanged
Exchange......................  pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Series
                                A Notes may be resold only (i) to the Company,
                                (ii) pursuant to Rule 144A or Rule 144 under the Securities Act or pursuant to another exemption under the Securities Act,
                                (iii) outside the United States to a foreign person pursuant to the requirements of Rule 904 under the Securities Act or (iv) pursuant to an effective registration statement under the
                                Securities Act. See "The Exchange Offer--
                                Consequences of Failure to Exchange."

Shelf Registration Statement..  If any holder of the Series A Notes (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) is not eligible under applicable securities laws to participate in the Exchange Offer, and such holder has provided information regarding such holder and the distribution of such holder's Series A Notes to the Company for use therein, the Company has agreed to register the Series A Notes with a shelf registration statement (the "Shelf Registration Statement") and use its best efforts to cause it to be declared effective by the Commission as promptly as practical on or after the consummation of the Exchange Offer. The Company has agreed to maintain the effectiveness of the Shelf Registration Statement for, under certain circumstances, a maximum of three years, to cover resales of the Series A Notes held by any such holders.

Special Procedures for          Any beneficial owner whose Series A Notes are
Beneficial Owners.............  registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Series A Notes, either make appropriate arrangements to register ownership of the Series A Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. The Company will keep the Exchange Offer open for not less than 30 days in order to provide for the transfer of registered ownership.

Guaranteed Delivery             Holders of Series A Notes who wish to tender
Procedures....................  their Series A Notes and whose Series A Notes are not immediately available or who cannot deliver their Series A Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange Agent
                                (or comply with the procedures for book-entry transfer) prior to the Expiration Date must tender their Series A Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer--Guaranteed Delivery
                                Procedures."

Withdrawal Rights.............  Tenders may be withdrawn at any time prior to
                                5:00 p.m., New York City time, on the
                                Expiration Date.

Acceptance of Series A Notes
and Delivery  of Series B
Notes.........................  The Company will accept for exchange any and all Series A Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York City time, on the Expiration Date. The Series B Notes issued pursuant to the Exchange Offer will be delivered on or promptly after the Expiration Date. See "The Exchange Offer-- Terms of the Exchange Offer."

Use of Proceeds...............  There will be no cash proceeds to the Company from the exchange pursuant to the Exchange
                                Offer.

Exchange Agent................  IBJ Schroder Bank & Trust Company (the
                                "Exchange Agent").

                               THE SERIES B NOTES

General.......................  The form and terms of the Series B Notes are the same as the form and terms of the Series A Notes except that (i) the Series B Notes will bear a "Series B" designation, (ii) the Series B Notes will have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer and (iii) the holders of Series B Notes will not be entitled to certain rights of holders of Series A Notes under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Series A Notes in certain circumstances relating to the timing of the Exchange Offer, which rights will terminate when the Exchange Offer is consummated. See "The Exchange Offer-- Purpose and Effect of the Exchange Offer." The Series B Notes will evidence the same debt as the Series A Notes (which they replace) and will be entitled to the benefits of the Indenture. See "Description of the Notes."

Notes Offered.................  $155,000,000 aggregate principal amount of
                                Series B 11 7/8% Senior Notes due 2004.

Maturity Date.................  May 15, 2004.

Interest Payment Dates........  Interest on the Notes is payable semi-annually in arrears on each May 15 and November 15, commencing November 15, 1996.

Optional Redemption...........  The Notes are redeemable at the option of the
                                Company, in whole or in part, on or after May 15, 2001, at the redemption prices set forth herein plus accrued and unpaid interest, if any, to the date of redemption. Prior to May 15, 1999, the Company may, at its option, redeem up to $50.0 million of the aggregate principal amount of Notes originally issued with the net proceeds of one or more Public Equity Offerings or Strategic Equity Investments where the proceeds to the Company of any such offering or investment are at least $40.0 million, at 111.875% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption; provided, however, that not less than $100.0 million aggregate principal amount of the Notes is outstanding immediately after giving effect to such redemption (other than any Notes owned by the Company or any of its affiliates) and such redemption is effected within 60 days of such issuance or investment.

                                In addition, prior to May 15, 2001, upon the occurrence of a Change of Control, the Company may redeem the Notes, in whole but not in part, at a redemption price equal to the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, if any, to the date of redemption.

Change of Control.............  Upon the occurrence of a Change of Control
                                Triggering Event, each holder of the Notes will have the right, subject to the terms and conditions of the Indenture, to require the Company to offer to purchase such holder's Notes at a price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

Asset Sales...................  In the event of certain asset sales, the
                                Company will be required to offer to purchase the Notes at 100% of their principal amount plus accrued and unpaid interest, if any, to the date of purchase with the net proceeds of such asset sales.


Ranking.......................  The Notes will rank pari passu in right of payment with all existing and future unsecured and unsubordinated indebtedness of the Company and senior in right of payment to all existing and future subordinated indebtedness of the Company. The Notes will be effectively subordinated to all secured indebtedness of the Company to the extent of the assets securing such indebtedness and to all existing and future indebtedness and other obligations of the subsidiaries of the Company. As of December 31, 1995, on a pro forma basis after giving effect to the sale of Notes, the other Refinancing Transactions and the application of the net proceeds therefrom, the Company would have had no secured indebtedness outstanding and the subsidiaries of the Company would have had $0.4 million of indebtedness outstanding.

Restrictive Covenants.........  The Indenture imposes certain limitations on the ability of the Company and certain of its subsidiaries to, among other things, (i) incur additional indebtedness, (ii) pay dividends or make certain other restricted payments or make certain investments, (iii) consummate certain asset sales, (iv) enter into certain transactions with affiliates, (v) incur certain liens, (vi) impose restrictions on the ability of certain subsidiaries to pay dividends or make certain payments to the Company, (vii) merge or consolidate with any other person or
                                (viii) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. The restrictive covenants are subject to certain exceptions and qualifications. See "Description of the Notes-- Certain Covenants."

Notice to Investors...........  For additional information regarding the Notes, see "Description of the Notes."

                                  RISK FACTORS

  Investors should consider all of the information contained in this Prospectus before tendering their Series A Notes in the Exchange Offer. In particular, investors should carefully consider the factors set forth under "Risk Factors" prior to tendering their Series A Notes in the Exchange Offer.

          SUMMARY HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA

  The summary historical consolidated financial data presented below have been derived from audited financial statements of the Company as of and for the years ended December 31, 1993, 1994 and 1995 (data for the years ended December 31, 1991 and 1992 have been derived from unaudited financial statements). The selected pro forma consolidated financial data as of March 31, 1996 and for the 12-month period April 1, 1995 to March 31, 1996 presented below have been derived from unaudited financial statements of the Company. The data presented below should be read in conjunction with the Consolidated Financial Statements of Park Newspapers, Inc. and Subsidiaries, including the notes thereto, "Unaudited Pro Forma Condensed Consolidated Financial Statements," "Selected Historical and Pro Forma Consolidated Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein. The unaudited pro forma information does not purport to represent what the Company's financial position or results of operations actually would have been if the Acquisition, the Refinancing Transactions and the sale of the Radio Station Assets (as applicable) had, in fact, occurred on the dates indicated or to project the Company's financial position or results of operations at any future date or for any future period.

                                                                       YEAR ENDED           TWELVE
                                                                   DECEMBER 31, 1995        MONTHS
                               YEAR ENDED DECEMBER 31,                 PRO FORMA             ENDED
                          ------------------------------------  ------------------------   MARCH 31,
                                                                ACQUISITION TRANSACTIONS     1996
                            1991      1992     1993     1994     1995 (A)     1995 (B)   PRO FORMA (B)
                          --------  --------  -------  -------  ----------- ------------ -------------
                               (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS
DATA:
Revenue (c).............  $ 82,200  $ 82,584  $84,751  $76,810   $ 78,904     $ 78,904     $ 78,987
                          --------  --------  -------  -------   --------     --------     --------
Operating expenses:
 Cost of sales..........    39,444    37,628   39,221   32,364     33,810       33,810       34,351
 Selling, general and
  administrative (d)....    25,784    25,892   27,155   22,216     21,869       21,869       22,255
                          --------  --------  -------  -------   --------     --------     --------
Total operating expenses
 (c)....................    65,228    63,520   66,376   54,580     55,679       55,679       56,606
                          --------  --------  -------  -------   --------     --------     --------
Operating income before
 depreciation and
 amortization (c).......    16,972    19,064   18,375   22,230     23,225       23,225       22,381
Depreciation and
 amortization...........     7,614     7,247    6,895    5,816      8,167        8,167        8,342
                          --------  --------  -------  -------   --------     --------     --------
Operating income........     9,358    11,817   11,480   16,414     15,058       15,058       14,039
Interest expense........      (512)     (279)    (177)     (76)   (24,810)     (19,144)     (19,144)
Interest income.........        29        42       45       11        291          291          321
Other...................      (304)     (380)    (204)    (832)      (511)        (511)        (444)
                          --------  --------  -------  -------   --------     --------     --------
Income/(loss) before
 income tax.............     8,571    11,200   11,144   15,517     (9,972)      (4,306)      (5,228)
Provision/(benefit) for
 income tax.............     4,499     5,370    5,335    7,007     (2,792)        (946)      (1,293)
                          --------  --------  -------  -------   --------     --------     --------
Net income/(loss) (c)...  $  4,072  $  5,830  $ 5,809  $ 8,510   $ (7,180)    $ (3,360)    $ (3,935)
                          ========  ========  =======  =======   ========     ========     ========
Ratio of earnings to
 fixed charges (e)......                                              --           --           --
BALANCE SHEET DATA (AT
END OF PERIOD):
Total assets............  $110,705  $115,225  $98,075  $93,060   $219,738     $225,058     $222,294
Total long-term debt,
 excluding current
 maturities.............     2,792     1,912      746      360    168,305      155,240      155,120
OTHER FINANCIAL DATA AND
RATIOS:
Newspaper Cash Flow (f).  $ 19,163  $ 21,344  $20,477  $24,218   $ 25,587     $ 25,587     $ 24,774
Newspaper Cash Flow
 margin (g).............      23.3%     25.8%    24.2%    31.5%      32.4%        32.4%        31.4%
Cash interest expense...       512       279      177       76     19,768       18,493       18,493
Capital expenditures
 (h)....................     1,084     2,252    1,512    2,858      2,122        2,122        2,037
Ratio of Newspaper Cash
 Flow to cash interest
 expense................                                              --          1.38x        1.34x
Ratio of Newspaper Cash
 Flow to interest
 expense................                                              --          1.34x        1.29x
Ratio of total long-term
 debt to Newspaper Cash
 Flow...................                                             6.58x        6.07x        6.26x

                                                  (footnotes begin on next page)

- -------
(a) Presented on a pro forma basis assuming that the Acquisition had occurred on January 1, 1995. See Note (2) to the Consolidated Financial Statements.
(b) Presented on a pro forma basis assuming that the Acquisition, the Refinancing Transactions and the sale of the Radio Station Assets on the terms described herein occurred on either December 31, 1995 or March 31, 1996 for balance sheet data and on either January 1, 1995 or April 1, 1995 for all other data.
(c) On December 31, 1993, the Company sold 33 newspaper publications located in 13 of its smaller markets. The impact of the sale of these publications was not material to net income in 1993. The results of operations of the 33 newspaper publications are included in the 1991, 1992 and 1993 operating results as follows:

                                                       1991     1992    1993
                                                      -------  ------- -------
     Revenue......................................... $11,132  $10,812 $10,385
     Operating expenses..............................  11,304   10,707  10,551
     Operating income (loss) before depreciation and
      amortization...................................    (172)     105    (166)

(d) Includes an allocation of Central Corporate Overhead from Park Communications to the Company as follows:

                                       1991   1992   1993   1994   1995   1996
                                      ------ ------ ------ ------ ------ ------
   Allocated Central Corporate Over-
    head............................  $2,191 $2,280 $2,102 $1,988 $2,217 $2,393

  Cash payments to Park Communications from the Company to satisfy future allocations of Central Corporate Overhead will be subject to certain limitations and restrictions under the Indenture. See "Description of the Notes--Certain Covenants--Limitation on Restricted Payments."
(e) For purposes of this ratio, "fixed charges" are defined as interest, amortization of debt expense and a portion of rental expense representing the interest factor, and "earnings" are defined as net loss before income taxes and fixed charges. On a pro forma basis as described in Note (a) above, earnings were insufficient to cover fixed charges by $10.0 million for the year ended December 31, 1995. On a pro forma basis as described in Note (b) above, earnings were insufficient to cover fixed charges by $4.3 million for the year ended December 31, 1995 and by $5.2 million for the 12 months ended March 31, 1996.
(f) The Company has included Newspaper Cash Flow data because it understands that such data are used by investors to measure a company's ability to service its debt and meet certain of its obligations. Newspaper Cash Flow does not purport to represent cash flows from operating activities determined in accordance with generally accepted accounting principles ("GAAP") as reflected in the historical consolidated financial statements; it is not a measure of financial performance under GAAP and should not be considered in isolation or as a substitute for or more important than net income or cash flows from operating activities.
(g) Defined as Newspaper Cash Flow divided by revenue.
(h) Capital expenditures do not include the purchase in 1994 for $600 of certain operating equipment and facilities from RHP Incorporated, which the Company had been leasing.

                                 RISK FACTORS

  In addition to the other information set forth in this Prospectus, investors should carefully review the following risk factors in evaluating whether to tender their Series A Notes for Series B Notes in the Exchange Offer.

SUBSTANTIAL LEVERAGE

  The Company has, and after giving effect to the sale of Notes and the other Refinancing Transactions and the Exchange Offer will continue to have, consolidated indebtedness that is substantial in relation to its total stockholder's equity. The Acquisition was financed entirely by borrowings under the Prior Credit Agreement and existing cash-on-hand at Park Communications and its subsidiaries. At December 31, 1995, the Company had outstanding long-term indebtedness of approximately $168.3 million, with a total stockholder's deficit of approximately $7.0 million. After giving pro forma effect to the sale of Notes and the other Refinancing Transactions and the application of the net proceeds therefrom, the total consolidated long-term indebtedness of the Company outstanding at December 31, 1995 would have been approximately $155.2 million, as compared to a total stockholder's equity of approximately $18.6 million. On a pro forma basis assuming that the Acquisition had occurred on January 1, 1995, earnings were insufficient to cover fixed charges by $10.0 million during the year ended December 31, 1995. On a pro forma basis after giving effect to the sale of Notes, the other Refinancing Transactions and the sale of the Radio Station Assets on the terms described herein and the application of the net proceeds therefrom, earnings would have been insufficient to cover fixed charges by approximately $4.3 million for the year ended December 31, 1995. The Company will have significant cash interest expense relating to its indebtedness, and a significant amount of the Company's consolidated cash flow will be required for debt service.

  The degree to which the Company is leveraged could have important consequences to holders of the Notes including, but not limited to, the following: (i) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate or other purposes may be limited; (ii) a substantial portion of the Company's consolidated cash flow from operations will be dedicated to the payment of the principal of, and interest on, its consolidated debt; (iii) the agreements governing the Company's long-term debt contain certain restrictive financial and operating covenants which could limit the Company's ability to compete, as well as its ability to expand; and (iv) the Company's substantial leverage may make it more vulnerable to economic downturns, limit its ability to withstand competitive pressures and reduce its flexibility in responding to changing business and economic conditions. The ability of the Company to pay interest and principal on the Notes and to satisfy its debt obligations will be dependent on the future operating performance of the Company, which could be affected by changes in economic conditions and other factors, including factors beyond the control of the Company. A failure to comply with the covenants and other provisions of its debt instruments could result in events of default under such instruments, which could permit acceleration of the debt under such instruments and in some cases acceleration of debt under other instruments that contain cross-default or cross-acceleration provisions. See "Description of Certain Indebtedness" and "Description of the Notes--Events of Default."

  If the Company is unable to generate sufficient cash flow to meet its debt obligations, the Company may be required to renegotiate the terms of the instruments relating to its long-term debt or to refinance all or a portion of its long-term debt. However, there can be no assurance that the Company will be able to successfully renegotiate such terms or refinance its indebtedness, or, if the Company were able to do so, that the terms available would be favorable to it. In the event that the Company were unable to refinance its indebtedness or obtain new financing under these circumstances, the Company likely would have to consider various other options such as the sale of certain assets to meet its required debt service, negotiation with its lenders to restructure applicable indebtedness or other options available to it under law. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources."

HOLDING COMPANY STRUCTURE; DEPENDENCE ON CASH FLOW FROM SUBSIDIARIES

  The Company's operations are conducted through its direct and indirect wholly-owned subsidiaries. As a holding company, the Company owns no significant assets other than the capital stock of its subsidiaries. Accordingly, the Company's ability to pay its obligations, including its obligation to pay interest on and principal of the Notes, whether at maturity, upon a Change of Control Triggering Event or otherwise, will be dependent primarily upon receiving dividends and other payments or advances from its subsidiaries or new equity. The subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Notes or to make funds available therefor. The ability of the subsidiaries to pay dividends or make other payments or advances to the Company will depend upon their operating results and will be subject to applicable laws and contractual restrictions.

EFFECTIVE SUBORDINATION; PAYMENT RESTRICTIONS

  The Notes will be unsecured and effectively subordinated to all existing and future secured indebtedness of the Company to the extent of the assets securing such indebtedness and to all existing and future indebtedness and other obligations of the subsidiaries of the Company. As of December 31, 1995, on a pro forma basis after giving effect to the sale of Notes and the other Refinancing Transactions and the application of the net proceeds therefrom, the Company would have had no secured indebtedness outstanding and the subsidiaries of the Company would have had $0.4 million of indebtedness outstanding. The claims of holders of the Notes upon any distribution of assets of any subsidiary of the Company in the event of the liquidation or reorganization of such subsidiary will be subordinated to the prior claims of present and future creditors of such subsidiary. In such an event, there may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding. The Indenture permits subsidiaries of the Company to incur indebtedness and permits the Company and its subsidiaries to secure indebtedness other than subordinated indebtedness. See "Description of Certain Indebtedness" and "Description of the Notes--Certain Covenants--Limitation on Liens Securing Certain Debt."

RESTRICTIONS IMPOSED BY TERMS OF INDEBTEDNESS

  The Indenture restricts, among other things, the ability of the Company and certain of its subsidiaries to, among other things, (i) incur additional indebtedness, (ii) pay dividends or make certain other restricted payments or make certain investments, (iii) consummate certain asset sales, (iv) enter into certain transactions with affiliates, (v) incur certain liens, (vi) impose restrictions on the ability of a Restricted Subsidiary to pay dividends or make certain payments to the Company, (vii) merge or consolidate with any other person or (viii) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the Company. In addition, it is anticipated that the Revolving Credit Facility will contain other and more restrictive covenants and will prohibit the Company from prepaying its indebtedness, including the Notes, in certain circumstances. It is anticipated that the Revolving Credit Facility will require the Company to maintain specified financial ratios and satisfy certain financial condition tests. The Company's ability to meet those financial ratios and financial condition tests can be affected by events beyond its control, and there can be no assurance that the Company will meet those tests. A breach of any of these covenants could result in a default under the Revolving Credit Facility and/or the Indenture. In the event of an event of default under the Revolving Credit Facility, the lenders thereunder could elect to declare all amounts outstanding under the Revolving Credit Facility, together with accrued interest, to be immediately due and payable. If the Company were unable to repay those amounts, the lenders could proceed against the collateral granted to them to secure that indebtedness. If the indebtedness under the Revolving Credit Facility were to be accelerated, there can be no assurance that the assets of the Company would be sufficient to repay in full that indebtedness and the other indebtedness of the Company, including the Notes. It is anticipated that all of the assets of the Company will be pledged as security under the Revolving Credit Facility. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources," "Description of Certain Indebtedness--Revolving Credit Facility" and "Description of the Notes--Certain Covenants."

FULL IMPLEMENTATION OF BUSINESS AND OPERATING STRATEGY

  There can be no assurance that the Company will be able to fully implement its business and operating strategy or that the anticipated results of its strategy will be realized. In addition, after gaining experience with the Company's operations under its new operating strategy, the Company and the management team may decide to alter or discontinue certain aspects of the operating strategy discussed herein and may adopt alternative or additional strategies. Implementation of the strategy could also be affected by a number of factors beyond its control, such as operating difficulties, increased operating costs, regulatory developments, general economic conditions or increased competition. Any such failure to implement the operating strategy or improve the operating results of the Company could affect the ability of the Company and its subsidiaries to service its indebtedness, including the Notes. See "Business--Business and Operating Strategy."

FAILURE TO CONSUMMATE SALES OF RADIO STATION ASSETS

  As of May 6, 1996, Park Broadcasting had entered into definitive agreements providing for the divestiture of all of the Radio Station Assets. Between May 6, 1996 and June 14, 1996, the Company had sold Radio Station Assets relating to 12 of its radio stations. Sales of the remaining Radio Station Assets are contingent upon the satisfaction of certain conditions, some of which are beyond the control of the Company, including the approval of transfer of the broadcasting licenses by the Federal Communications Commission (the "FCC"). The failure to consummate any such sales upon the terms currently in effect and within the time frames currently anticipated could materially adversely affect the ability of Park Communications to repay any amounts outstanding under the Communications Senior Credit Facility. The Communications Senior Credit Facility will be secured by, among other things, a pledge of the capital stock of the Company.

  The Communications Senior Credit Facility was entered into in anticipation of the sale of the Radio Station Assets and matures on November 13, 1996, although it may be extended by Park Communications for up to an additional six months under certain circumstances. Park Communications is required to make mandatory prepayments in certain situations, including at any time that the definitive agreements referred to above which are in full force and effect do not provide for either (i) gross proceeds to be received by Park Communications of at least 170%, or (ii) Net Cash Proceeds (as such term is defined in the Communications Senior Credit Facility) of at least 110%, of the aggregate principal amount of loans outstanding under the Communications Senior Credit Facility. In such an event, Park Communications may not have sufficient funds to make such mandatory prepayments, which would result in an event of default under the Communications Senior Credit Facility and permit the lenders thereunder to accelerate the indebtedness outstanding thereunder and foreclose upon any assets, including the capital stock of the Company, pledged to secure such indebtedness. Such acceleration could result in an event of default under other indebtedness of Park Communications and its subsidiaries. At June 14, 1996, the outstanding principal amount due under the Communications Senior Credit Facility was $22.2 million. See "Description of Certain Indebtedness--Sales of Radio Station Assets; Communications Senior Credit Facility."

  The divestiture of the radio station operations will result in the consolidated group of which the Company is a part (and which also includes PAI, Park Communications and Park Broadcasting and its subsidiaries) being obligated to pay income taxes of approximately $65.4 million in connection therewith assuming the sale of all radio station operations is completed on the terms described herein. The Communications Senior Credit Facility requires the loans outstanding thereunder to be repaid from the proceeds of the sale of each Radio Station Asset (other than KEZX-AM and KWJZ-FM radio stations in Seattle, Washington) regardless of the taxes owed with respect to such sale until such loan is repaid in full. In the event that Park Broadcasting does not consummate sales of Radio Station Assets in amounts sufficient or in the time frame necessary to pay the taxes payable on the sales that were consummated (after repayment of the Communications Senior Credit Facility), the members of the consolidated group in the aggregate may not have available cash resources to make such tax payments and any such failure to pay taxes could have a material adverse effect on the Company's financial condition and liquidity. See "Description of Certain Indebtedness--Sales of Radio Station Assets; Communications Senior Credit Facility."

NEWSPAPER INDUSTRY CHARACTERISTICS

  The Company's publishing business is concentrated in newspapers located in cities or towns of small or medium populations in the United States. Revenue in the newspaper industry is dependent primarily upon advertising revenue and paid circulation. Competition for advertising and circulation revenue comes from local and regional newspapers, radio, broadcast and cable television, direct mail, and other communications and advertising media. The extent and nature of such competition is, in large part, determined by the location and demographics of the markets and the number of media alternatives in those markets. In the Company's case, its paid daily newspapers are the only paid daily newspapers of general circulation published in their respective cities or towns. There are no broadcast television stations licensed to any city or town in which the Company publishes a daily newspaper, although regional television service is provided by broadcast television stations licensed to larger nearby communities and by cable television systems. Other daily newspapers published in nearby locations are generally circulated in some of the Company's markets. Some of such competitors are larger and have greater financial resources than the Company. Competition for advertising revenue also arises from radio stations broadcasting in such markets. See "Business-- Competition."

  In recent years on-line services and other new technologies have also begun to compete with newspapers. Although it is impossible to predict the extent of such competition, the Company believes that such technologies are less likely to represent significant competition in smaller markets where advertisers are more likely to focus limited budgets on outlets such as local newspapers having more limited coverage areas. The Company also believes that its news collection system in the communities served by its publications positions the Company to provide news in future electronic delivery systems.

  Because of the common ownership of the Company and Park Broadcasting, the Communications Act of 1934, as amended, and certain rules of the FCC thereunder place limitations on common ownership, operation and other interests in broadcast stations and newspapers serving the same area. This may affect the number, type and location of newspapers that the Company may acquire in the future. These rules do not currently require any change in the Company's present ownership of newspapers.

NEWSPRINT COSTS

  Newsprint represents the single largest raw material expense of the Company's business and, together with employee costs, is one of the most significant operating costs in the newspaper industry. Newsprint costs increased approximately 40% per metric ton in 1995 on an industry-wide basis and may continue to increase in 1996, although any such increases in 1996 are not anticipated to be as significant as the 1995 increases. Newsprint expenses represented 12%, 12% and 15% of the Company's total operating costs and expenses for the years ended December 31, 1993, 1994 and 1995, respectively. Although the Company has implemented measures in an attempt to offset the rise in newsprint prices, such as affording individual newspapers the ability to purchase newsprint under master supply contracts to avoid reliance on spot purchases, and total operating expenses, including newsprint costs, in 1995 increased by only 2.0% over 1994, newsprint price increases have had and may continue to have an adverse effect on the Company's results of operations.

EFFECT OF NATIONAL AND LOCAL ECONOMIC CONDITIONS

  The Company's business is cyclical in nature. Because the Company relies upon sales of advertising at its newspapers for substantially all of its revenue, the Company's operating results are particularly susceptible to being affected by prevailing economic conditions. Although the geographic diversity of the Company's operations reduces the likelihood that local economic fluctuations could materially affect the Company, it has exposure to changes in regional and national economic conditions in the United States, particularly as they may affect advertising expenditures and circulation levels. Because of the substantial portion of the Company's revenue derived from local advertisers, the Company's operating results in individual markets could be adversely affected by local or regional economic downturns.

CONTROL BY STOCKHOLDERS; INDEBTEDNESS AND INVESTMENT DECISIONS BY PARK COMMUNICATIONS

  Gary B. Knapp and Donald R. Tomlin, Jr. effectively control the Company. Messrs. Knapp and Tomlin are the only directors of the Company, each with 50% of the voting control, and, collectively, are able to control the vote on all matters submitted to a vote of the Company's stockholder. There can be no assurance that the interests of Messrs. Knapp and Tomlin will not conflict with the interests of the holders of the Notes or that a potential "deadlock" will not arise between Messrs. Knapp and Tomlin which could have a material adverse effect on the Company and its operations. See "Securities Ownership of Certain Beneficial Owners."

  Park Communications sold the Communications Notes concurrently with the sale of Notes and may incur additional indebtedness in the future. Park Communications will be dependent upon its subsidiaries, including the Company, for dividends and distributions to service such indebtedness. The Indenture restricts the ability of the Company to pay dividends and distributions to Park Communications, and other indebtedness of the Company may also restrict such payments. Failure of Park Communications to pay its indebtedness when due could result in defaults thereunder and entitle the lenders thereof to pursue their remedies, including accelerating such indebtedness or foreclosing on the collateral securing such indebtedness, which may include the capital stock of the Company. Any insolvency resulting from Park Communications' inability to pay its debts when due could result in an insolvency proceeding involving the Company. In addition, the foreclosure upon the capital stock of the Company securing any debt of Park Communications likely would result in a "Change of Control" of the Company.

  Park Communications is not required to make any investments in or capital contributions to the Company, whether from the proceeds of any debt incurred in the future or otherwise, and is not limited in making investments in or capital contributions to one subsidiary, and not another, such as to Park Broadcasting but not the Company.

FRAUDULENT TRANSFER CONSIDERATIONS

  Under applicable provisions of the United States Bankruptcy Code or comparable provisions of state fraudulent transfer and conveyance laws, if the Company, at the time it issued the Notes, (a) incurred such indebtedness with the actual intent to hinder, delay or defraud creditors or (b)(i) received less than reasonably equivalent value or fair consideration therefor and
(ii)(A) was insolvent at the time of such incurrence, (B) was rendered insolvent by reason of such incurrence (and the application of the proceeds thereof), (C) was engaged or was about to engage in a business or transaction for which the assets remaining with the Company constituted unreasonably small capital to carry on its business or (D) intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature, then, in each such case, a court of competent jurisdiction could avoid, in whole or in part, the Notes or, in the alternative, fashion other equitable relief such as subordinating the Notes to existing and future indebtedness of the Company. The measure of insolvency for purposes of the foregoing would likely vary depending upon the law applied in such case. Generally, however, the Company would be considered insolvent if the sum of its debts, including contingent liabilities, was greater than all of its assets at a fair valuation, or if the present fair-saleable value of its assets was less than the amount that would be required to pay the probable liabilities on its existing debts, including contingent liabilities, as such debts become absolute and matured. The Company's management believes that, for purposes of the United States Bankruptcy Code and state fraudulent transfer and conveyance laws, the Notes were issued without the intent to hinder, delay or defraud creditors and for proper purposes and in good faith; that the Company received reasonably equivalent value or fair consideration therefor and that, after the issuance of the Notes and the application of the net proceeds thereof, the Company is solvent, has sufficient capital for carrying on its business and is able to pay its debts as they mature. However, there can be no assurance that a court passing on such issues would agree with the determination of the Company's management.

LACK OF ESTABLISHED MARKET FOR THE NOTES

  Prior to the Exchange Offer, there has not been any public market for the Series A Notes. The Series A Notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for Series B Notes by holders who are entitled to participate in the

Exchange Offer. The holders of Series A Notes (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) who are not eligible to participate in the Exchange Offer are entitled to certain registration rights, and the Company is required to file a Shelf Registration Statement with respect to such Series A Notes. The Series B Notes will constitute a new issue of securities with no established trading market. The Company does not intend to list the Series B Notes on any securities exchange or to seek their admission to trading in any automated quotation system. The Initial Purchasers have advised the Company that they currently intend to make a market in the Series B Notes, but they are not obligated to do so and may discontinue such market-making at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and may be limited during the Exchange Offer and the pendency of any Shelf Registration Statement. Accordingly, no assurance can be given that an active public or other market will develop for the Series B Notes or as to the liquidity of the trading market for the Series B Notes. If a trading market does not develop or is not maintained, holders of the Series B Notes may experience difficulty in reselling the Series B Notes or may be unable to sell them at all. If a market for the Series B Notes develops, any such market may be discontinued at any time.

  If a public trading market develops for the Series B Notes, future trading prices of the Series B Notes will depend on many factors, including, among other things, prevailing interest rates, the Company's operating results and the market for similar securities. Depending on prevailing interest rates, the market for similar securities and other factors, including the financial condition of the Company, the Series B Notes may trade at a discount from their principal amount.

FAILURE TO FOLLOW EXCHANGE OFFER PROCEDURES; CONSEQUENCES OF FAILURE TO
EXCHANGE

  Issuance of the Series B Notes in exchange for the Series A Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Company of such Series A Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Series A Notes desiring to tender such Series A Notes in exchange for Series B Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of Series A Notes for exchange. Series A Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, upon consummation of the Exchange Offer, certain registration rights under the Registration Rights Agreement will terminate. In addition, any holder of Series A Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Series B Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transactions. Each holder of the Series A Notes (other than certain specified holders) who wishes to exchange the Series A Notes for Series B Notes in the Exchange Offer will be required to represent in the Letter of Transmittal that (i) it is not an affiliate of the Company, (ii) the Series B Notes to be received by it are being acquired in the ordinary course of its business and (iii) at the time of commencement of the Exchange Offer, it has no arrangement with any person to participate in the distribution (within the meaning of the Securities Act) of the Series B Notes. Each Participating Broker-Dealer that receives Series B Notes for its own account in exchange for Series A Notes, where such Series A Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. See "Plan of Distribution." To the extent that Series A Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Series A Notes could be adversely affected. See "The Exchange Offer."

                                  THE COMPANY

  The Company through its subsidiaries owns and operates 104 newspapers and related publications in geographically diverse markets throughout the United States. The Company's 104 newspaper publications include 28 daily newspapers (of which 16 publish Sunday editions), 26 non-daily newspapers, and 50 "total market coverage" publications. For the year ended December 31, 1995, the Company had revenue of $78.9 million and Newspaper Cash Flow of $25.6 million.

  The Company's newspaper publications serve readers in 43 counties in 12 states. The Company's daily newspaper publications range in circulation from approximately 4,000 to 17,000, with a combined average paid daily circulation of approximately 242,000. The Company's daily and non-daily newspapers generally combine news, sports and features with a special emphasis on local information. The markets which the publications serve, which the Company identifies using postal ZIP codes, had a combined household count of approximately 545,000 and aggregate retail sales of approximately $15.2 billion in 1995. The Company believes that operating a geographically diverse group of newspapers reduces the impact of the performance of any one newspaper.

  The Company is a wholly-owned subsidiary of Park Communications, which, through Park Broadcasting, also owns and operates nine network affiliated television stations. The Company's principal offices are located at 1700 Vine Center Office Tower, 333 West Vine Street, Lexington, Kentucky 40507, and its telephone number is (606) 252-7275.


                                USE OF PROCEEDS

  The Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the Series B Notes in the Exchange Offer. The net proceeds to the Company from the issuance of the Notes were approximately $149.8 million. These net proceeds, together with net proceeds from the issuance of the Communications Units and the Broadcasting Notes, borrowings under the Communications Senior Credit Facility and net proceeds from the sale of Park Broadcasting's WPAT-AM and FM radio stations, were used to repay all outstanding indebtedness under the Prior Credit Agreement (the "Prior Term Loan"). See "Summary--The Refinancing Transactions."

                                CAPITALIZATION

  The following table sets forth the capitalization of the Company as of December 31, 1995 and as adjusted to give effect to the sale of Notes and the other Refinancing Transactions and the application of the net proceeds therefrom. This table should be read in conjunction with the Consolidated Financial Statements and the notes thereto included elsewhere in this Prospectus.

                                                       DECEMBER 31, 1995
                                                    -----------------------
                                                    HISTORICAL PRO FORMA(A)
                                                    ---------- ------------
                                                      (DOLLARS IN THOUSANDS)
Short-term debt:
 Current portion of long-term debt.................  $    126    $    126
                                                     --------    --------
  Total short-term debt............................       126         126
                                                     --------    --------
Long-term debt, less current maturities:
 Prior Credit Agreement(b).........................   168,065          --
 Notes.............................................        --     155,000
 Subordinated notes................................       240         240
                                                     --------    --------
  Total long-term debt.............................   168,305     155,240
                                                     --------    --------
Stockholder's equity:
 Common stock......................................     4,150       4,150
 Additional paid in capital........................    (4,150)     18,690(c)
 Intercompany receivables from parent..............    (3,355)         --
 Retained earnings (deficit).......................    (3,646)     (3,814)
                                                     --------    --------
  Total stockholder's equity (deficit).............    (7,001)     19,026
                                                     --------    --------
Total capitalization...............................  $161,430    $174,392
                                                     ========    ========

- --------
(a) Reflects the pro forma capitalization of the Company at December 31, 1995 after giving effect to the Refinancing Transactions and the application of the net proceeds therefrom.
(b) As of December 31, 1995, due to "push down" accounting, $168,065 was "pushed down" to the historical balance sheet of the Company as a result of the Prior Credit Agreement.
(c) Reflects a capital contribution from Park Communications of $22,840 funded substantially with the proceeds of the sale of Communications Units.

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

  The Unaudited Pro Forma Condensed Consolidated Statement of Continuing Operations for the year ended December 31, 1995 and for the 12-month period April 1, 1995 to March 31, 1996 presents the consolidated results of continuing operations of Park Newspapers, Inc. and Subsidiaries assuming that the Acquisition and the application of the purchase method of accounting, the Refinancing Transactions, the sale of the Radio Station Assets on the terms described herein and the application of the net proceeds therefrom had been completed as of January 1, 1995 and April 1, 1995, respectively. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1995 and March 31, 1996 is presented assuming the Refinancing Transactions, the sale of the Radio Station Assets on the terms described herein and the application of the net proceeds therefrom had been completed on December 31, 1995 and March 31, 1996, respectively. All material adjustments necessary to reflect the transactions are presented in the pro forma adjustments columns, which are further described in the notes to unaudited pro forma condensed consolidated financial statements.

  The unaudited pro forma information does not purport to represent what the Company's financial position or results of operations actually would have been if the Acquisition, the Refinancing Transactions, the sale of the Radio Station Assets on the terms described herein and the application of the net proceeds therefrom had, in fact, occurred on such date or to project the Company's financial position or results of operations at any future date or for any future period. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Consolidated Financial Statements and related notes thereto included elsewhere herein.

                    PARK NEWSPAPERS, INC. AND SUBSIDIARIES

           UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                   DECEMBER 31, 1995                       MARCH 31, 1996
                          -------------------------------------- --------------------------------------
                                                     PRO FORMA                              PRO FORMA
                                     TRANSACTION        FOR                 TRANSACTION        FOR
                          HISTORICAL ADJUSTMENTS    TRANSACTIONS HISTORICAL ADJUSTMENTS    TRANSACTIONS
                          ---------- -----------    ------------ ---------- -----------    ------------
                                                  (DOLLARS IN THOUSANDS)
ASSETS
Current assets:
 Cash...................   $    710   $ 149,400 (a)   $    710    $    762   $ 149,400 (a)   $    762
                                       (175,595)(b)                           (181,289)(b)
                                         26,195 (c)                             31,889 (c)
 Other current assets...      9,564                      9,564       8,372                      8,372
                           --------   ---------       --------    --------   ---------       --------
 Total current assets...     10,274                     10,274       9,134                      9,134
Property, plant and
equipment, net..........     26,231                     26,231      25,672                     25,672
Intangible assets, net..    183,029                    183,029     181,857                    181,857
Other assets............        204       5,600 (a)      5,524         304       5,600 (a)      5,631
                                           (280)(b)                               (273)(b)
                           --------   ---------       --------    --------   ---------       --------
 Total assets...........   $219,738   $   5,320       $225,058    $216,967   $   5,327       $222,294
                           ========   =========       ========    ========   =========       ========
LIABILITIES AND
STOCKHOLDER'S EQUITY
Total current
liabilities.............   $ 13,684   $  (7,642)(b)   $  6,042    $ 19,748   $ (13,320)(b)   $  6,428
Long-term debt-term
loan....................    168,065    (168,065)(b)         --     167,969    (167,969)(b)         --
Long-term debt-other....        240                        240         120                        120
Long-term debt-new
debt....................         --     155,000 (a)    155,000          --     155,000 (a)    155,000
Consulting/non-compete
 contracts..............      2,778                      2,778       2,596                      2,596
Deferred income taxes...     41,972                     41,972      42,011                     42,011
                           --------   ---------       --------    --------   ---------       --------
 Total liabilities......    226,739     (20,707)       206,032     232,444     (26,289)       206,155
                           --------   ---------       --------    --------   ---------       --------
Stockholder's equity:
 Common stock...........      4,150                      4,150       4,150                      4,150
 Paid in capital........     (4,150)     22,840 (c)     18,690      (4,150)     22,549 (c)     18,399
 Intercompany
  receivables from
  parent................     (3,355)      3,355 (c)                 (9,340)      9,340 (c)
 Retained earnings
  (deficit).............     (3,646)       (168)(b)     (3,814)     (6,137)       (273)(b)     (6,410)
                           --------   ---------       --------    --------   ---------       --------
 Total stockholder's
  equity................     (7,001)     26,027         19,026     (15,477)     31,616         16,139
                           --------   ---------       --------    --------   ---------       --------
 Total liabilities and
  stockholder's equity..   $219,738   $   5,320       $225,058    $216,967   $   5,327       $222,294
                           ========   =========       ========    ========   =========       ========

- --------
(a) Reflects the issuance of the Notes and the incurrence of related fees and expenses of $5.6 million.
(b) Reflects the payoff of the Prior Term Loan, accrued interest and write-off of related debt issue costs.
(c) Reflects the payment of the intercompany receivable and a capital contribution from Park Communications funded substantially with the proceeds of the sale of Communications Units.

                    PARK NEWSPAPERS, INC. AND SUBSIDIARIES

 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CONTINUING OPERATIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1995

                             HISTORICAL
                          ------------------
                          NEW PARK  OLD PARK
                          --------  --------                 PRO FORMA                  PRO FORMA
                          5/11/95-  1/01/95-  ACQUISITION       FOR     TRANSACTION        FOR
                          12/31/95  5/10/95   ADJUSTMENTS   ACQUISITION ADJUSTMENTS    TRANSACTIONS
                          --------  --------  -----------   ----------- -----------    ------------
                                                (DOLLARS IN THOUSANDS)
Newspaper revenue.......  $ 51,723  $27,181                  $ 78,904                    $ 78,904
                          --------  -------                  --------                    --------
Operating expenses:
 Cost of sales..........    20,783   13,027                    33,810                      33,810
 Selling, general and
  administrative........    15,107    6,762                    21,869                      21,869
                          --------  -------                  --------                    --------
                            35,890   19,789                    55,679                      55,679
                          --------  -------                  --------                    --------
Operating income before
 depreciation and
 amortization...........    15,833    7,392                    23,225                      23,225
                          --------  -------                  --------                    --------
Depreciation............     1,621      833     $    83 (a)     2,537                       2,537
Amortization............     2,356      524         808 (a)     3,688                       3,688
Amortization of excess
 cost...................     1,241      664          37 (a)     1,942                       1,942
                          --------  -------     -------      --------                    --------
                             5,218    2,021         928         8,167                       8,167
                          --------  -------     -------      --------                    --------
Operating income........    10,615    5,371        (928)       15,058                      15,058
Interest expense........   (15,851)     (23)     (8,936)(b)   (24,810)   $ 24,723 (e)     (19,144)
                                                                          (19,057)(f)
Interest income.........       186        3         102 (c)       291                         291
Other expense...........       (26)    (485)                     (511)                       (511)
                          --------  -------     -------      --------    --------        --------
(Loss) income from
 continuing operations
 before income taxes....    (5,076)   4,866      (9,762)       (9,972)      5,666          (4,306)
Provision (benefit) for
 income taxes...........    (1,430)   2,222      (3,584)(d)    (2,792)      1,846 (g)        (946)
                          --------  -------     -------      --------    --------        --------
(Loss) income from
 continuing operations..  $ (3,646) $ 2,644     $(6,178)     $ (7,180)   $  3,820        $ (3,360)
                          ========  =======     =======      ========    ========        ========
Loss per share..........                                     $(162.63)                   $ (76.10)
                                                             ========                    ========
Average shares..........                                       44,150                      44,150
                                                             ========                    ========

- --------
(a) To adjust depreciation and amortization expense to reflect the application of the purchase method of accounting for the Acquisition as if it occurred on January 1, 1995.
(b) To record the additional interest expense on the Prior Term Loan as if it had been incurred on January 1, 1995.
(c) To reflect estimated annualized amounts to be earned on intercompany advances.
(d) Pro forma income tax benefit has been computed at an overall effective rate of 28.0%. This rate gives effect to non-deductible goodwill.
(e) To eliminate interest expense incurred on the Prior Term Loan.
(f) To record interest expense attributable to the Notes: principal $155.0 million, stated rate 11.875%, and record one year of amortization of new debt issuance costs of $5.6 million (overall effective rate of approximately 12.8%).
(g) Pro forma income tax benefit has been computed at the marginal rate of 32.6% times the pro forma interest adjustment.

                    PARK NEWSPAPERS, INC. AND SUBSIDIARIES

 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF CONTINUING OPERATIONS
          FOR THE TWELVE MONTH PERIOD APRIL 1, 1995 TO MARCH 31, 1996

                                       HISTORICAL
                          ---------------------------------------
                          NEW PARK   OLD PARK  NEW PARK  OLD PARK
                          ---------  --------  --------  --------                 PRO FORMA                 PRO FORMA
                          5/11/95-   1/01/95-  1/1/96-   1/1/95-   ACQUISITION       FOR     TRANSACTION       FOR
                          12/31/95   5/10/95   3/31/96   3/31/95   ADJUSTMENTS   ACQUISITION ADJUSTMENTS   TRANSACTIONS
                          ---------  --------  --------  --------  -----------   ----------- -----------   ------------
                                                         (DOLLARS IN THOUSANDS)
Newspaper revenue.......   $ 51,723  $27,181   $18,342   $18,259                   $ 78,987                  $ 78,987
                          ---------  -------   -------   -------                  ---------                 ---------
Operating expenses:
 Cost of sales..........     20,783   13,027     8,584     8,043                     34,351                    34,351
 Selling, general and
  administrative........     15,107    6,762     6,026     5,640                     22,255                    22,255
                          ---------  -------   -------   -------                  ---------                 ---------
                             35,890   19,789    14,610    13,683                     56,606                    56,606
                          ---------  -------   -------   -------                  ---------                 ---------
Operating income before
 depreciation and
 amortization...........     15,833    7,392     3,732     4,576                     22,381                    22,381
                          ---------  -------   -------   -------                  ---------                 ---------
Depreciation............      1,621      833       789       553                      2,690                     2,690
Amortization............      2,356      524       900       375     $   252 (a)      3,657                     3,657
Amortization of excess
 cost...................      1,241      664       482       392                      1,995                     1,995
                          ---------  -------   -------   -------     -------      ---------                 ---------
                              5,218    2,021     2,171     1,320         252          8,342                     8,342
                          ---------  -------   -------   -------     -------      ---------                 ---------
Operating income........     10,615    5,371     1,561     3,256        (252)        14,039                    14,039
Interest expense........    (15,851)     (23)   (5,685)      (17)     (2,692)(b)    (24,234)   $24,147 (e)    (19,144)
                                                                                               (19,057)(f)
Interest income.........        186        3       103         1          30 (c)        321                       321
Other expense...........        (26)    (485)       82        15                       (444)                     (444)
                          ---------  -------   -------   -------     -------      ---------    -------      ---------
(Loss) income from
 continuing operations
 before income taxes....     (5,076)   4,866    (3,939)    3,255      (2,914)       (10,318)     5,090         (5,228)
Provision (benefit) for
 income taxes...........     (1,430)   2,222    (1,448)    1,473        (760)(d)     (2,889)     1,596 (g)     (1,293)
                          ---------  -------   -------   -------     -------      ---------    -------      ---------
(Loss) income from
 continuing operations..  $  (3,646) $ 2,644   $(2,491)  $ 1,782     $(2,154)     $  (7,429)   $ 3,494      $  (3,935)
                          =========  =======   =======   =======     =======      =========    =======      =========
Loss per share..........                                                          $ (168.27)                $  (89.13)
                                                                                  =========                 =========
Average shares..........                                                             44,150                    44,150
                                                                                  =========                 =========

- --------
(a) To adjust depreciation and amortization expense to reflect the application of the purchase method of accounting for the Acquisition as if it occurred on April 1, 1995.
(b) To record the additional interest expense on the Prior Term Loan as if it had been incurred on April 1, 1995.
(c) To reflect estimated annualized amounts to be earned on intercompany advances.
(d) Pro forma income tax benefit has been computed at an overall effective rate of 28.0%. This rate gives effect to non-deductible goodwill.
(e) To eliminate interest expense incurred on the Prior Term Loan.
(f) To record interest expense attributable to the Notes: principal $155.0 million, stated rate 11.875%, and record one year of amortization of new debt issuance costs of $5.6 million (overall effective rate of approximately 12.8%).
(g) Pro forma income tax benefit has been computed at the marginal rate of 31.4% times the pro forma interest adjustment.

         SELECTED HISTORICAL AND PRO FORMA CONSOLIDATED FINANCIAL DATA

  The selected historical consolidated financial data presented below have been derived from audited financial statements of the Company as of and for the years ended December 31, 1993, 1994 and 1995 (data for the years ended December 31, 1991 and 1992 have been derived from unaudited financial statements). The selected pro forma consolidated financial data as of March 31, 1996 and for the 12-month period April 1, 1995 to March 31, 1996 presented below have been derived from unaudited financial statements of the Company. The data presented below should be read in conjunction with the Consolidated Financial Statements of Park Newspapers, Inc. and Subsidiaries, including the notes thereto, "Unaudited Pro Forma Condensed Consolidated Financial Statements" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere herein. The unaudited pro forma information does not purport to represent what the Company's financial position or results of operations actually would have been if the Acquisition, the Refinancing Transactions and the sale of the Radio Station Assets (as applicable) had, in fact, occurred on the dates indicated or to project the Company's financial position or results of operations at any future date or for any future period.

                                                                       YEAR ENDED
                                                                   DECEMBER 31, 1995
                               YEAR ENDED DECEMBER 31,                 PRO FORMA         TWELVE MONTHS
                          ------------------------------------  ------------------------     ENDED
                                                                ACQUISITION TRANSACTIONS MARCH 31, 1996
                            1991      1992     1993     1994     1995 (A)     1995 (B)   PRO FORMA (B)
                          --------  --------  -------  -------  ----------- ------------ --------------
                               (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
Revenue (c).............  $ 82,200  $ 82,584  $84,751  $76,810   $ 78,904     $ 78,904      $ 78,987
                          --------  --------  -------  -------   --------     --------      --------
Operating expenses:
 Cost of sales..........    39,444    37,628   39,221   32,364     33,810       33,810        34,351
 Selling, general and
  administrative (d)....    25,784    25,892   27,155   22,216     21,869       21,869        22,255
                          --------  --------  -------  -------   --------     --------      --------
Total operating expenses
 (c)....................    65,228    63,520   66,376   54,580     55,679       55,679        56,606
                          --------  --------  -------  -------   --------     --------      --------
Operating income before
 depreciation and
 amortization (c).......    16,972    19,064   18,375   22,230     23,225       23,225        22,381
Depreciation and
 amortization...........     7,614     7,247    6,895    5,816      8,167        8,167         8,342
                          --------  --------  -------  -------   --------     --------      --------
Operating income........     9,358    11,817   11,480   16,414     15,058       15,058        14,039
Interest expense........      (512)     (279)    (177)     (76)   (24,810)     (19,144)      (19,144)
Interest income.........        29        42       45       11        291          291           321
Other...................      (304)     (380)    (204)    (832)      (511)        (511)         (444)
                          --------  --------  -------  -------   --------     --------      --------
Income/(loss) before
 income tax.............     8,571    11,200   11,144   15,517     (9,972)      (4,306)       (5,228)
Provision/(benefit) for
 income tax.............     4,499     5,370    5,335    7,007     (2,792)        (946)       (1,293)
                          --------  --------  -------  -------   --------     --------      --------
Net income/(loss) (c)...  $  4,072  $  5,830  $ 5,809  $ 8,510   $ (7,180)    $ (3,360)     $ (3,935)
                          ========  ========  =======  =======   ========     ========      ========
Ratio of earnings to
 fixed charges (e)......                                              --           --            --
BALANCE SHEET DATA (AT END OF
PERIOD):
Total assets............  $110,705  $115,225  $98,075  $93,060   $219,738     $225,058      $222,294
Total long-term debt,
 excluding current
 maturities.............     2,792     1,912      746      360    168,305      155,240       155,120
OTHER FINANCIAL DATA AND RATIOS:
Newspaper Cash Flow (f).  $ 19,163  $ 21,344  $20,477  $24,218   $ 25,587     $ 25,587      $ 24,774
Newspaper Cash Flow
 margin (g).............      23.3%     25.8%    24.2%    31.5%      32.4%        32.4%         31.4%
Cash interest expense...       512       279      177       76     19,768       18,493        18,493
Capital expenditures
 (h)....................     1,084     2,252    1,512    2,858      2,122        2,122         2,037
Ratio of Newspaper Cash
 Flow to cash interest
 expense................                                              --          1.38x         1.34x
Ratio of Newspaper Cash
 Flow to interest
 expense................                                              --          1.34x         1.29x
Ratio of total long-term
 debt to Newspaper Cash
 Flow...................                                             6.58x        6.07x         6.26x

                                                 (footnotes begin on next page)

- --------
(a) Presented on a pro forma basis assuming that the Acquisition had occurred on January 1, 1995. See Note (2) to the Consolidated Financial Statements.
(b) Presented on a pro forma basis assuming that the Acquisition, the Refinancing Transactions and the sale of the Radio Station Assets on the terms described herein occurred on either December 31, 1995 or March 31, 1996 for balance sheet data and on either January 1, 1995 or April 1, 1995 for all other data.
(c) On December 31, 1993, the Company sold 33 newspaper publications located in 13 of its smaller markets. The impact of the sale of these publications was not material to net income in 1993. The results of operations of the 33 newspaper publications are included in the 1991, 1992 and 1993 operating results as follows:

                                                       1991     1992    1993
                                                      -------  ------- -------
     Revenue......................................... $11,132  $10,812 $10,385
     Operating expenses..............................  11,304   10,707  10,551
     Operating income (loss) before depreciation and
      amortization...................................    (172)     105    (166)

(d) Includes an allocation of Central Corporate Overhead from Park Communications to the Company as follows:

                                     1991    1992   1993   1994   1995   1996
                                    ------- ------ ------ ------ ------ ------
   Allocated Central Corporate
    Overhead....................... $ 2,191 $2,280 $2,102 $1,988 $2,217 $2,393

   Cash payments to Park Communications from the Company to satisfy future allocations of Central Corporate Overhead will be subject to certain limitations and restrictions under the Indenture. See "Description of the Notes--Certain Covenants--Limitation on Restricted Payments."
(e) For purposes of this ratio, "fixed charges" are defined as interest, amortization of debt expense and a portion of rental expense representing the interest factor, and "earnings" are defined as net loss before income taxes and fixed charges. On a pro forma basis as described in Note (a) above, earnings were insufficient to cover fixed charges by $10.0 million for the year ended December 31, 1995. On a pro forma basis as described in Note (b) above, earnings were insufficient to cover fixed charges by $4.3 million for the year ended December 31, 1995 and by $5.2 million for the 12 months ended March 31, 1996.
(f) The Company has included Newspaper Cash Flow data because it understands that such data are used by investors to measure a company's ability to service its debt and meet certain of its obligations. Newspaper Cash Flow does not purport to represent cash flows from operating activities determined in accordance with GAAP as reflected in the historical consolidated financial statements; it is not a measure of financial performance under GAAP and should not be considered in isolation or as a substitute for or more important than net income or cash flows from operating activities.
(g) Defined as Newspaper Cash Flow divided by revenue.
(h) Capital expenditures do not include the purchase in 1994 for $600 of certain operating equipment and facilities from RHP Incorporated, which the Company had been leasing.

  MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                                  OPERATIONS

INTRODUCTION

  The Company's results of operations have been affected by: (i) the acquisition of Park Communications and its subsidiaries, including the Company, from the estate of Roy H. Park, its original owner, by PAI on May 11, 1995, (ii) the development and implementation of new operating strategies and initiatives by PAI and (iii) the sale of 33 publications in December 1993 for $6.3 million. As a result, period-to-period historical and future comparisons may be difficult without the following overview.

  The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1995 presents the consolidated results of operations of the Company assuming the Acquisition and the application of the purchase method of accounting had been completed as of January 1, 1995. All material adjustments necessary to reflect the Acquisition as if it had occurred on such date are included in the 1995 pro forma column. Such adjustments are described further in the notes to unaudited pro forma condensed consolidated financial statements. The unaudited pro forma information does not purport to represent what the Company's financial position or results of operations actually would have been if the Acquisition had, in fact, occurred on such date or to project the Company's financial position or results of operations at any future date or for any future period. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Consolidated Financial Statements and related notes thereto included elsewhere herein.

  PAI acquired Park Communications and its subsidiaries from the estate of Roy
H. Park on May 11, 1995 for $711.4 million. PAI financed the Acquisition with borrowings under the Prior Credit Agreement and existing cash-on-hand at Park Communications and its subsidiaries. The Acquisition was accounted for under purchase accounting and involved, among other things, the write-up of certain assets. As a result of the Acquisition, interest expense and depreciation and amortization expense increased substantially. See "Unaudited Pro Forma Condensed Consolidated Financial Statements."

  Mr. Park had operated the Company's business with a primary focus on improving Newspaper Cash Flow by managing costs rather than on increasing revenue. The Company's management believes its newspaper publications, under ownership by Mr. Park, had underperformed relative to industry standards. Under new ownership, the Company has focused on revenue and cash flow generation. In particular, the Company (i) hired new senior management, (ii) is substantially upgrading its sales force, (iii) invested in information systems to better equip its sales force and (iv) enhanced its marketing and promotional efforts. Certain of these strategies have been implemented gradually since the Acquisition. In many cases, the costs of these strategies have been incurred without sufficient time for the revenue benefits to be recognized. The Company has designed these strategies in an effort to increase revenue and Newspaper Cash Flow to levels more comparable to industry standards.

  In December 1993, the Company sold 33 publications for gross proceeds of $6.3 million. The 33 publications contributed $10.4 million to revenue and ($0.2) million to Newspaper Cash Flow for the year ended December 31, 1993. As a result, comparisons between periods prior to and after the divestiture may be difficult.

OVERVIEW OF OPERATIONS

  The Company through its subsidiaries owns and operates 104 community newspapers and related publications. Revenue of the Company is derived primarily from advertising revenue and, to a lesser extent, from paid circulation and commercial print jobs. The primary operating expenses involved in owning and operating newspaper publications are employee compensation, newsprint, circulation delivery costs, news gathering and the solicitation of advertising. In addition, the Company has historically made payments to Park Communications for the costs allocated to the Company associated with Park Communications' providing management supervisory functions, internal auditing, consolidated financial statements and tax preparation, centralized cash management services, benefits administration and other corporate services. The Company intends to continue to make such payments to Park Communications for the provision of such services, subject to certain limitations and restrictions, including those pursuant to the terms of the Indenture.

  Newspaper advertising rates and rate structures are generally based on circulation and type of advertising, such as classified or display and national or retail. Substantially all of the Company's total publication advertising revenue is derived from local retailers and classified advertisers. Advertisements in community newspapers such as the Company's publications are generally less expensive to advertisers than larger, non-local publications or electronic media. Local and regional advertising is sold by regional sales representatives who receive a commission.

  Circulation revenue is primarily derived from home delivery sales of paid daily and non-daily newspapers to subscribers and through single-copy sales made through retailers and vending racks. Over 80% of the Company's circulation revenue is derived from subscription sales.

  The Company's newsprint costs are approximately 10.4% of revenue, which the Company believes compares favorably to other community newspaper groups. The Company believes that its group purchasing of newsprint and attention to efficiency and waste control are responsible for this favorable comparison.

  The Company's advertising revenue is generally the highest in the second and fourth quarters of each year. The increase is due to increased advertising in the spring and in the periods leading up to and including the Christmas holiday season. In addition, political advertising increases the Company's revenue during election years and is typically heaviest during the fourth quarters of those years. However, management believes that fluctuations in its political advertising revenue are tempered by the levels of political activity in the areas in which it operates.

RESULTS OF OPERATIONS

  The following table sets forth, for the periods indicated, certain financial items and percentage relationships:

                                                              YEAR ENDED DECEMBER 31,               QUARTER ENDED MARCH 31,
                                                    ---------------------------------------------  --------------------------
                                                                                    1995
                                                     1993     %     1994     %    PRO FORMA   %     1995    %     1996    %
                                                    ------- -----  ------- -----  --------- -----  ------ -----  ------ -----
                                                                           (DOLLARS IN THOUSANDS)
Revenue:
 Local......................................        $26,846  31.7% $24,890  32.4%  $25,394   32.2% $5,793  31.7% $5,626  30.7%
 Circulation................................         19,373  22.9   17,281  22.5    18,726   23.7   4,470  24.5   4,677  25.5
 Classified.................................         11,832  14.0   11,978  15.6    12,455   15.8   2,941  16.1   2,928  16.0
 Preprint...................................          5,817   6.9    5,743   7.5     5,838    7.4   1,243   6.8   1,206   6.6
 National...................................            799   0.9      575   0.7       523    0.7     107   0.6     145   0.8
 Political..................................            222   0.3      577   0.8       215    0.3      22   0.1      19   0.1
 Other (includes nondailies and shoppers)...         19,862  23.3   15,766  20.5    15,753   19.9   3,683  20.2   3,741  20.3
                                                    -------        -------         -------         ------        ------
  Total.....................................         84,751 100.0%  76,810 100.0%   78,904  100.0% 18,259 100.0% 18,342 100.0%
                                                    -------        -------         -------         ------        ------
Operating expenses:
 Costs of sales.............................         39,221  46.3%  32,364  42.1%   33,810   42.8%  8,043  44.0%  8,584  46.8%
 Selling, general and administrative........         27,155  32.0   22,216  28.9    21,869   27.7   5,640  30.9   6,026  32.9
                                                    -------        -------         -------         ------        ------
  Total.....................................         66,376         54,580          55,679         13,683        14,610
                                                    -------        -------         -------         ------        ------
Depreciation and amortization...............          6,895   8.1    5,816   7.6     8,167   10.4   1,320   7.2   2,171  11.8
                                                    -------        -------         -------         ------        ------
Operating income............................        $11,480  13.6% $16,414  21.4%  $15,058   19.1% $3,256  17.8% $1,561   8.5%
                                                    =======        =======         =======         ======        ======

QUARTER ENDED MARCH 31, 1996 (UNAUDITED) COMPARED WITH QUARTER ENDED MARCH 31, 1995 (UNAUDITED)

  Revenue. Gross revenue for each of the quarters ended March 31, 1996 and March 31, 1995 was $18.3 million. Revenue for the first quarter of 1996 was adversely affected by severe winter weather in many of the markets the Company serves.

  Operating Expenses. Operating expenses (excluding depreciation and amortization) for the quarter ended March 31, 1996 were $14.6 million compared to $13.7 million for the quarter ended March 31, 1995, an increase of $0.9 million, or 6.6%. As a percentage of newspaper revenue, operating expenses (excluding depreciation and amortization) were 79.7% for the quarter ended March 31, 1996 compared to 74.9% for the quarter ended March 31, 1995. The dollar increase was primarily due to increased newsprint costs and increased costs related to upgrading the sales staff compensation plans.

  Newsprint expenses for the quarter ended March 31, 1996 were $2.2 million compared to $1.7 million for the quarter ended March 31, 1995, an increase of $0.5 million, or 29.4%. As a percentage of newspaper revenue, newsprint expenses were 12.2% for the quarter ended March 31, 1996 compared to 9.3% for the quarter ended March 31, 1995. The increase was primarily a result of industry-wide higher newsprint prices. Newsprint prices have stabilized recently and management anticipates that prices will decrease slightly during the latter part of 1996.

  Operating Income Before Depreciation and Amortization (EBITDA). EBITDA for the quarter ended March 31, 1996 was $3.7 million compared to $4.6 million for the quarter ended March 31, 1995, a decrease of $0.9 million, or 19.6%. As a percentage of newspaper revenue, EBITDA was 20.3% for the quarter ended March 31, 1996 compared to 25.1% for the quarter ended March 31, 1995. The decrease was a result of expenses increasing more than operating revenue as described above. EBITDA includes $0.8 million and $0.6 million of allocated Central Corporate Overhead for the quarters ended March 31, 1996 and March 31, 1995, respectively.

  Depreciation and Amortization. Depreciation and amortization for the quarter ended March 31, 1996 was $2.2 million compared to $1.3 million for the quarter ended March 31, 1995, an increase of $0.9 million, or 69.2%. As a percentage of newspaper revenue, depreciation and amortization was 11.8% for the quarter ended March 31, 1996 compared to 7.2% for the quarter ended March 31, 1995. The increase was primarily due to the write-up of assets as a result of the Acquisition.

  Interest Expense. Interest expense for the quarter ended March 31, 1996 was $5.7 million. There was minimal interest expense for the quarter ended March 31, 1995. The increase was due to the increase in total debt as a result of the financing for the Acquisition.

  Income Taxes. Income taxes (benefit) for the quarter ended March 31, 1996 were ($1.4) million compared to $1.5 million for the quarter ended March 31, 1995, a decrease of $2.9 million. The decrease was due to the decrease in taxable income as a result of the increase in depreciation and amortization and interest expense resulting from the Acquisition. The effective tax rate for the quarter ended March 31, 1996 reflects a tax benefit rate of 37%, compared to an effective tax expense rate of 45% for the quarter ended March 31, 1995. The change in the effective rate is due to the increase in the amortization of nondeductible goodwill resulting from purchase accounting adjustments.

  Income (Loss) from Continuing Operations. Income (loss) from continuing operations for the quarter ended March 31, 1996 was ($2.5) million compared to $1.8 million for the quarter ended March 31, 1995, a decrease of $4.3 million. The decrease was primarily due to the increase in depreciation and amortization and interest expense as a result of the Acquisition.

YEAR ENDED DECEMBER 31, 1995 (PRO FORMA UNAUDITED) COMPARED WITH YEAR ENDED DECEMBER 31, 1994

  Revenue. Gross revenue for the year ended December 31, 1995 was $78.9 million compared to $76.8 million for the year ended December 31, 1994, an increase of $2.1 million, or 2.7%. The increase was primarily due to an increase in circulation revenue of $1.4 million resulting from price increases, partially offset by a reduction in political advertising revenue of $0.4 million.

  Local advertising revenue for the year ended December 31, 1995 was $25.4 million compared to $24.9 million for the year ended December 31, 1994, an increase of $0.5 million, or 2.0%.

  Classified revenue for the year ended December 31, 1995 was $12.5 million compared to $12.0 million for the year ended December 31, 1994, an increase of $0.5 million, or 4.1%. The increase was the result of several initiatives by the Company to increase classified revenue.

  Operating Expenses. Operating expenses (excluding depreciation and amortization) for the year ended December 31, 1995 were $55.7 million compared to $54.6 million for the year ended December 31, 1994, an increase of $1.1 million, or 2.0%. As a percentage of newspaper revenue, operating expenses (excluding depreciation and amortization) were 70.5% in 1995 compared to 71.0% in 1994. The dollar increase was primarily due to increased newsprint costs, partially offset by reductions in other operating expenses of $0.8 million which were primarily due to a decrease in consulting/non-compete expense, since no value was assigned to these contracts after the Acquisition, and the effect of the consolidation of five production facilities.

  Newsprint expenses for the year ended December 31, 1995 were $8.2 million compared to $6.3 million for the year ended December 31, 1994, an increase of $1.9 million or 29.4%. As a percentage of newspaper revenue, newsprint expenses were 10.4% in 1995 compared to 8.3% in 1994. The increase was primarily a result of industry-wide higher newsprint prices.

  Operating Income Before Depreciation and Amortization (EBITDA). EBITDA for the year ended December 31, 1995 was $23.2 million compared to $22.2 million for the year ended December 31, 1994, an increase of $1.0 million, or 4.5%. As a percentage of newspaper revenue, EBITDA was 29.4% in 1995 compared to 28.9% in 1994. The increase was a result of revenue increasing more than operating expenses as described above. EBITDA includes $2.2 million and $2.0 million of allocated Central Corporate Overhead for 1995 and 1994, respectively.

  Depreciation and Amortization. Depreciation and amortization for the year ended December 31, 1995 was $8.2 million compared to $5.8 million for the year ended December 31, 1994, an increase of $2.4 million, or 41.4%. As a percentage of newspaper revenue, depreciation and amortization was 10.4% in 1995 compared to 7.6% in 1994. The increase was primarily due to the write-up of assets as a result of the Acquisition.

  Interest Expense. Interest expense for the year ended December 31, 1995 was $24.8 million compared to $0.1 million for the year ended December 31, 1994, an increase of $24.7 million. The increase was primarily due to the increase in total debt as a result of the financing for the Acquisition.

  Income Taxes. Income taxes for the year ended December 31, 1995 was ($2.8) million compared to $7.0 million for the year ended December 31, 1994, a decrease of $9.8 million. The decrease was due to the decrease in taxable income as a result of the increase in depreciation and amortization and interest expense resulting from the Acquisition. The effective tax rate for 1995 reflects a tax benefit rate of 28%, compared to an effective tax expense rate of 45% in 1994. The change in the effective rate is due to the increase in the amortization of nondeductible goodwill resulting from purchase accounting adjustments.

  Income (Loss) from Continuing Operations. Income (loss) from continuing operations for the year ended December 31, 1995 was ($7.2) million compared to $8.5 million for the year ended December 31, 1994, a decrease of $15.7 million. The decrease was primarily due to the increase in depreciation and amortization and interest expense as a result of the Acquisition.

YEAR ENDED DECEMBER 31, 1994 COMPARED WITH YEAR ENDED DECEMBER 31, 1993

  Revenue. Gross revenue for the year ended December 31, 1994 was $76.8 million compared to $84.8 million for the year ended December 31, 1993, a decrease of $8.0 million, or 9.4%. The decrease was primarily due to the sale of 33 publications in December 1993 which was responsible for $10.4 million in decreased revenue, partially offset by an increase in political advertising revenue of $0.4 million.

  Local advertising revenue for the year ended December 31, 1994 was $24.9 million compared to $26.8 million for the year ended December 31, 1993, a decrease of $1.9 million, or 7.1%, primarily because of the sale of 33 publications in December 1993.

  Classified revenue for the year ended December 31, 1994 was $12.0 million compared to $11.8 million for the year ended December 31, 1993, an increase of $0.2 million, or 1.7%.

  Operating Expenses. Operating expenses (excluding depreciation and amortization) for the year ended December 31, 1994 were $54.6 million compared to $66.4 million for the year ended December 31, 1993, a decrease of $11.8 million, or 17.8%. As a percentage of newspaper revenue, operating expenses (excluding depreciation and amortization) were 71.0% in 1994 compared to 78.3% in 1993. Of the decrease, $10.6 million resulted from the sale of 33 publications. The remainder was principally a result of the effectiveness of the Company's cost control programs and decreases in newsprint expense of $0.3 million and in insurance expense of $0.3 million.

  Newsprint expenses for the year ended December 31, 1994 were $6.3 million compared to $7.6 million for the year ended December 31, 1993, a decrease of $1.3 million, or 17.1%. As a percentage of newspaper revenue, newsprint expenses were 8.3% in 1994 compared to 9.0% in 1993. The decrease was primarily due to the sale of 33 publications in December 1993.

  Operating Income Before Depreciation and Amortization (EBITDA). EBITDA for the year ended December 31, 1994 was $22.2 million compared to $18.4 million for the year ended December 31, 1993, an increase of $3.8 million, or 20.7%. As a percentage of newspaper revenue, EBITDA was 29.0% in 1994 compared to 21.7% in 1993. The increase was a result of operating expenses decreasing more than revenue as described above. EBITDA includes $2.0 million and $2.1 million of allocated Central Corporate Overhead for 1994 and 1993, respectively.

  Depreciation and Amortization. Depreciation and amortization for the year ended December 31, 1994 was $5.8 million compared to $6.9 million for the year ended December 31, 1993, a decrease of $1.1 million, or 15.9%. As a percentage of newspaper revenue, depreciation and amortization was 7.6% in 1994 compared to 8.1% in 1993, a decrease caused, in part, by the sale of 33 publications in December 1993.

  Interest Expense. Interest expense for the year ended December 31, 1994 was $0.1 million compared to $0.2 million for the year ended December 31, 1993.

  Income Taxes. Income taxes for the year ended December 31, 1994 were $7.0 million compared to $5.3 million for the year ended December 31, 1993, an increase of $1.7 million, or 32.1%.

  Income from Continuing Operations. Income from continuing operations for the year ended December 31, 1994 was $8.5 million compared to $5.8 million for the year ended December 31, 1993, an increase of $2.7 million, or 46.6%.

LIQUIDITY AND CAPITAL RESOURCES

  The Company derives substantially all of its cash flow from its subsidiaries. The Company's primary sources of liquidity in the future will be dividends from its subsidiaries and tax sharing payments pursuant to a tax sharing agreement among the Company and its subsidiaries. The Company's subsidiaries' principal source of liquidity is net cash provided by operating activities. Net cash provided by operating activities decreased from $9.8 million for the year ended December 31, 1994 to $9.3 million for the year ended December 31, 1995. The Company believes that it will have sufficient liquidity to meet its future capital expenditure and working capital requirements, debt service and other obligations.

  Capital expenditures decreased from $3.5 million for the year ended December 31, 1994 to $2.1 million for the year ended December 31, 1995. Capital expenditures in 1994 included the purchase of color printing equipment totaling $1.7 million and the purchase of property from RHP Incorporated, a company owned and operated by the estate of Mr. Park, for $0.6 million. Capital expenditures in 1996 are expected to be approximately $1.5 million, including $1.0 million principally for capital replacement purposes and $0.5 million for consolidation of the Concord and Kannapolis, North Carolina facilities. Historically, the Company has financed capital expenditures through internally generated cash flow. The Company expects to finance capital expenditures in the future through cash flow from operations and borrowings under the Revolving Credit Facility. See "Description of Certain Indebtedness."

  The Company sold the Series A Notes on May 13, 1996 as part of the Refinancing Transactions, the purpose of which was to refinance the indebtedness under the Prior Credit Agreement, which was guaranteed by the Company. The Refinancing Transactions consisted of (i) the sale of the Series A Notes, (ii) the establishment of and drawings under the Senior Credit Facility in the amount of $58.0 million, (iii) the sale, which was completed on May 13, 1996, of 80,000 Units consisting of $80.0 million in principal amount of 13 3/4% Senior Pay-in-Kind Notes due 2004 of Park Communications and Warrants to purchase 800,000 shares of Common Stock of Park Communications,
(iv) the sale, which was completed on May 13, 1996, of $241.0 million in principal amount of 11 3/4% Senior Notes due 2004 of Park Broadcasting and (v) the sale, which was completed on March 25, 1996, of Park Broadcasting's WPAT-AM and FM radio stations for aggregate gross proceeds of $103.0 million.

  It is contemplated that the Company will have commitments for a senior revolving credit facility in an amount not to exceed $10.0 million for future working capital and general corporate purposes. See "Description of Certain Indebtedness."

  The sale of Park Communications' radio station operations will result in the consolidated group of which the Company is a part (and which also includes PAI, Park Communications and Park Broadcasting and its subsidiaries) being obligated to pay income taxes of approximately $65.4 million in connection therewith assuming the sales of all Radio Station Assets are completed on the terms in effect on the date hereof. In anticipation of the sale of the Radio Station Assets, Park Communications entered into the Communications Senior Credit Facility which will mature on November 13, 1996 (subject to an additional six-month extension under certain circumstances). The Communications Senior Credit Facility requires that the loans outstanding thereunder be repaid from the proceeds of the sale of each of the Radio Station Assets (other than the KEZX-AM and KWJZ-FM radio stations in Seattle, Washington, the assets of which are not subject to the lien of the Communications Senior Credit Facility) regardless of the taxes owed with respect to such sale until such loan is repaid in full. In the event that Park Broadcasting does not consummate sales of the Radio Station Assets in amounts and at times sufficient to pay the amounts due on the Communications Senior Credit Facility as well as the taxes payable on the sales that are consummated, members of the consolidated group in the aggregate may not have available cash resources to make such payments. The failure to make such payments could have a material adverse effect on the Company's financial condition and liquidity.

  For a further discussion relating to the Company's liquidity, see "Risk Factors--Substantial Leverage" and "--Failure to Consummate Sales of Radio Station Assets."

INCOME TAXES

  PAI and its subsidiaries (including the Company) file a consolidated federal income tax return and separate state or local tax returns as required. See "Business--Tax Sharing Agreement."

                                   BUSINESS

  The Company through its subsidiaries owns and operates 104 newspapers and related publications in geographically diverse markets throughout the United States. The Company's 104 newspaper publications include 28 daily newspapers, 26 non-daily newspapers and 50 "total market coverage" publications ("shoppers"). The Company's daily and non-daily newspapers generally combine news, sports and features with a special emphasis on local information. The markets which the publications serve, which the Company identifies using postal ZIP codes, had a combined household count of approximately 545,000 and aggregate retail sales of approximately $15.2 billion in 1995. The Company has enjoyed a history of journalistic excellence and effective community relations. For the year ended December 31, 1995, the Company had revenue of $78.9 million and Newspaper Cash Flow of $25.6 million.

  The Company's newspaper publications serve readers in 43 counties in 12 states. Demographics USA, 1994 has forecasted that 30 of the counties which the Company serves (or approximately 70% of the total number of counties it serves) will experience retail sales growth during the period from 1994 through 1999 equal to or in excess of the forecast national average of 30.6% over this period; another 11 of these counties (or approximately 26% of the total number of counties it serves) are projected to have retail sales growth during this period of at least 80% of the national average, with most growing at 90% or more of the national average; and only two of these counties (Columbia and Niagara Counties in New York) are projected to be "slow-growth" counties.

  The Company is a wholly-owned subsidiary of Park Communications, which was founded in 1971 by Roy H. Park to consolidate media holdings which Mr. Park began acquiring in 1962. Mr. Park's strategy was to complete at least one acquisition per year and to improve operating cash flow by managing costs rather than increasing revenue. PAI, which is effectively controlled by Gary
B. Knapp and Donald R. Tomlin, Jr., acquired Park Communications on May 11, 1995. Messrs. Knapp and Tomlin believed the Acquisition presented a unique opportunity to acquire a group of media assets, each with strong local franchises in the markets in which they operate and potential revenue enhancement opportunities. Due to the prior owner's operating strategy, the Company's properties generally have captured a smaller relative share of advertising dollars in their respective markets than their relative positions would indicate. Messrs. Knapp and Tomlin, along with the Company's experienced management team, developed and initiated a strategy to take advantage of this opportunity to increase revenue and Newspaper Cash Flow, while maintaining strict control over costs. Collectively, Messrs. Knapp and Tomlin have significant business, operating and investment experience in media, real estate and turnaround situations. The management team at Park Communications and the Company has substantial experience in the newspaper industry.

  The Company publishes 28 daily newspapers in 12 states which range in circulation from approximately 4,000 to 17,000, with a combined average paid daily circulation of approximately 242,000 as of March 1, 1996. Of the Company's daily newspapers, 16 publish Sunday newspapers. The Company's dailies have been in existence for an average of 111 years (with none in existence for less than 46 years) and are the only paid dailies of general circulation published in each of their respective cities or towns, which are generally areas of small or medium populations. The Company believes that an added benefit of operating in these types of communities is the workforce stability which it has experienced.

  The Company publishes 26 paid non-daily newspapers one or more times per week in 12 states. The markets where the Company publishes non-dailies are too small to support a daily newspaper. In most cases, such markets are close to cities or towns where the Company publishes daily newspapers, and the non-dailies are printed at the Company's daily newspaper facilities. In five locations, several non-dailies share production facilities. The Company's paid non-daily newspapers range in circulation from 1,300 to 18,000 and have a total weekly circulation of approximately 77,000.

  The newspapers generally provide community news, commentary, sports and local features and information, such as information about town meetings and school and social activities. The Company's daily newspapers also use Associated Press wire service materials which provide regional, national and international news and information. The Company's long-term policy has been to emphasize local news and to develop strong local news staffs. High levels of local news content have been emphasized throughout the Company's history. The Company's daily newspapers average 17 pages and are produced by full-time staffs, including news reporting and editorial staffs, averaging 35 people. The Company's non-daily newspapers average 23 pages, have small news reporting and editorial staffs and generally share production and business staffs with one or more of the Company's other newspapers. The Company believes that its newspapers benefit from good community relations and strong reader and advertiser loyalty.

  In addition to reaching the local population through paid daily and non-daily community newspapers, the Company also prints 50 shoppers in 12 states which range in distribution from approximately 13,000 to 45,000. Shoppers contain certain local and classified advertising with little originally produced news or editorial comment. The Company currently publishes shoppers only in the markets where it also publishes paid circulation newspapers, and the shoppers are printed at the Company's newspaper facilities. Shoppers typically are distributed to both subscribers and non-subscribers of a paid circulation newspaper of the Company, allowing the Company to cover a significant portion of a market with advertising contained in its publications. Advertisements in shoppers are generally sold in combination with parallel advertising in the paid circulation community paper to afford advertisers the ability to reach the general market area.

  The Company's strategy has been to acquire and operate newspapers having a dominant position in stable, growing communities, each of which is the only such publication in the community. In December 1993, the Company sold 33 of its smaller publications in 13 communities in nine states. The sale of these publications was designed to allow the Company to focus its resources on its larger publications. The Company may, from time to time, make strategic targeted newspaper acquisitions, dispositions or tax-free exchanges. Acquisitions may be made in circumstances in which management believes that such acquisitions would contribute to the Company's overall growth strategy, whether through revenue growth and/or cost-reduction opportunities. Management's criteria for acquisitions include the ability to cluster with existing publications, markets with good transportation systems, specifically, interstate highway access, local institutions of higher education, state and federal operations and a diverse economic base with no one industry dominating the market.

BUSINESS AND OPERATING STRATEGY

  The Company's operating strategy is to increase revenue and Newspaper Cash Flow by capitalizing on the strong local brand recognition of its newspapers. Management believes that its strong brand recognition combined with the Company's emphasis on producing a high quality product and improving its sales and marketing efforts will enhance the value of the Company's publications to its readers and advertisers and result in increased circulation and Newspaper Cash Flow.

  Prior to the Acquisition, the Company focused on improving Newspaper Cash Flow through cost management rather than generation of incremental revenue. Industry standards suggest that revenue performance of a community newspaper equal to 0.70% to 1.25% of total retail sales in a defined market is a reasonable target for share of market revenue. The Company ended 1995 with advertising revenue equal to a 0.52% of total retail sales in the aggregate in the markets served by its publications. Attainment of 0.70% of retail sales in its markets would have resulted in a significant increase in the Company's 1995 revenue. The Company believes that through new sales and marketing programs, continued quality editorial and news leadership, increased circulation penetration, along with continued strict cost controls, it can capitalize on the growing markets in which it operates and improve its share of retail advertising dollars.

  The Company's business and operating strategy includes the following key elements:

    Strengthen Sales and Marketing Development. Since the Acquisition, the Company has instituted a sales force upgrade and implemented a motivation program which includes performance-based compensation plans, daily sales reports to monitor each account executive's development, and on-site training programs. The Company has purchased a new demographic/advertising research program to provide qualitative data to its sales force to better identify sales opportunities. The Company has also introduced advertising programs to generate revenue from sources new to the Company, including category selling, targeted marketing, single sheet and other free standing insert advertising, along with a top of mind awareness (TOMA) program. TOMA is a program whereby an advertiser can develop a cost effective long-term frequency-based advertising program designed to get the advertiser's name and product or service out in the market and create top of mind awareness of the advertiser's product or service.

    Enhance Quality of Editorial Content, Presentation and Local News. The Company's publications are committed to editorial excellence and providing the best mix of local and national news to effectively serve their markets. The Company's newspapers generally have the largest local news gathering resources in their local markets and, through emphasizing local news, generally have a high degree of reader loyalty among their core circulation base group. The Company's publications are produced on offset presses, all of which have color capability. The Company has recently completed a review of its daily newspapers' layouts and has instituted a layout redesign program for all of its daily newspapers to ensure that each newspaper offers attractive layout, design and color enhancement.

    Increase Circulation. Prior to the Acquisition, the Company pursued a circulation strategy aimed at driving circulation revenue through price increases. This strategy ultimately adversely impacted circulation penetration levels. As of December 31, 1995, the Company had only a 47% penetration of the occupied households in its defined market areas, a level which the Company believes offers significant potential for improvement. The Company has launched an aggressive direct marketing effort, through door-to-door marketing, telemarketing, sampling and direct response marketing programs, with the goal of improving market penetration (in the aggregate) to 70% of the occupied households in its defined markets.

    Realize Benefits From Clustering. The Company has clustered its publication operations regionally. With the change in strategy from cost management to revenue maximization and cost containment, the Company has identified and is implementing programs to enhance revenue available as a result of its clustering of operations, such as regional sales promotion programs and other cross-selling techniques. In addition to the revenue opportunities, consolidating the operations of groups of newspapers affords both operating and economic efficiencies. These efficiencies include, but are not limited to, the sharing of management, accounting and production functions. In addition to regional clustering, the Company will also seek to merge operations where possible, as in progress at Concord/Kannapolis, North Carolina. Management will continue to review its newspaper businesses for opportunities to merge operations to both enhance revenue and reduce costs.

    Maintain Effective Cost Controls. Expenses at each of the Company's publications are closely monitored to control costs without sacrificing revenue opportunities. The Company seeks to reduce labor costs through investment in modern production equipment and through the consolidation of operations and administrative activities associated with clustering. The Company's newsprint costs are approximately 10.4% of its revenue, and it generally enters into long-term supply contracts to reduce newsprint costs during short supply. Management believes that the Company's newsprint costs as a percentage of revenue are generally lower than many of the other community newspaper groups. The Company's cost control initiatives also include group purchasing of materials and aggressive control of newsprint waste.

    Develop Additional Non-Traditional Revenue Sources. The Company has recently introduced new informational products and services and advertising programs to generate revenue from sources other than traditional newspaper publishing activities. These products, services and programs include voice personals, audio-text and incentive marketing.

  As a result of the implementation of these operating strategies, management believes the Company is well positioned to achieve internal growth. By being the leading, and in certain instances the sole, provider of local news in most of its markets, management believes that the Company's established franchises should enable it to respond to and benefit from any changes in the manner in which information is delivered.

NEWSPAPER INDUSTRY BACKGROUND

  Newspaper publishing is the oldest and largest segment of the media industry, with total advertising expenditures on daily and weekly newspapers reported at $36.0 billion in 1995 according to Newspaper Association of America (the "NAA"). Due to a focus on local news, newspapers remain the dominant medium for local advertising and account for more than 48.1% of all local media advertising expenditures according to the NAA. Additionally, newspapers continue to be the preferred medium for retail advertising which emphasizes the price of goods, in contrast to television which is generally used for image advertising.

  The number of adult readers of daily and Sunday newspapers is reported to have increased from 115.3 million and 125.9 million, respectively, in 1992 to
115.4 million and 132.2 million, respectively, in 1994. Readers of newspapers tend to be more highly educated and have higher incomes than non-newspaper readers. For instance, in 1994, 74% of college graduates and 71% of households with income of $40,000 or more are reported to read a daily newspaper, compared to 61% for non-college graduates and 54% of households with income less than $40,000. Management believes that newspapers continue to be the most cost-effective means for advertisers to reach this highly targeted demographic group.

  Total morning daily national circulation has increased from 42.4 million in 1992 to 43.1 million in 1995, representing a compounded annual growth rate of 0.6%. Total Sunday national circulation, however, declined from 62.2 million in 1992 to 61.8 million in 1995. Total reported daily national circulation, including evening editions, declined from 60.2 million in 1992 to 58.2 million in 1995, or 0.5% annually. This decrease can be directly attributable to the declining national circulation of evening newspapers, which is reported to have decreased from 17.8 million in 1992 to 15.1 million in 1995, or 5.3% annually, as a result of an inability to compete with existing morning newspapers and from increased competition by evening broadcast news programming and specialized cable programming such as CNN and Headline News.

  Advertising and, to a lesser extent, circulation revenues are cyclical and dependent upon general economic conditions. Historically, increases in advertising revenues have corresponded with economic recoveries while decreases, as well as changes in the mix of advertising, have corresponded with general economic downturns and regional and local economic recessions.

PUBLICATIONS

  The Company has organized its operations into 31 newspaper centers. Generally each daily newspaper constitutes a separate newspaper center, but in some cases one or more non-daily newspapers in the same geographic area are consolidated with a daily newspaper in a single newspaper center. The rest of the Company's newspaper centers consist of a group of non-daily newspapers distributed in the same geographic area. The table below shows the organization of the publications into newspaper centers.

  The Company has a significant presence in North Carolina which is forecasted as a high growth area by Demographics USA, 1994, and the revenue and associated cash flows originate in ten different newspaper centers dispersed across the state. The ten of the Company's 31 newspaper centers which are located in North Carolina generated 38.3% of the Company's revenue in 1995. The Concord/Kannapolis, North Carolina newspaper center was the greatest revenue and Newspaper Cash Flow producer of the newspaper centers, but only provided 10.2% of the Company's total revenue and 11.8% of its total Newspaper Cash Flow, while the average newspaper center accounted for 3.1% of total revenue and 3.1% of total Newspaper Cash Flow from all newspaper centers.

  The following table identifies the states and communities in which the Company publishes its paid newspapers and shoppers, the names of the Company's publications and the circulation (paid or free) as of March 1, 1996. Each community shown in boldface type in this table is the location of a newspaper center. Communities in standard type and indented under a community shown in boldface type are part of that newspaper center.

STATE AND COMMUNITY           PUBLICATION               FREQUENCY       CIRCULATION
- -------------------  ----------------------------- -------------------- -----------
GEORGIA
WARNER ROBINS        The Daily Sun                 Daily (M-F)           7,791 paid
                     Sunday Sun                    Sunday                8,525 paid
                     Daily Sun Extra               1x week               6,967 free
                     Robins Rev-up                 1x week              25,013 free
IDAHO
BURLEY               South Idaho Press             Daily (M-F & Sunday)  4,797 paid
                     The News Review               1x week              11,055 free
                     The Sunrise Shopper           1x week               4,632 free
  Hailey             The Wood River Journal        1x week               1,697 paid
                                                                         9,400 free
                     Sun Valley Dining Guide       1x year              40,000 free
  Minidoka           Minidoka County News          1x week               1,146 paid
ILLINOIS
EFFINGHAM            Effingham Daily News          Daily (M-Sat.)       12,771 paid
                     The Weekly Advertiser         1x week               9,832 free
MACOMB               Macomb Daily Journal          Daily (M-F & Sunday)  6,658 paid
                     Business News                 1x week               8,106 free
INDIANA
JEFFERSONVILLE       The Evening News              Daily (M-Sat.)       10,828 paid
                     Clark County Journal          1x week              11,341 free
                     Golden Opportunities          1x week              20,000 free
PLYMOUTH             The Pilot-News                Daily (M-Sat.)        6,449 paid
  Bremen             Bremen Enquirer               1x week               1,554 paid
  Bourbon            Bourbon News-Mirror           1x week               1,245 paid
  Nappanee           Nappanee Advance News         1x week               1,939 paid
                     Farm and Home News            1x week              18,500 free
KENTUCKY
RUSSELLVILLE         News-Democrat & Leader        2x week               6,486 paid
                     The Logan Advertiser          1x week               7,177 free
                     The Peddler                   1x week              26,000 free
  Leitchfield        Grayson County News-Gazette   2x week               5,157 paid
                     The Grayson County Advertiser 1x week               3,069 free
LONDON               Sentinel Echo                 3x week               5,288 paid
                     The Laurel Neighbor           1x week               8,097 free
MOREHEAD             The Morehead News             2x week               5,048 paid
  Carlisle           The Carlisle Mercury          1x week               1,503 paid
                     Mercury Plus                  1x week               1,380 free
  Frenchburg         Menifee County News           3x week                 734 paid
  Grayson            The Grayson Journal-Enquirer  1x week               4,849 paid
  Greenup            The Greenup County News       1x week               2,748 paid
  Olive Hill         Shopping News                 1x week              19,027 free
SOMERSET             Commonwealth Journal          Daily (M-F & Sunday)  8,651 paid
                     McCreary County Record        1x week               4,895 paid
                     Lake Cumberland Shopper       1x week              31,603 free
MICHIGAN
COLDWATER            Coldwater Daily Reporter      Daily (M-Sat.)        6,166 paid
                     The Reporter Extra            1x week              11,500 free

STATE AND COMMUNITY          PUBLICATION               FREQUENCY       CIRCULATION
- -------------------  ---------------------------- -------------------- -----------
MINNESOTA
BEMIDJI              The Pioneer                  Daily (M-F)           8,296 paid
                     The Pioneer                  Sunday                8,797 paid
                     The Advertiser               1x week              13,073 free
                     The Mid-Week Advertiser      1x week               8,608 free
  Blackduck          The American                 1x week               1,122 paid
NEW YORK
HUDSON               Register-Star                Daily (M-F & Sunday)  6,767 paid
                     Northeast                    1x month             13,000 free
                     Columbia Views               1x week               1,409 free
                     The Courier                  1x week                 800 free
  Chatham            The Chatham Courier          1x week               2,837 paid
LOCKPORT             Union-Sun & Journal          Daily (M-Sat.)       17,009 paid
                     Tri-County News              1x week               8,000 free
MEDINA               The Journal Register         Daily (M-F)           4,554 paid
                     Eastern Niagra Edition       1x week               6,968 free
                     Pennysaver                   1x week               3,000 free
                     TV Signals                   1x week               9,400 free
  Albion             Albion Advertiser            1x week               1,792 paid
OGDENSBURG           The Journal                  Daily (M-F)           4,744 paid
                     Rural News                   1x week               5,785 free
                     The Advance News             Sunday               10,606 paid
  Canton             St. Lawrence Plaindealer     1x week               2,195 paid
  Massena            The Courier-Observer         Daily (T-Sat.)        5,225 paid
NORTH CAROLINA
AHOSKIE              Advantage                    1x week              12,293 free
                     Scotland Enfield News Review 1x week               1,492 paid
                     Gates County News Review     1x week               2,052 paid
                     Jackson News Review          1x week               2,196 paid
                     News-Herald                  3x week               6,494 paid
CLINTON              The Sampson Independent      Daily (M-F & Sunday)  7,861 paid
                     Sampson County Shopping
                      Guide and TV Schedule       1x week              12,826 free
CONCORD/KANNAPOLIS   The Concord Tribune          Daily (M-F & Sunday) 13,527 paid
                     The Daily Independent        Daily (M-F & Sunday)  8,943 paid
                     The Cabarrus Observer
                      Nugget                      1x week               3,361 free
                     The Edge                     1x week              19,014 free
  Aberdeen           Sandhills Living             2x week              15,000 free
                     The Golf Outlook             1x month             15,000 free
EDEN                 Daily News                   Daily (M-F)           5,976 paid
                     The Virginia Carolina
                      Beacon                      1x week               3,570 free
LUMBERTON            The Robesonian               Daily                14,125 paid
                     The Robesonian Sunday        Sunday               16,160 paid
                     The Robesonian Mid-Weekly    1x week              23,595 free
  Elizabethtown      Bladen Daily Journal         3x week               3,889 paid
                     The Southeastern Times       1x week               3,850 free

STATE AND COMMUNITY         PUBLICATION              FREQUENCY       CIRCULATION
- -------------------  -------------------------- -------------------- -----------
MARION               The McDowell News          Daily (M-F)           4,206 paid
                     McDowell Express           1x week               8,250 free
                     The Old Fort Post          1x week               2,450 free
MOORESVILLE          Mooresville Tribune        1x week               6,130 paid
                     Shoppers Guide             1x week              11,500 free
  Davidson           Mecklenburg Gazette        1x week               2,195 paid
MORGANTON            The News Herald            Daily (M-F & Sunday) 11,757 paid
                     The Burke County Observer  1x week               8,423 free
                     Valdese News               1x week              15,528 free
ROCKINGHAM           The Richmond County Daily
                      Journal                   Daily (M-F & Sunday)  8,460 paid
                     The Journal Advantage      1x week               7,200 free
STATESVILLE          Statesville Record &
                      Landmark                  Daily (M-F & Sunday) 16,907 paid
                     Landmark Extra             1x week               9,500 free
NORTH DAKOTA
DEVILS LAKE          Devil's Lake Daily Journal Daily (M-F)           4,450 paid
                     The Country Peddler        1x week              22,500 free
OKLAHOMA
MCALESTER            News Capital & Democrat    Daily (M-F & Sunday) 12,282 paid
                     Southeast Oklahoma
                      Shopping News             1x week               6,045 free
  Hartshorne         Hartshorne Sun             1x week               1,178 paid
SAPULPA              Sapulpa Daily Herald       Daily (M-F & Sunday)  6,411 paid
                     Herald Extra               1x week              13,754 free
VIRGINIA
MANASSAS             The Journal Messenger      Daily (M-Sat.)        7,348 paid
                     The Journal Reach          1x week              45,000 free
WAYNESBORO           The News-Virginian         Daily (M-Sat.)        9,391 paid
                     Shenandoah Shopper         1x week              10,179 free
                                                TOTAL PAID DAILY         242,350
                                                TOTAL PAID NON-DAILY      77,861
                                                TOTAL SHOPPERS           549,087

  The Company believes that the geographic diversity of its publications mitigates the effect of regional economic cycles on its business. No one publication accounted for more than 6.0% of the Company's revenue or 10.0% of its Newspaper Cash Flow in 1995. The following table shows the relative proportion by state of the Company's 1995 revenue and Newspaper Cash Flow.

                                              PERCENTAGE OF PERCENTAGE OF 1995
   STATE                                      1995 REVENUE  NEWSPAPER CASH FLOW
   -----                                      ------------- -------------------
Georgia......................................       3.2%             3.3%
Idaho........................................       3.5              3.1
Illinois.....................................       6.5              5.6
Indiana......................................       5.7              6.1
Kentucky.....................................       9.7              9.8
Michigan.....................................       1.8              1.5
Minnesota....................................       3.4              3.9
New York.....................................      13.9             11.7
North Carolina...............................      38.3             39.6
North Dakota.................................       2.1              2.0
Oklahoma.....................................       5.4              7.2
Virginia.....................................       6.5              6.2
                                                  -----            -----
                                                  100.0%           100.0%
                                                  =====            =====

SOURCES OF REVENUE

  Substantially all of the Company's publishing revenue is derived from advertising and circulation, with lesser amounts derived from commercial print jobs and other sources. The following table sets forth the sources and amounts of the Company's revenue for the years ended December 31, 1993, 1994 and 1995:

           REVENUE BY SOURCE--YEAR ENDED DECEMBER 31 (IN THOUSANDS)

                                            1993(A)        1994         1995
                                          ------------ ------------ ------------
   SOURCE OF REVENUE                       %   AMOUNT   %   AMOUNT   %   AMOUNT
- --------------------                      ---- ------- ---- ------- ---- -------
Advertising:
  Daily Newspapers....................... 55.0 $40,907 57.0 $43,763 56.3 $44,424
  Non-daily Newspapers...................  9.2   6,826  9.2   7,094  9.1   7,226
  Shoppers...............................  7.2   5,387  7.2   5,509  6.9   5,411
                                               -------      -------      -------
    Total Advertising.................... 71.4  53,120 73.4  56,366 72.3  57,061
                                               -------      -------      -------
Circulation:
  Daily Newspapers....................... 21.0  15,541 20.3  15,624 21.5  16,967
  Non-daily Newspapers...................  2.2   1,665  2.2   1,657  2.2   1,759
                                               -------      -------      -------
    Total Circulation.................... 23.2  17,206 22.5  17,281 23.7  18,726
                                               -------      -------      -------
Other....................................  5.4   4,040  4.1   3,163  4.0   3,117
                                               -------      -------      -------
Total....................................      $74,366      $76,810      $78,904
                                               =======      =======      =======

- --------
(a) Excludes revenue from 33 publications sold in November 1993.

  Advertising. Advertising rates and rate structures vary among the Company's publications and are based, among other things, on circulation and type of advertising (classified or display, and national or local). Historically, substantially all of the Company's total publication advertising revenue has been derived from local retail and classified advertising, which management believes are less subject to fluctuation than national advertising. Many local retailers in the small communities served by the Company's publications are unable to advertise in larger non-local publications or electronic media because of their generally higher advertising rates. During the year ended December 31, 1995, local and regional advertising accounted for 67% of advertising revenue, classified advertising accounted for 22% and pre-printed inserts and national advertising accounted for 10% and 1%, respectively.

  The Company has recently increased its focus on national advertising programs in an effort to generate increased volume and revenue from pre-printed inserts and shoppers, although the revenue from such programs is relatively small, amounting to approximately $523,000, or 0.7% of the Company's total revenue, in 1995. The Company has also recently begun to offer new regional advertising programs to chain stores. Management believes that the regional clustering of the Company's publications parallels an emerging trend of larger retailers to advertise on a regional basis and positions the Company to benefit from this trend.

  The Company has also introduced category selling, single sheet and other free standing advertising and a top of mind awareness program (TOMA) whereby an advertiser can develop a cost effective long-term frequency advertising program designed to get the advertiser's name and product or service out in the market and create top of mind awareness of the product or service. Management intends to continue to develop additional advertising revenue sources such as co-op advertising, national classified advertising and other targeted advertising.

  Shoppers are generally growing faster and have higher margins than daily newspapers. Management believes there are opportunities to increase the Company's revenue through shoppers and has focused on training its sales force to sell a combination of newspaper and shopper advertising space.

  Circulation. Circulation revenue is derived from home delivery sales of the Company's paid dailies and non-dailies to subscribers and single copy sales made through retailers and vending racks. Of circulation revenue for 1995, over 80% was derived from subscription sales and the balance was derived from single copy sales. Single copy rates for paid daily and non-daily publications currently range from 25c to 50c per copy and from 50c to $1.00 for Sunday newspapers. Subscriptions are generally offered at a discount from single copy rates. The Company periodically reviews the subscription and single copy rates for potential increases.

  The Company's newspapers ended 1995 with an aggregate 47% penetration of the occupied households in its defined market areas. The Company has begun to pursue a strategy targeted at increasing circulation revenue by increasing aggregate market penetration to 70% of the occupied households in its newspapers' defined markets, rather than relying on increases in subscription and single copy rates. The Company has launched an aggressive marketing effort to improve market penetration which includes door-to-door marketing, telemarketing, sampling and direct response marketing programs. The mechanical mailroom and distribution aspects of circulation have now been separated from sales and marketing activities to enhance and afford focus to the circulation sales effort. Mailroom activity will become a function of production, and management believes that distribution has the capacity to evolve into a separate source of revenue. See "Production and Distribution" below.

  Other Revenue Sources. Commercial printing job revenue is derived from utilizing available press capacity for printing customers' order for newspapers, fliers, retail store advertisements and similar products.

  The Company has introduced new informational products and services, including an audiotext service whereby a customer can call an audiotext line to access various kinds of information, generally from newspaper databases (such as weather), but also from other sources (such as the ability to hear a message from a child's teacher about the day's homework assignments); voice personals, which generate revenue from a portion of the cost of telephone calls made in response to free personal ads placed in newspapers; and incentive marketing such as the printing and distribution of fishing maps. The Company believes that voice personals will contribute new revenue beginning in 1996, while audiotext and incentive marketing will fully develop as sources of revenue in 1997 and beyond.

PRODUCTION AND DISTRIBUTION

  All of the Company's publications are produced using photocomposition technology and printed using an offset method. Automated text editing and classified advertising systems are in operation at all of the newspapers. As part of a program to improve operating efficiency and to enhance product quality, the Company engages in a continuing process of updating its printing facilities. Four such upgrades are scheduled to be completed in 1996. Additionally, the geographic proximity of groups of the Company's publications has enabled the Company to consolidate certain operations in centralized production plants thereby facilitating quality improvements that would otherwise be prohibitively expensive for a single publication. For example, in 1994, the Company implemented greater process color capabilities at 17 of its 33 plants where a total of 22 of the Company's daily newspapers are printed. These improvements enable the Company to offer color ads and editorial materials to advertisers and subscribers. Additionally, the Company has recently completed a review of its daily newspapers' layouts and has instituted a layout redesign program for all of its daily newspapers to ensure that each newspaper offers attractive layout, design and color enhancement, while remaining easily readable. The Company believes that it will be able to continue to improve the quality of its publications as technological improvements continue to become economically viable for small publications.

  The Company's daily and non-daily newspapers are published primarily for home delivery and are generally sold by independent carriers and circulation dealers. Adults comprise approximately 70% of Park Newspapers' home delivery network, which management believes enables the Company to engage in other home distribution activities on behalf of unaffiliated parties and generate additional revenue for the Company. Shoppers are generally distributed free, on a weekly basis, by various delivery methods, including third-class mail.

RAW MATERIALS

  The basic raw material of newspaper publishing operations is newsprint. The Company believes that effective management of newsprint costs is an important factor in the success of its business. Newsprint costs increased approximately 40% per metric ton in 1995 on an industry-wide basis and may continue to increase in 1996, although any such increases in 1996 are not anticipated to be as significant as the 1995 increases. Newsprint expenses represented 12%, 12% and 15% of the Company's total operating costs and expenses for the years ended December 31, 1993, 1994 and 1995, respectively. The Company believes that this compares favorably with cost of newsprint to other publishers throughout the country.

  The Company currently purchases newsprint from various suppliers in the United States and Canada. As of May 6, 1996, the Company was a party to long-term supply contracts with several such suppliers, the largest of which will provide approximately 50% of the tonnage used by the Company in 1996. In accordance with industry practice, the Company's newsprint supply contracts provide for tonnage at prices determined from time to time by the suppliers. The Company believes that sources of newsprint supply are adequate for its anticipated needs and that there are adequate alternative sources of supply. See "Regulation of Newspaper Operations" below for a discussion of state laws which regulate the recycled content of newsprint.

COMPETITION

  While the Company's daily newspapers are the only daily newspapers of general circulation published in their respective cities or towns, each of these publications and each of the Company's non-daily newspapers and shoppers competes in varying degrees with other newspapers having a regional or national circulation, as well as with magazines, radio, television, direct marketing and other advertising media. In addition, certain of the Company's daily newspapers compete within their own markets with other daily newspapers of general circulation published in adjacent or nearby cities and towns. There are no local television stations in any of the Company's 28 daily newspaper markets, although each community receives television service through cable or regional broadcast signals. The Company believes that its significant presence in the towns served by its community publications has enabled it to compete effectively.

  Although published in a different location, a competitor has recently begun publication of a daily newspaper serving the Warner Robins, Georgia market. The Company is unable to predict the effect that this publication will have on its Warner Robins daily newspaper. However, management does not believe that this competing daily will have a material effect on the Company's operations.

  Although there can be no assurance that a competitor will not enter one or more of the Company's markets and become successful, the Company believes that entry by a direct competitor in most of its daily newspaper markets is likely to be cost prohibitive. Additionally, the prevailing trend in newspaper publishing has been for consolidation down to one dominant daily newspaper in a particular community or city. The Company believes that distribution of its shoppers in conjunction with community daily newspapers enhances its competitive position in such market areas.

REGULATION OF NEWSPAPER OPERATIONS

  Park Broadcasting's television and radio broadcasting operations are subject to the jurisdiction of the Federal Communications Commission (the "FCC") under the Communications Act of 1934, as amended (the "Communications Act"). Because of the common ownership of the Company and Park Broadcasting, certain rules of the FCC and/or the Communications Act affect the Company's publication operations as well as Park Broadcasting's operations by placing certain limitations on common ownership, operation and other interests in, among other things, broadcast stations and newspapers serving the same area. This may affect the number, type and location of newspapers that the Company may acquire in the future. These rules do not currently require any change in the Company's present ownership of newspapers.

  Additionally, the Company is required to obtain a permit from, and to file an annual statement of ownership and circulation with, the U.S. Postal Service for paid circulation newspapers that are delivered by second class mail. Certain of the Company's paid publications are currently delivered by second class mail. Free circulation publications such as shoppers are delivered to subscribers and nonsubscribers by mail or in other ways.

  Certain states in which the Company publishes its newspapers have enacted legislation concerning the percentage of recycled content of newsprint. Certain of these states mandate that newsprint contain a minimum amount of recycled material, while others have developed voluntary recycled content guidelines for newsprint. Newsprint suppliers are not currently able to deliver the requisite recycled-content newsprint, and there can be no assurance that the suppliers will be able to supply such newsprint upon implementation of the various state laws. The Company, like other newspaper publishers, is exploring alternative compliance methods permitted under certain of these laws, including recycling and other programs intended to divert newspapers from being disposed of in landfills. The Company is unable to predict the impact that these laws will have on its business.

ENVIRONMENTAL REGULATION

  The Company, like other companies engaged in similar operations, is subject to a wide variety of federal, state and local laws and regulations, including those governing the use, storage, handling, generation, treatment, emission, release, discharge and disposal of certain materials, substances and wastes, the remediation of contaminated soil and groundwater, and the health and safety of employees. As such, the nature of the Company's operations exposes it to the risk of claims with respect to environmental matters, and there can be no assurance that material costs or liabilities will not be incurred in connection with such claims. Based upon its experience to date, the Company believes that the future cost of compliance with existing environmental laws and regulations, and liability for known environmental claims, will not have a material adverse effect on the Company's business or financial position. However, future events, such as changes in existing laws and regulations or their interpretation, and more vigorous enforcement policies of regulatory agencies, may give rise to additional expenditures that could be material.

SEASONALITY

  The Company's advertising revenue is generally the highest in the second and fourth quarters of each year. The increase is due to increased advertising in the spring and in the period leading up to and including the

Christmas holiday season. In addition, political advertising increases the Company's revenue during election years and is typically heaviest during the fourth quarters of those years. However, management believes that fluctuations in its political advertising revenues are tempered by the levels of political activity in the areas in which it operates.

EMPLOYEES

  As of March 1, 1996, the Company had approximately 1,648 employees, 1,175 of whom were full-time employees. None of the Company's employees is represented by a labor union or covered by a collective bargaining agreement. The Company has never experienced a strike or work stoppage and believes its relationship with its employees to be good.

TAX SHARING AGREEMENT

  PAI, through its ownership of 100% of Park Communications, currently beneficially owns 100% of the stock of the Company, Park Broadcasting and their respective subsidiaries. Each such corporation is, for federal income tax purposes, part of the affiliated group of which PAI is the common parent, and the results of operations of that affiliated group are reported in PAI's consolidated federal income tax return. PAI and each member of its affiliated group are parties to a tax sharing agreement pursuant to which, respectively, the Company and its subsidiaries and Park Broadcasting and its subsidiaries are obligated to make tax sharing payments to Park Communications in amounts equal to the federal income taxes which the Company and Park Broadcasting would have paid for such taxable year if each of the Company and Park Broadcasting were the highest-tier common parent of a group of includible corporations and filed separate consolidated tax returns for itself and its subsidiaries. (Each group of companies composed of (i) the Company and its subsidiaries or (ii) Park Broadcasting and its subsidiaries is hereinafter called a "Subgroup," and each of the Company and Park Broadcasting is called a "Subparent.") The tax sharing agreement also provides that if any consolidated or combined state income tax return is filed by PAI or Park Communications which includes income of the Park Newspapers Subgroup or Park Broadcasting Subgroup, then the Company and Park Broadcasting each will be obligated to make tax sharing payments to Park Communications in an amount equal to the state income taxes which its respective Subgroup would have paid if it as Subparent filed a consolidated or combined state income tax return for the Subgroup with the respective state. Park Communications is permitted and obligated to pay to PAI, or directly to the relevant taxing authority, the consolidated or combined income tax liabilities of PAI's affiliated group for the taxable year. Subject to certain exceptions, Park Communications may waive the requirement that payments be made to it under the tax sharing agreement.

  Tax sharing payments, to the extent owed and not waived, are required to be made not later than the tenth day of April, June, September and December, as well as not later than the fifth day prior to: PAI's filing of any consolidated or combined income tax return (including an amended return) or PAI's payment of additional income tax pursuant to (i) an administrative adjustment agreed with the Internal Revenue Service or applicable state taxing authority or (ii) an unappealable final determination of a court of competent jurisdiction.

  The Indenture restricts the ability of the Company to amend the tax sharing agreement.

PROPERTIES

  The Company's daily newspaper operations, both production and administration, are typically housed in one-story buildings in which the Company uses from 8,200 to 35,860 square feet. Of the 28 daily newspaper buildings, 27 are owned and one is leased under a lease expiring in 1998. All of the Company's daily newspapers are printed on printing presses owned by the Company. The Company owns and leases various other properties in connection with its non-daily newspaper and shopper operations.

  The Company's principal executive offices are located in premises leased by Park Communications in Lexington, Kentucky. The Company owns certain other properties which are not used in its business operations. These properties are generally leased to unaffiliated third parties. It is anticipated that all of the Company's owned properties will serve as collateral for the Company's obligations under the Revolving Credit Facility. The Company believes that its properties are generally adequate for its operations, although opportunities to upgrade facilities are continuously reviewed.

LEGAL PROCEEDINGS

  The Company currently and from time to time is involved in litigation incidental to the conduct of its business. There are no pending legal proceedings to which the Company or any of its subsidiaries is a party, or to which any of their respective properties is subject, which, in the opinion of Company management, are likely to have a material adverse effect on the Company's business or financial condition.

                                  MANAGEMENT

  The following table sets forth, as of March 28, 1996, the names of the directors and executive officers of the Company, their ages and their positions with the Company and Park Communications:

                                  POSITION WITH         POSITION WITH
              NAME           AGE   THE COMPANY       PARK COMMUNICATIONS
      ---------------------  --- --------------- ----------------------------
      Ralph J. Martin         42 Chief Operating Vice President--
                                     Officer     Newspaper Operations
      Randel N. Stair         45    Treasurer    Vice President, Chief
                                                 Financial Officer, Treasurer
      Wright M. Thomas        60    President    President and Chief
                                                 Operating Officer
      Dr. Gary B. Knapp       52    Director     Director
      Donald R. Tomlin, Jr.   48    Director     Director

  Each director of Park Communications and the Company holds office until the next annual meeting of stockholders and until his successor has been elected and qualified. Officers are elected by the Board of Directors and serve at its discretion.

  Ralph J. Martin joined Park Communications and the Company in September 1995 as Vice President--Newspaper Operations of Park Communications and chief operating officer of the Company. Prior to joining Park Communications and the Company, Mr. Martin was employed for 19 years by Thomson Newspapers, Inc., where he held various senior management positions, including, most recently, President of Thomson Newspapers/Eastern Group from 1993 to 1995 and Vice President of the Metro Division from 1990 to 1993.

  Randel N. Stair has been Chief Financial Officer and Treasurer of Park Communications since May 1994, Vice President since 1980. Mr. Stair served as Controller of Park Communications from 1980 to 1995. Mr. Stair has served as Treasurer of the Company since 1983. Prior to joining Park Communications in 1979, Mr. Stair was employed by Multimedia, Inc. as Assistant Corporate Controller.

  Wright M. Thomas has been President and Chief Operating Officer of Park Communications since July 1987. Mr. Thomas has served as President of the Company since 1987. Mr. Thomas served as a director of Park Communications from 1983 to 1995, Assistant Secretary from 1974 to 1995, Treasurer from 1983 to 1994, Executive Vice President from 1986 to 1987, Senior Vice President-- Finance from 1979 to 1986, and Vice President--Finance from 1974 to 1979. Prior to joining Park Communications, he was employed by INA Corporation and Coopers & Lybrand.

  Dr. Gary B. Knapp became a director of each of Park Communications and the Company in May 1995. Dr. Knapp has been a principal of Knapp Securities, Inc., a firm offering investment advisory and consulting services, since 1982.

  Donald R. Tomlin, Jr. became a director of each of Park Communications and the Company in May 1995. Mr. Tomlin has been president of Tomlin and Company, Inc., a financial services and asset management firm, since December 1986.

  Messrs. Knapp and Tomlin receive no compensation for serving as directors of either Park Communications or the Company. However, they are reimbursed for expenses incurred in acting in such capacities.

  The following table sets forth, as of March 28, 1996, the names and ages of the Regional Managers of the Company's operations:

                              YEARS OF EMPLOYMENT        POSITION WITH
             NAME         AGE   WITH THE COMPANY          THE COMPANY
      ------------------- --- ------------------- --------------------------
      Tim Dearman          43          33         Mid-Atlantic West Region
                                                  Manager
      John Kennedy         59          40         Mid-Atlantic East Region
                                                  Manager
      David E. Thornberry  30           1         Ohio Valley Region Manager
      Paul E. Semple       38          17         Mid-Western Region Manager
      Thomas N. Ceravolo   64          40         Eastern Region Manager
      Charles S. Lake      61          40         Western Region Manager

  Tim Dearman has been General Manager of the Statesville Record & Landmark since 1985. He started with the newspaper as a paperboy at age 10, and has since worked in every department. He has been the Mid-Atlantic Western Regional Manager of the Company since 1986.

  John Kennedy has been General Manager of The Concord Tribune since 1987 and The Daily Independent of Kannapolis since January 1996. He joined The Concord Tribune in 1956 and has served in various positions. He has been Mid-Atlantic Eastern Regional Manager of the Company since 1986.

  David E. Thornberry has been General Manager of The Morehead News and Regional Manager of the Ohio Valley Group since January 1996. Prior to joining the Company, he was Division Publisher of Wyoming Newspapers, Inc. from 1989 to 1995, and also served various management roles for the its parent company, News Media Corporation from 1985 to 1995.

  Paul E. Semple has been General Manager of the Effingham Daily News since 1993 and Mid-Western Regional Manager of the Company since 1995. He has been with the paper since 1979, serving as Business Manager from 1979 to 1985 and Controller from 1986 to 1992.

  Thomas N. Ceravolo has been with the Lockport Union-Sun & Journal since 1956. He served as General Manager of WUSJ Radio until 1970, and became Assistant to the Publisher of the paper in 1970. He became General Manager of the Company's Lockport paper and Eastern Regional Manager in 1986.

  Charles S. Lake has been General Manager of the Sapulpa Daily Herald since 1979. He has been Western Division Manager of the Company since 1995. Mr. Lake has been associated with the Sapulpa Daily Herald for 40 years in various positions.

EXECUTIVE COMPENSATION

  Set forth below is information concerning the annual and long-term compensation for services in all capacities rendered to Park Communications and the Company for the fiscal years ended December 31, 1995, 1994 and 1993 of
(i) Wright M. Thomas, President and Chief Operating Officer of Park Communications and President of the Company, (ii) Randel N. Stair, Vice President, Chief Financial Officer and Treasurer of Park Communications and Treasurer of the Company and (iii) Robert J. Rossi, who served as Vice President--Newspaper Operations of Park Communications until July 31, 1995. All such compensation was paid by Park Communications and, in the case of Messrs. Thomas and Stair, relates to services performed in connection with all of Park Communication's businesses; no specific allocation is made of such compensation to the Company's business. No other executive officer of the Company had aggregate salary and bonus during 1995 in excess of $100,000.

                          SUMMARY COMPENSATION TABLE

                                                     ANNUAL COMPENSATION
                                                     -----------------------
                         NAME AND
                    PRINCIPAL POSITION          YEAR  SALARY(A)      BONUS
      ----------------------------------------  ---- -----------   ---------
      Wright M. Thomas                          1995 $ 252,226(b)  $ 140,125
      President and Chief                       1994   241,384(b)         --
      Operating Officer of Park Communications  1993   184,440(b)         --
      and President of the Company
      Randel N. Stair                           1995 $ 131,306     $ 157,450(c)
      Vice President and                        1994   126,621        10,000
      Chief Financial Officer of Park           1993   122,258            --
      Communications and Treasurer of the
      Company
      Robert J. Rossi                           1995 $ 110,296     $ 170,000(c)
      Former Vice President--                   1994   162,589        36,999
      Newspaper Operations of Park              1993   162,630            --
      Communications

- --------
(a) The amounts shown are after voluntary salary reductions associated with the election to treat health insurance premiums on a pre-tax basis.
(b) Pursuant to a deferred compensation arrangement with Park Communications, Mr. Thomas may elect to defer a portion of his annual salary, not to exceed the greater of $30,000 or 25% of his salary. Such deferred compensation is payable with interest in installments upon retirement or termination of employment. Such deferred compensation is included in the amount shown.
(c) The amount shown includes $134,000 and $170,000 paid to Messrs. Stair and Rossi, respectively, under the Company's Retention Incentive Plan following the acquisition of Park Communications by PAI in May 1995. See "Employment and Severance Arrangements" below.

EMPLOYMENT AND SEVERANCE ARRANGEMENTS

  Effective July 1, 1994, Park Communications entered into an employment agreement with Wright M. Thomas which provides for (i) an annual salary of $250,000 for three years and (ii) a non-competition/consulting period commencing on the earlier of July 1, 1997 or termination of Mr. Thomas' employment for specified reasons, and ending on June 30, 2000, with a fee of $100,000 per year payable in monthly increments commencing on the earlier of July 1, 1997 or, following termination of Mr. Thomas' employment for specified reasons, on the date Mr. Thomas obtains other employment. In the event of termination of Mr. Thomas' employment for specified reasons, Mr. Thomas will be paid an amount equal to his salary under the agreement for the period ending on the earlier June 30, 1997 or the date Mr. Thomas obtains other employment. The specified reasons for termination of employment include termination by Park Communications other than for cause and resignation following a change in circumstances that significantly diminish Mr. Thomas' position with Park Communications.

  Pursuant to a contingent retirement agreement, Wright M. Thomas is entitled to receive certain payments in the event of retirement at age 65 if he is then employed by, or providing consulting services under his employment contract to, Park Communications. The annual amount of such payments will be 50% of his average net salary during the five-year period immediately preceding retirement (not including any consulting period), less the annual amount of retirement income payable to him under the federal Social Security Act or any other similar plan which is a substitute for that Act that may be established under federal law. Net salary, for this purpose, means Mr. Thomas' annual gross salary less amounts withheld from such salary for the payment of Social Security and other federal or state taxes (other than income taxes). Although his future salary cannot be predicted with certainty, if the payments under this plan would have been based on his salary during the previous five years, such payments would be approximately $84,000 per year during his lifetime.

  Pursuant to Park Communications' Retention Incentive Plan, Messrs. Stair and Rossi received a bonus of $134,000 and $170,000, respectively, as a result of their being employed by Park Communications on the date PAI acquired Park Communications. Under this plan, Mr. Stair is also entitled to severance benefits if, prior to May 11, 1997, (i) his employment is involuntarily terminated other than for cause or (ii) he refuses a position that is not comparable to his current position. The severance benefit would be the greater of Mr. Stair's annual salary or one-twelfth of his annual salary for each year of service.

  In June 1995, Park Communications and Robert J. Rossi, a former executive officer of Park Communications, entered into a consulting and non-competition agreement, under which Mr. Rossi has agreed to provide up to 50 days of consulting services to Park Communications during the 12-month period ending in June 1996, for which Park Communications has agreed to pay to Mr. Rossi an aggregate of $50,000, with payments commencing in January 1996. Under the agreement, Park Communications has also agreed to compensate Mr. Rossi at the rate of $1,000 per day for each day worked in excess of 50 days during the 12-month period.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  During 1995, the following former directors served as members of the Compensation Committee of the Board of Directors of Park Communications: John
F. McNair III, former President of Wachovia Bank and Trust Company of North Carolina, N.A., and the Honorable Senator Harry F. Byrd, Jr. of Virginia. In addition, Dorothy D. Park, a former director, served as an ex-officio member of the Park Communications Compensation Committee. The Board of Directors currently has no Compensation Committee and compensation matters are decided by the two current directors. There were no interlocking relationships between members of the Compensation Committee and directors or officers of Park Communications or the Company.

  During the fiscal years ended December 31, 1994 and 1993, the Company leased certain operating facilities and equipment from RHP Incorporated ("RHP"), which was wholly owned by the estate of Roy H. Park, by Mr. Park's widow, Dorothy D. Park, and by a marital trust for the benefit of Mrs. Park. Until his death in October 1993, Mr. Park was Chairman of the Board, Chief Executive Officer and the majority stockholder of Park Communications. In November 1993, Mrs. Park became Chairman of the Board of Park Communications and, in her capacity as personal representative of the Estate of Roy H. Park, controlled the shares of common stock of Park Communications formerly owned by Mr. Park until May 1995. Each of Mrs. Park, Roy H. Park, Jr. and Wright M. Thomas was a director and officer of RHP. Such lease payments to RHP were $271,476 and $527,949 in 1994 and 1993, respectively. On November 30, 1994, the Company purchased five previously leased properties from RHP for $600,000. The price paid for these properties was based on independent appraisals.

CERTAIN TRANSACTIONS

  In connection with the relocation of Park Communications' and the Company's headquarters in 1995 from New York to Kentucky, Park Communications purchased the homes of Messrs. Thomas and Stair in New York for $176,950 and $175,667, respectively, and reimbursed such individuals for certain moving expenses incurred. The purchase price for each of the homes was based on the average of three independent appraisals of each house. Each of Messrs. Thomas and Stair also received $5,000 from Park Communications to assist in locating and purchasing a new home in Kentucky. Such payments and the reimbursement of relocation expenses were made available to all Park Communications employees who relocated to Kentucky and who purchased a home.

  PAI and each of its direct subsidiaries (including the Company) are parties to a management services agreement pursuant to which Park Communications will pay to PAI for management advisory services $250,000 (of which $125,000 will be contributed by each of the Company and Park Broadcasting and their respective subsidiaries) on the business day after each semiannual interest payment date on the Notes; provided that such payments will not be due or made unless all interest accrued on the Notes, the Communications Notes and the Broadcasting Notes due on such semiannual interest payment date has been paid in cash and no default or event of default has occurred and is continuing on any such Notes at the time of such payment.

               SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  Park Communications owns 4,150 shares, or 100%, of the outstanding common stock of the Company, and PAI owns all of the outstanding common stock of Park Communications. None of the Company, Park Communications or PAI has a class of equity or voting securities other than common stock. PAI has an authorized class of non-voting common stock. The address of Park Communications and PAI is 1700 Vine Center Office Tower, 333 West Vine Street, Lexington, Kentucky 40507. Except as set forth below, no director or executive officer of the Company beneficially owns or is deemed to beneficially own any shares of common stock (voting or non-voting) of any of the Company, any subsidiary of the Company, Park Communications or PAI.

  The following table sets forth information as of June 14, 1996 concerning the beneficial ownership of the outstanding shares of common stock of PAI:

                                         NUMBER OF SHARES
             BENEFICIAL OWNER           BENEFICIALLY OWNED       PERCENT OF CLASS
       ----------------------------     ------------------       ----------------
       Gary B. Knapp(a)                        100                      50%
        333 West Vine Street,
       #300
        Lexington, KY 40507
       Tomlin Family Trust II(b)               100                      50%
        1401 Main Street, Suite 825
        Columbia, SC 29201

- --------
(a) Mr. Knapp is a director of Park Communications and the Company and a director and officer of PAI.
(b) Donald R. Tomlin, Jr., 1401 Main Street, Suite 825, Columbia, SC 29201, a director of Park Communications and the Company and a director and officer of PAI, is a trustee of the Tomlin Family Trust II.

  All of the outstanding shares of common stock of each of Park
Communications, Park Newspapers, Inc., Park Broadcasting and the subsidiaries of Park Broadcasting (other than the subsidiary which holds the Radio Station Assets relating to stations KEZX-AM and KWJZ-FM) are pledged to secure indebtedness under the Communications Senior Credit Facility.

                      DESCRIPTION OF CERTAIN INDEBTEDNESS

SALES OF RADIO STATION ASSETS; COMMUNICATIONS SENIOR CREDIT FACILITY

  Park Broadcasting is in the process of selling the Radio Station Assets and discontinuing its radio broadcasting operations. As of May 6, 1996, the sale of two radio stations had been completed resulting in gross proceeds to the Company of $103.0 million, of which $100.5 million has been used to pay principal and interest on the Prior Term Loan.

  As of May 6, 1996, Park Broadcasting had entered into definitive agreements with prospective purchasers for the sale of all of its remaining Radio Station Assets. Between May 6, 1996 and June 14, 1996, Park Broadcasting had sold 12 of its radio stations for aggregate gross proceeds of $62.0 million, of which $35.8 million was used to pay principal and interest due under the Communications Senior Credit Facility. The aggregate proceeds from the sale of the remaining Radio Station Assets are currently expected to be $68.2 million, before deducting expenses relating to the sale of such remaining Radio Station Assets estimated to be $0.8 million and income taxes resulting from such sales estimated to be $23.0 million.

  Consummation of the sales of the remaining Radio Station Assets is subject to the satisfaction of customary conditions, including approval of transfer of the broadcasting licenses by the FCC and, with respect to certain of the sale transactions, receipt of satisfactory title and environmental reports, completion of due diligence investigation by the buyer, receipt of zoning approvals and expiration of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Although there can be no assurance that the sale of the remaining Radio Station Assets will occur, Park Broadcasting currently contemplates that the sale of four of its eight remaining individual radio stations will be completed by June 30, 1996, the sale of an additional two of its individual radio stations will be completed by July 31, 1996 and the sale of its last two individual radio stations will be completed by August 31, 1996. In order to permit payment in full of the Prior Term Loan certain lenders extended to Park Communications the Communications Senior Credit Facility in an amount equal to $58.0 million. The Communications Senior Credit Facility bears interest at a rate per annum equal, at Park Communications' option, to Adjusted LIBOR (as defined in the Communications Senior Credit Facility) plus an applicable margin or the Alternate Base Rate (as defined in the Communications Senior Credit Facility) plus an applicable margin. The Communications Senior Credit Facility matures six months after the Closing Date and may be extended for an additional six months on the satisfaction of certain conditions. At June 14, 1996, the outstanding principal amount due under the Communications Senior Credit Facility was $22.2 million.

  The Communications Senior Credit Facility is guaranteed by Park Broadcasting and each direct or indirect subsidiary of Park Broadcasting, whether presently existing or thereafter created or acquired, other than the subsidiary which held the Radio Station Assets relating to stations KEZX-AM and KWJZ-FM in Seattle, Washington (such subsidiaries, the "Guarantors"). The Communications Senior Credit Facility and the guarantee obligations are secured by a lien on the assets of the Guarantors and by pledges of the capital stock of Park Communications, the Company, Park Broadcasting and the Guarantors. The Communications Senior Credit Facility provides for the release of any security interest in capital stock or assets to be sold after May 13, 1996 simultaneously with the consummation of such sale.

  In addition, the Communications Senior Credit Facility contains various covenants that limit, among other things, mergers, acquisitions and asset sales, indebtedness, liens, dividends on and issuances of capital stock of Park Communications' subsidiaries, creation or acquisition of additional subsidiaries, amendments to debt or other capitalization documents (including amendments to the Indenture), prepayments of debt (including prepayments of the Notes), transactions with affiliates and certain other business activities. The Communications Senior Credit Facility also contains certain financial covenants, including a Consolidated Total Debt to Consolidated EBITDA ratio and a Consolidated EBITDA to Consolidated Cash Interest Expense Ratio (such terms as defined in the Communications Senior Credit Facility) determined, in each case, for Park Broadcasting and its Subsidiaries.

  Mandatory prepayments are required to be made under the Communications Senior Credit Facility from the proceeds of any sale or disposition of any assets (other than KEZX-AM and KWJZ-FM) by Park Communications or any of its subsidiaries; certain excess cash flow of the Guarantors; the proceeds of sales or issuances of equity securities by Park Communications or any of its subsidiaries and the proceeds from the incurrence of indebtedness by Park Communications or its subsidiaries on or after May 13, 1996 (other than in connection with the Refinancing Transactions and certain other permitted indebtedness).

  The Communications Senior Credit Facility provides for events of default, which include the termination or renewal on material adverse terms of any broadcast license, interruption of broadcasting operations, repudiation of any material provision of any agreement of sale of Radio Station Assets owned by any of the Guarantors, or an injunction with respect to any sale of Radio Station Assets owned by any of the Guarantors occurring after May 13, 1996, payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain other indebtedness, certain events of bankruptcy and insolvency, ERISA events, judgment defaults, failure of any guaranty or security agreement supporting the Communications Senior Credit Facility to be in full force and effect and change of control of Park Communications.

SENIOR PAY-IN-KIND NOTES OF PARK COMMUNICATIONS

  Simultaneously with the sale of Notes, Park Communications offered and sold the Communications Notes as part of the Communications Units. The Communications Notes were issued pursuant to an Indenture dated as of May 13, 1996 between Park Communications and IBJ Schroder Bank & Trust Company, as Trustee (the "Communications Indenture"). Interest on the Communications Notes is payable semi-annually at a rate of 13.75% per annum. Through May 15, 1999, interest on the Communications Notes is payable, at the option of Park Communications, by the issuance of additional Communications Notes in lieu of cash interest. After May 15, 1999, interest on the Communications Notes is payable solely in cash. The Communications Senior Credit Facility requires that, so long as any indebtedness is outstanding thereunder, all interest on the Communications Notes will be payable solely by the issuance of additional Communications Notes.

  The Communications Indenture provides that upon repayment of the Communications Senior Credit Facility, Park Communications will be obligated to grant to the holders of the Communications Notes a first priority lien on and security interest in all of the capital stock of the Company and Park Broadcasting owned by Park Communications. The Communications Notes mature on May 15, 2004.

  The Communications Notes are redeemable on or after May 15, 1999 at the redemption prices set forth in the Communications Indenture plus, in each case, accrued and unpaid interest, if any, to the date of redemption. Prior to December 31, 1997, Park Communications has the right to redeem all or any portion of the Communications Notes with the net proceeds of certain public equity offerings or strategic equity investments, at 112.0% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption. In addition, on or after December 31, 1997 and prior to May 15, 1999, Park Communications has the right to redeem up to 50% of the aggregate principal amount of Communications Notes then outstanding with the net proceeds of certain public equity offerings or strategic equity investments, at 113.0% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption. In addition, at any time prior to May 15, 1999, Park Communications has the right, subject to certain limitations described in the Communications Indenture, to redeem the Communications Notes, in whole or in part, at a redemption price equal to the principal amount thereof plus the Applicable Premium (as defined in the Communications Indenture) plus accrued and unpaid interest, if any, to the date of redemption.

  Park Communications is obligated to make an offer to repurchase all or a portion of the Communications Notes then outstanding at a price equal to 112.0% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase with the net proceeds of any public equity offering or strategic equity investment consummated on or prior to December 31, 1997 to the extent that the proceeds therefrom have not been (or will not be pursuant to a notice of redemption given) utilized to effect a redemption of the Communications Notes and the amount not so utilized exceeds $2.0 million. The Communications Indenture contains change of control provisions similar to those applicable to the Notes requiring Park Communications to offer to repurchase the Communications Notes upon a change of control triggering event, which includes both a change of control and a ratings decline.

  Park Communications also is required to offer to repurchase Communications Notes at 100% of their principal amount plus accrued and unpaid interest to the date of redemption in the event that the net proceeds of certain asset sales of Park Communications or its restricted subsidiaries (including the Company and its subsidiaries) are not used within 360 days after the occurrence of such sales to permanently reduce senior debt of Park Communications or Park Broadcasting and/or to make an investment in, or acquire assets directly related to, the same lines of business being conducted by Park Communications or such restricted subsidiaries.

  The Communications Indenture imposes certain limitations on the ability of Park Communications and its restricted subsidiaries to, among other things,
(i) incur additional indebtedness, (ii) pay dividends or make certain other restricted payments, (iii) restrict the ability of a restricted subsidiary to pay dividends or make certain payments to Park Communications, (iv) consummate certain asset sales, (v) enter into certain transactions with affiliates, (vi) incur liens, (vii) merge or consolidate with any other person or (viii) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of Park Communications.

  Events of default under the Communications Indenture include, among other things, payment defaults, covenant defaults, cross-defaults to certain other indebtedness, judgment defaults and certain events of bankruptcy and insolvency.

  The Communications Notes were issued as part of units consisting of the Communications Notes and the Communications Warrants, which warrants will have a nominal exercise price. The Communications Warrants will be initially exercisable for 7.0% of the common stock of Park Communications on a fully-diluted basis. The Communications Warrants and the common stock issued upon exercise thereof will have the benefit of certain registration rights.

  In connection with the offering of the Communications Units, Park Communications has agreed that, unless on or prior to December 31, 1997 it receives proceeds of at least $40.0 million from a public equity offering or strategic equity investment (or series of substantially concurrent strategic equity investments), it will be obligated to issue additional warrants initially exercisable for 3.0% of the common stock of Park Communications on a fully-diluted basis as of the date of such issuance.

SENIOR NOTES OF PARK BROADCASTING

  Simultaneously with the sale of Notes, Park Broadcasting offered and sold the Broadcasting Notes. The Broadcasting Notes were issued pursuant to an Indenture dated as of May 13, 1996 between Park Broadcasting and IBJ Schroder Bank & Trust Company, as Trustee (the "Broadcasting Indenture"). Interest on the Broadcasting Notes is payable semi-annually at a rate of 11.75% per annum, and the Broadcasting Notes mature on May 15, 2004. The Broadcasting Notes were issued at a discount to result in an effective yield to maturity of 12.25%.

  The Broadcasting Notes are redeemable on or after May 15, 2001 at a redemption premium of 6.0% in excess of par, declining ratably to par at maturity, plus, in each case, accrued and unpaid interest to the date of redemption. In addition, at any time prior to May 15, 1999, Park Broadcasting has the right to redeem up to 35% of the original principal amount of the Broadcasting Notes with the net proceeds of certain public equity offerings or strategic equity investments at 111.75% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of redemption; provided that not less than $155.0 million in principal amount of Broadcasting Notes is outstanding immediately after giving effect to such redemption (other than Broadcasting Notes held by Park Broadcasting or any of its affiliates).

  The Broadcasting Indenture contains change of control provisions similar to those applicable to the Notes requiring Park Broadcasting to offer to repurchase the Broadcasting Notes upon a change of control triggering event, which includes both a change of control and a rating decline.

  Park Broadcasting also is required to offer to repurchase Broadcasting Notes at 100% of their principal amount plus accrued and unpaid interest to the date of redemption in the event that the net proceeds of certain asset sales of Park Broadcasting or its restricted subsidiaries are not used within 360 days after the occurrence of such sales to permanently reduce senior debt of Park Broadcasting and/or to make an investment in or acquire assets directly related to, the same lines of business being conducted by Park Broadcasting or such restricted subsidiary.

  The Broadcasting Indenture imposes certain limitations on the ability of Park Broadcasting and its restricted subsidiaries to, among other things, (i) incur additional indebtedness, (ii) pay dividends or make certain other restricted payments, (iii) restrict the ability of a restricted subsidiary to pay dividends or make certain payments to Park Broadcasting, (iv) consummate certain asset sales, (v) enter into certain transactions with affiliates, (vi) incur liens securing certain indebtedness, (vii) merge or consolidate with any other person or (viii) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of Park Broadcasting.

  Events of default under the Broadcasting Indenture include, among other things, payment defaults, covenant defaults, cross-defaults to certain other indebtedness, judgment defaults and certain events of bankruptcy and insolvency.

REVOLVING CREDIT FACILITY

  It is contemplated that the Company will have commitments for a senior revolving credit facility in an amount not to exceed $10.0 million for future working capital and general corporate purposes (the execution and delivery of which will be subject to negotiation of satisfactory documentation and other customary conditions). Under the terms of the Communications Senior Credit Facility, the Company will not be permitted to borrow funds under the Revolving Credit Facility until such time as all indebtedness under the Communications Senior Credit Facility has been repaid. The Revolving Credit Facility is expected to bear interest at a rate per annum equal, at the Company's option, to Adjusted LIBOR plus an applicable margin or the Alternate Base Rate plus an applicable margin.

  The Revolving Credit Facility is expected to be guaranteed by each of the direct or indirect subsidiaries of the Company thereunder. The obligations under the Revolving Credit Facility are expected to be secured by a lien on the assets of the guarantors thereunder and by pledges of the capital stock of the guarantors thereunder.

  In addition, it is anticipated that the Revolving Credit Facility will contain various covenants that limit, among other things, subject to certain exceptions, restricted payments and investments, mergers, acquisitions and asset sales, indebtedness, liens, dividends on and issuance of capital stock of the Company's subsidiaries, creation or acquisition of additional subsidiaries, amendments to debt or other capitalization documents, prepayments of debt, transactions with affiliates and certain other business activities. The revolving credit facilities will also contain certain financial covenants, including a Total Debt to EBITDA ratio, an EBITDA to Fixed Charge Ratio, an EBITDA to Cash Interest Expense ratio and a limit on the amount of Capital Expenditures which the borrower may make (all such terms as defined in the Revolving Credit Facility).

  Mandatory prepayments will be required to be made under the Revolving Credit Facility from the net cash proceeds from any sale or disposition of any assets of the Company or the guarantors thereunder not reinvested in the business of such borrower within twelve months of such sale and, following repayment of all obligations under the Communications Senior Credit Facility, from any sale or issuance of equity by the Company.

  The Revolving Credit Facility is expected to provide for events of default, which may include payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain other indebtedness, certain events of bankruptcy and insolvency, ERISA events, environmental events, failure of any guaranty or security agreement supporting the revolving credit facilities to be in force and effect, change of control of the borrower thereunder.

                           DESCRIPTION OF THE NOTES

GENERAL

  The Series A Notes were, and the Series B Notes will be, issued under an Indenture (the "Indenture"), dated as of May 13, 1996, by and between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"). Upon the issuance of the Series B Notes, the Indenture will be subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). As used in this "Description of the Notes" section, references to the "Company" means Park Newspapers, Inc., but not any its subsidiaries (unless the context otherwise requires).

  The following is a summary of the material provisions of the Notes and the Indenture. This summary does not purport to be complete and is subject to the detailed provisions of, and is qualified in its entirety by reference to, the Trust Indenture Act, the Notes and the Indenture, including the definitions of certain terms contained therein and including those terms made part of the Indenture by reference to the Trust Indenture Act. A copy of the Indenture may be obtained from the Company. The definitions of certain terms used in the following summary are set forth below under "--Certain Definitions." Reference is made to the Indenture for the full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

MATURITY AND INTEREST

  The Notes are general unsecured unsubordinated obligations of the Company limited in aggregate principal amount to $155,000,000 and mature on May 15, 2004. Interest on the Notes accrues at the rate of 11.875% per annum and is payable semi-annually in arrears on May 15 and November 15 in each year, commencing on November 15, 1996, to holders of record on the immediately preceding May 1 and November 1, respectively. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes (the "Issue Date"). Interest is computed on the basis of a 360-day year comprised of twelve 30-day months.

  Principal of, premium, if any, and interest on the Notes is payable at the office or agency of the Company maintained for such purpose within The City of New York or, at the option of the Company, payment of interest may be made by check mailed to the holders of the Notes at their respective addresses as set forth in the register of holders of Notes. Until otherwise designated by the Company, the Company's office or agency in The City of New York will be the office of the Trustee maintained for such purpose. The Series A Notes were, and the Series B Notes will be, issued in fully registered form, without coupons, and in denominations of $1,000 and integral multiples thereof, except that Notes issued to investors that are institutional accredited investors and that are not "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) ("QIBs") will be issued only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

RANKING

  The Notes rank pari passu in right of payment with all existing and future unsecured and unsubordinated indebtedness of the Company and senior in right of payment to all existing and future subordinated indebtedness of the Company. The Notes are effectively subordinated to all secured indebtedness of the Company to the extent of the assets securing such indebtedness and to all existing and future indebtedness and other obligations of the subsidiaries of the Company. As of December 31, 1995, on a pro forma basis after giving effect to the sale of Notes, the other Refinancing Transactions and the application of the net proceeds therefrom, the Company would have had no secured indebtedness outstanding and the subsidiaries of the Company would have had $0.4 million of indebtedness outstanding.

REDEMPTION

  Mandatory Redemption. The Notes are not subject to any mandatory sinking fund redemption prior to maturity.

  Optional Redemption. The Notes are redeemable at the option of the Company, in whole or in part, at the redemption prices (expressed as percentages of the principal amount of the Notes) set forth below plus accrued and unpaid interest, if any, to the date of redemption, if redeemed during the twelve-month period beginning on May 15 of the years indicated below.

        YEAR                                                          PERCENTAGE
        ----                                                          ----------
        2001.........................................................  105.938%
        2002.........................................................  103.958
        2003.........................................................  101.979
        2004.........................................................  100.0

  In addition, at any time prior to May 15, 1999, the Company may, at its option, redeem up to $50.0 million of the aggregate principal amount of Notes originally issued with the net proceeds of one or more Public Equity Offerings or Strategic Equity Investments where the proceeds to the Company of any such Public Equity Offering or Strategic Equity Investment are at least $40.0 million, at 111.875% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of redemption; provided, however, that not less than $100.0 million principal amount of the Notes is outstanding immediately after giving effect to such redemption (other than any Notes owned by the Company or any of its Affiliates) and such redemption is effected within 60 days of such issuance or investment.

  In addition, at any time prior to May 15, 2001, upon the occurrence of a Change of Control, the Company may redeem the Notes, in whole but not in part, at a redemption price equal to the principal amount thereof plus the Applicable Premium plus accrued and unpaid interest, if any, to the date of redemption. Notice of redemption of the Notes pursuant to this paragraph shall be mailed to holders of the Notes not more than 30 days following the occurrence of a Change of Control. The Company may not redeem Notes pursuant to this paragraph if it has made an offer to repurchase Notes with respect to such Change of Control.

  Selection and Notice. If less than all of the Notes are to be redeemed at any time, selection of the Notes to be redeemed will be made by the Company in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed on a securities exchange, on a pro rata basis or by lot; provided, however, that Notes redeemed in part shall only be redeemed in integral multiples of $1,000. Notices of any optional or mandatory redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at such holder's registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed, and the Trustee shall authenticate and mail to the holder of the original Note a new Note in principal amount equal to the unredeemed portion of the original Note promptly after the original Note has been canceled. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption.

CHANGE OF CONTROL

  In the event of a Change of Control Triggering Event, each holder of Notes will have the right, unless the Company has given a notice of redemption, subject to the terms and conditions of the Indenture, to require the Company to offer to purchase all or any portion (equal to $1,000 or an integral multiple thereof) of such holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, in accordance with the terms set forth below (a "Change of Control Offer").

  The Revolving Credit Facility will likely prohibit the Company from purchasing any Notes pursuant to a Change of Control Offer prior to repayment in full of indebtedness under the Revolving Credit Facility. If a Change of Control Triggering Event were to occur, there can be no assurance that the Company will have sufficient assets to satisfy its obligations under the Revolving Credit Facility or, thereafter, to purchase any of the Notes. Any additional credit agreements or other agreements relating to unsubordinated indebtedness to which the Company becomes a party may contain similar restrictions and provisions. Moreover, the Communications Senior Credit Facility contains and the Revolving Credit Facility will likely contain a "change of control" provision that is similar to the provision in the Indenture relating to a Change of Control, and the occurrence of such a "change of control" would constitute a default under the Communications Senior Credit Facility or the Revolving Credit Facility, as the case may be.

  If the Company is unable to obtain the requisite consents and/or repay all indebtedness which prohibits the repurchase of Notes upon the occurrence of a Change of Control Triggering Event, the Company would remain prohibited by such indebtedness from purchasing any Notes and, as a result, the Company could not commence a Change of Control Offer to purchase the Notes within 30 days of the occurrence of the Change of Control Triggering Event, which would constitute an Event of Default under the Indenture. The Company's failure to commence such a Change of Control Offer likely would constitute an event of default under the Revolving Credit Facility which would permit the lenders thereunder to accelerate all of the Company's indebtedness under the Revolving Credit Facility. If a Change of Control Triggering Event were to occur, there can be no assurance that the Company would have sufficient assets to first satisfy its obligations under the Revolving Credit Facility or other agreements relating to indebtedness, if accelerated, and then to purchase all of the Notes that might be delivered by holders seeking to accept a Change of Control Offer.

  On or before the 30th day following the occurrence of any Change of Control Triggering Event, the Company shall mail to each holder of Notes at such holder's registered address a notice stating: (i) that a Change of Control Triggering Event has occurred and that such holder has the right to require the Company to purchase all or a portion (equal to $1,000 or an integral multiple thereof) of such holder's Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Purchase Date"), which shall be a business day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed, (ii) the amount of accrued and unpaid interest, if any, as of the Change of Control Purchase Date, (iii) that any Note not tendered will continue to accrue interest, (iv) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Change of Control Offer, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date, (v) the procedures, consistent with the Indenture, to be followed by a holder of Notes in order to accept a Change of Control Offer or to withdraw such acceptance, and (vi) such other information as may be required by the Indenture and applicable laws and regulations.

  On the Change of Control Purchase Date, the Company will (i) accept for payment all Notes or portions thereof validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount in cash equal to the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued interest on such Notes as of the Change of Control Purchase Date, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Change of Control Offer. The Paying Agent shall promptly mail to each holder of Notes or portions thereof accepted for payment an amount in cash equal to the purchase price for such Notes plus accrued and unpaid interest, if any, thereon, and the Trustee shall promptly authenticate and mail to each holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part shall be promptly returned to the holder of such Note. On and after a Change of Control Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment, unless the Company defaults in the payment of the purchase price therefor. The Company will announce the results of the Change of Control Offer to holders of the Notes on or as soon as practicable after the Change of Control Purchase Date.

  The Company will comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Change of Control Offer and will be deemed not to be in violation of any of the covenants under the Indenture to the extent such compliance is in conflict with such covenants.

CERTAIN COVENANTS

  Limitation on Incurrence of Indebtedness. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or directly or indirectly guarantee or in any other manner become directly or indirectly liable for ("incur") any Indebtedness (including Acquired Debt), except that the Company may incur Indebtedness if, at the time of, and immediately after giving pro forma effect to, such incurrence of Indebtedness, the Debt to Operating Cash Flow Ratio is not more than (i) 6.0:1 for any incurrence on or prior to November 15, 1997 and (ii) 5.5:1 for any incurrence after November 15, 1997.

  The foregoing limitations will not apply to the incurrence of any of the following (collectively, "Permitted Indebtedness"), each of which shall be given independent effect:

     (i)Indebtedness of the Company represented by the Notes;

     (ii)Indebtedness of the Company and the Restricted Subsidiaries under the Revolving Credit Facility, not to exceed $10.0 million in aggregate principal amount outstanding at any time;

     (iii)Indebtedness owed by any Wholly Owned Restricted Subsidiary to the Company or to another Wholly Owned Restricted Subsidiary, or owed by the Company to any Wholly Owned Restricted Subsidiary; provided, however, that any such Indebtedness shall be at all times held by a Person which is either the Company or a Wholly Owned Restricted Subsidiary of the Company; provided, further, however, that upon either (a) the transfer or other disposition of any such Indebtedness to a Person other than the Company or another Wholly Owned Restricted Subsidiary or (b) the sale, lease, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of any such Wholly Owned Restricted Subsidiary to a Person other than the Company or another Wholly Owned Restricted Subsidiary, the incurrence of such Indebtedness shall be deemed to be an incurrence that is not permitted by this clause (iii);

     (iv)Indebtedness arising with respect to Interest Rate Agreement Obligations incurred for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding;

     (v)any Indebtedness incurred in connection with or given in exchange for the renewal, extension, substitution, refunding, defeasance, refinancing or replacement (a "refinancing") of any Indebtedness described in clause (i) above or incurred under the first paragraph of this covenant ("Refinancing Indebtedness"); provided, however, that (a) the principal amount of such Refinancing Indebtedness shall not exceed the principal amount (or accrued amount, if less) of the Indebtedness so refinanced (plus the premiums paid in connection therewith (which shall not exceed the stated amount of any premium or other payment required to be paid in connection with such a refinancing pursuant to the terms of the Indebtedness being refinanced) and the reasonable expenses incurred in connection therewith); (b) such Refinancing Indebtedness shall have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced; (c) such Refinancing Indebtedness shall be at least as subordinated in right of payment to the Notes as the Indebtedness being renewed, extended, substituted, refunded, defeased, refinanced or replaced; and (d) the obligor on such Refinancing Indebtedness shall be the obligor on the Indebtedness being refinanced or the Company; and

     (vi)in addition to the items referred to in clauses (i) through (v) above, Indebtedness of the Company and payment and performance bonds not to exceed $10.0 million in aggregate principal amount at any time outstanding.

  Indebtedness of any Person which is outstanding at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or a Restricted Subsidiary shall be deemed to have been incurred at the time such Person becomes a Restricted Subsidiary or is merged with or into or consolidated with the Company or a Restricted Subsidiary, and Indebtedness which is assumed at the time of the acquisition of any asset shall be deemed to have been incurred at the time of such acquisition.

  Limitation on Restricted Payments. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, make any Restricted Payment, unless at the time of and immediately after giving effect to the proposed Restricted Payment (with the value of any such Restricted Payment, if other than cash, to be determined reasonably and in good faith by the Board of Directors of the Company, whose determination shall be conclusive, and evidenced by (A) a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee and
(B) if the value of any such Restricted Payment is greater than $5.0 million, an opinion issued by an investment banking or appraisal firm of national standing), (i) no Default or Event of Default (and no event that, after notice or lapse of time, or both, would become an "event of default" under the terms of any Indebtedness of the Company or the Restricted Subsidiaries) shall have occurred and be continuing or would occur as a consequence thereof, (ii) the Company could incur at least $1.00 of additional Indebtedness pursuant to the first paragraph under "--Limitation on Incurrence of Indebtedness" and (iii) the aggregate amount of all Restricted Payments made after the Issue Date shall not exceed the sum of (a) an amount equal to 50% of the Company's aggregate cumulative Consolidated Net Income from the Issue Date (or, if the aggregate cumulative Consolidated Net Income shall be a loss, minus 100% of such loss), plus (b) the aggregate amount of all net cash proceeds received since the Issue Date by the Company from the issuance and sale (other than to a Restricted Subsidiary) of Capital Stock (other than Disqualified Stock) to the extent that such proceeds are not used to redeem, repurchase, retire or otherwise acquire Capital Stock or any Indebtedness of the Company or any Restricted Subsidiary pursuant to clause (ii) of the next paragraph (it being understood that no capital contributions attributable to the Offering and the consummation of the Refinancing Transactions (including the repayment of the Prior Term Loan) shall be deemed for any purpose to be net cash proceeds received by the Company within the contemplation of this clause (b)). For the purposes of clause (iii) of this paragraph only, any payment made pursuant to clauses (v) and (viii) under "--Limitation on Transactions with Affiliates" shall be included as if it were a Restricted Payment in the calculation of the aggregate amount of all Restricted Payments made since the Issue Date.

  The foregoing provisions will not prohibit, so long as (other than with respect to clause (i) below) there is no Default or Event of Default continuing, the following actions (collectively, "Permitted Payments"):

     (i)the payment of any dividend within 60 days after the date of declaration thereof, if at such declaration date such payment would have been permitted under the Indenture;

     (ii)the redemption, repurchase, retirement or other acquisition of any Capital Stock or any Indebtedness of the Company in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Restricted Subsidiary) of Capital Stock of the Company (other than any Disqualified Stock); and

     (iii)the payment of dividends to Park Communications on the Issue Date in an amount equal to the gross proceeds of the Offering of the Notes less expenses thereof actually paid by the Company.

  For purposes of clause (iii) of the first paragraph of this covenant, Permitted Payments made pursuant to clause (i) of the immediately preceding paragraph shall be included as of the date of declaration as a Restricted Payment made since the Issue Date, and Permitted Payments made pursuant to clauses (ii) and (iii) of the immediately preceding paragraph shall not be included as Restricted Payments.

  Limitation on Asset Sales. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, make any Asset Sale unless
(i) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as evidenced by (A) a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee and (B) if the fair market value is greater than $5.0 million, an opinion issued by an investment banking or appraisal firm of national standing) of the assets or other property sold or disposed of in the Asset Sale, and (ii) at least 85% of such consideration consists of either (a) cash or Cash Equivalents; provided, however, that for purposes of this covenant "cash" shall include the amount of any Indebtedness (other than any Indebtedness that is by its terms subordinated to the Notes) of the Company or such Restricted Subsidiary that are assumed by the transferee of any such assets or other property in such Asset Sale (and excluding any liabilities that are incurred in connection with or in anticipation of such Asset Sale), but only to the extent that such assumption is effected on a basis under which there is no further recourse to the Company or any of the Restricted Subsidiaries with respect to such liabilities or (b) properties and capital assets (including franchises and licenses required to own or operate such properties) to be used in the same lines of business being conducted by the Company or such Restricted Subsidiary on the Issue Date.

  Within 360 days after any Asset Sale, the Company may elect to apply the Net Proceeds from such Asset Sale to (a) permanently repay any Indebtedness of the Company or its Restricted Subsidiaries, other than any Indebtedness of the Company or any Restricted Subsidiary which expressly ranks subordinate to any other Indebtedness, and/or (b) make an investment in, or acquire capital assets or property directly related to, the newspaper publishing business. Pending the final application of any such Net Proceeds, the Company may temporarily invest such Net Proceeds in any Investments described under clauses (i) through (iv) of the definition of Permitted Investments. Any Net Proceeds from an Asset Sale not applied or invested as provided in the first sentence of this paragraph within 360 days of such Asset Sale will be deemed to constitute "Excess Proceeds."

  Each date on which the aggregate amount of Excess Proceeds in respect of which an Asset Sale Offer has not been made exceeds $5.0 million shall be deemed an "Asset Sale Offer Trigger Date." Within 30 days of each Asset Sale Offer Trigger Date, the Company shall commence an offer (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and other Indebtedness of the Company that ranks pari passu in right of payment with the Notes (to the extent required by the instrument governing such other Indebtedness) that may be purchased out of the Excess Proceeds. Any Notes to be purchased pursuant to an Asset Sale Offer shall be purchased pro rata based on the aggregate principal amount of Notes and all such other Indebtedness outstanding, and all Notes shall be purchased at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. To the extent that any Excess Proceeds remain after completion of an Asset Sale Offer, the Company may use the remaining amount for general corporate purposes otherwise permitted by the Indenture. Upon the consummation of any Asset Sale Offer, the amount of Excess Proceeds from the Asset Sale in question to be the subject of future Asset Sale Offers shall be deemed to be zero.

  Notice of an Asset Sale Offer shall be mailed by the Company not later than the 30th day after the related Asset Sale Offer Trigger Date to each holder of Notes at such holder's registered address, stating: (i) that an Asset Sale Offer Trigger Date has occurred and that the Company is offering to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds to the extent to be applied to an offer to purchase Notes (as provided in the immediately preceding paragraph), at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of the purchase (the "Asset Sale Offer Purchase Date"), which shall be a business day, specified in such notice, that is not earlier than 30 days or later than 60 days from the date such notice is mailed, (ii) the amount of accrued and unpaid interest, if any, as of the Asset Sale Offer Purchase Date, (iii) that any Note not tendered will continue to accrue interest, (iv) that, unless the Company defaults in the payment of the purchase price for the Notes payable pursuant to the Asset Sale Offer, any Notes accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Offer Purchase Date, (v) the procedures, consistent with the Indenture, to be followed by a holder of Notes in order to accept an Asset Sale Offer or to withdraw such acceptance, and (vi) such other information as may be required by the Indenture and applicable laws and regulations.

  On the Asset Sale Offer Purchase Date, the Company will (i) accept for payment the maximum principal amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer that can be purchased out of Excess Proceeds from such Asset Sale that are to be applied to an Asset Sale Offer (to the extent provided in the second preceding paragraph), (ii) deposit with the Paying Agent an amount in cash equal to the aggregate purchase price of all Notes or portions thereof accepted for payment and any accrued and unpaid interest on such Notes as of the Asset Sale Offer Purchase Date, and (iii) deliver or cause to be delivered to the Trustee all Notes tendered pursuant to the Asset Sale Offer. If less than all Notes tendered pursuant to the Asset Sale Offer are accepted for payment by the Company for any reason consistent with the Indenture, selection of the Notes to be purchased by the Company shall be in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis or by lot; provided, however, that Notes accepted for payment in part shall only be purchased in integral multiples of $1,000. The Paying Agent shall promptly mail to each holder of Notes or portions thereof accepted for payment an amount in cash equal to the purchase price for such Notes plus any accrued and unpaid interest, if any, thereon, and the Trustee shall promptly authenticate and mail to such holder of Notes accepted for payment in part a new Note equal in principal amount to any unpurchased portion of the Notes, and any Note not accepted for payment in whole or in part shall be promptly returned to the holder of such Note. On and after an Asset Sale Offer Purchase Date, interest will cease to accrue on the Notes or portions thereof accepted for payment, unless the Company defaults in the payment of the purchase price therefor. The Company will announce the results of the Asset Sale Offer to holders of the Notes on or as soon as practicable after the Asset Sale Offer Purchase Date.

  The Company will comply with the applicable tender offer rules, including the requirements of Rule 14e-1 under the Exchange Act, and all other applicable securities laws and regulations in connection with any Asset Sale Offer and will be deemed not to be in violation of any of the covenants under the Indenture to the extent such compliance is in conflict with such covenants.

  Limitation on Liens Securing Certain Debt. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any properties or assets of the Company or any Restricted Subsidiary (other than the Capital Stock of Unrestricted Subsidiaries) now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom to secure any Indebtedness, unless the Notes are equally and ratably secured thereby.

  Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions to the Company or any other Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or pay any Indebtedness owed to the Company or any other Restricted Subsidiary, (ii) make loans or advances to the Company or any other Restricted Subsidiary or (iii) transfer any of its properties or assets to the Company or any other Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (a) applicable law, (b) any instrument governing Indebtedness or Capital Stock of an Acquired Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition); provided, however, that (1) such restriction is not applicable to any Person, or the properties or assets of any Person, other than the Acquired Person, and (2) the consolidated net income of such Acquired Person for any period prior to such acquisition shall not be taken into account in determining whether such acquisition was permitted by the terms of the Indenture, (c) by reason of customary non-assignment provisions in leases entered into the ordinary course of business, (d) Purchase Money Indebtedness for property acquired in the ordinary course of business that only impose restrictions on the property so acquired, (e) an agreement for the sale or disposition of the Capital Stock or assets of such Restricted Subsidiary; provided, however, that such restriction is only applicable to such Restricted Subsidiary or assets, as applicable, and such sale or disposition otherwise is permitted under "--Limitation on Assets Sales" above; provided, further, however, that such restriction or encumbrance shall be effective only for a period from the execution and delivery of such agreement through a termination date not later than 270 days after such execution and delivery, (f) Refinancing Indebtedness permitted under the Indenture; provided, however, that the restrictions contained in the agreements governing such Refinancing Indebtedness are no more restrictive in the aggregate than those contained in the agreements governing the Indebtedness being refinanced immediately prior to such refinancing, (g) the Indenture or (h) the Revolving Credit Facility, and any amendments, restatements, renewals, replacements or refinancings thereof.

  Limitation on Transactions with Affiliates. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Company (other than the Company or a Wholly Owned Restricted Subsidiary) unless (1) such transaction or series of transactions is on terms that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party, and (2)(a) with respect to any transaction or series of transactions involving aggregate payments in excess of $1.0 million, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (1) above and such transaction or series of related transactions has been approved by a majority of the members of the Board of Directors of the Company (and approved by a majority of the Independent Directors or, in the event there is only one Independent Director, by such Independent Director), and (b) with respect to any transaction or series of transactions involving aggregate payments in excess of $5.0 million or any transaction or series of related transactions referred to in clause (2)(a) above where there are no Independent Directors, an opinion as to the fairness to the Company or such Restricted Subsidiary from a financial point of view issued by an investment banking or appraisal firm of national standing. Notwithstanding the foregoing, this covenant will not apply to (i) employment agreements or compensation or employee benefit arrangements with any officer, director or employee of the Company entered into in the ordinary course of business (including customary benefits thereunder (it being understood that benefits of the nature in place as of the Issue Date shall be deemed permissible hereunder)), (ii) any transaction entered into by or among the Company or one of its Wholly Owned Restricted Subsidiaries with one or more Wholly Owned Restricted Subsidiaries of the Company, (iii) any Restricted Payment made in compliance with "--Limitation on Restricted Payments," (iv) any Permitted Investments other than Investments permitted by clause (vii) of the definition of Permitted Investments, (v) payments to Park Communications on the business day after each semi-annual interest payment date for the Notes for the payment of management advisory fees in an amount not to exceed $125,000 on each such date; provided, however, that no such payment shall be made unless (A) the Company has paid all accrued interest on the Notes due on such semi-annual interest payment date and (B) no Default or Event of Default shall have occurred and be continuing at the time of such payment, (vi) payments to Park Communications or PAI pursuant to the Tax Sharing Agreement, (vii) the pledge of Capital Stock of Unrestricted Subsidiaries by the Company or any Restricted Subsidiary to support such Unrestricted Subsidiaries' Indebtedness, and (viii) payments to Park Communications in respect of the Company's allocable portion of the consolidated legal, tax, accounting and other administrative expenses of Park Communications, not to exceed $1.0 million during any consecutive six-month period; provided, however, that no such payment shall be made unless no Default or Event of Default shall have occurred and be continuing at the time of such payment.

  Limitation on Subsidiary Capital Stock. The Indenture provides that the Company will not permit any Restricted Subsidiary to issue any Capital Stock, except for (i) Capital Stock issued to and held by the Company or a Wholly Owned Restricted Subsidiary and (ii) Capital Stock issued by a Person prior to the time (a) such Person becomes a Restricted Subsidiary, (b) such Person merges with or into a Restricted Subsidiary or (c) a Restricted Subsidiary merges with or into such Person; provided, however, that such Capital Stock was not issued by such Person in anticipation of the type of transaction contemplated by clauses (a), (b) or (c).

  Limitation on Lines of Business. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than newspaper publishing and businesses directly related thereto.

  Limitation on Amendments to the Tax Sharing Agreement. The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, (i) amend, supplement or modify the Tax Sharing Agreement, unless any such amendment, supplement or modification is no less favorable to the Holders than the terms thereof on the Issue Date or (ii) assign the Tax Sharing Agreement or the benefits and obligations thereunder to any other Person.

  Provision of Financial Statements. The Indenture provides that, whether or not the Company is then subject to Section 13(a) or 15(d) of the Exchange Act, the Company will file with the Commission, so long as the Notes are outstanding, the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) if the Company were so subject, commencing with the quarter ended September 30, 1996, and such documents shall be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required so to file such documents if the Company were so subject. The Company will also in any event (i) within 15 days of each Required Filing Date, (a) transmit by mail to all holders of Notes, as their names and addresses appear in the Note register, without cost to such holders and (b) file with the Trustee copies of the annual reports, quarterly reports and other periodic reports which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to such Sections and (ii) if filing such documents by the Company with the Commission is prohibited under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Company's cost.

  Additional Covenants. The Indenture also contains covenants with respect to the following matters: (i) payment of principal, premium and interest; (ii) maintenance of an office or agency in The City of New York; (iii) maintenance of corporate existence; (iv) payment of taxes and other claims; (v) maintenance of properties; and (vi) maintenance of insurance.

  Certain Exceptions for Capital Contributions. Any other provision of the Indenture to the contrary notwithstanding, any capital contribution made on the Issue Date in any Subsidiary of the Company to effect the repayment of the Prior Credit Agreement from the proceeds of the offering of the Notes and the consummation of the other financing transactions taking place on the Issue Date in connection therewith shall not be deemed to be a violation of any covenant of the Indenture (and the aggregate amount of any such capital contribution shall not be counted as a Restricted Investment).

MERGER, CONSOLIDATION AND SALE OF ASSETS

  The Indenture provides that the Company shall not, in any single transaction or series of related transactions, consolidate or merge with or into (whether or not the Company is the Surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets to, another Person, and the Company will not permit any Restricted Subsidiary to enter into any such transaction or series of related transactions if such transaction or series of related transactions, in the aggregate, would result in a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties and assets of the Company and the Restricted Subsidiaries, taken as a whole, to another Person, unless (i) the Surviving Person is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Surviving Person (if other than the Company) assumes all the obligations of the Company under the Notes, the Indenture and, if then in effect, the Registration Rights Agreement pursuant to a supplemental indenture or other written agreement, as the case may be, in a form reasonably satisfactory to the Trustee; (iii) at the time of and immediately after such Disposition, no Default or Event of Default shall have occurred and be continuing; and (iv) the Surviving Person will (A) have Consolidated Net Worth (immediately after giving effect to the Disposition on a pro forma basis) equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction, and (B) at the time of such Disposition and after giving pro forma effect thereto, the Surviving Person would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under "--Certain Covenants--Limitation on Incurrence of Indebtedness."

  In the event of any transaction (other than a lease) described in and complying with the conditions listed in the immediately preceding paragraphs in which the Company is not the Surviving Person and the Surviving Person is to assume all the obligations of the Company under the Notes, the Indenture and, if then in effect, the Registration Rights Agreement pursuant to a supplemental indenture or other written agreement, as the case may be, such Surviving Person shall succeed to, and be substituted for, and may exercise every right and power of, the Company and the Company would be discharged from its obligations under the Indenture, the Notes and the Registration Rights Agreement.

EVENTS OF DEFAULT

  The Indenture provides that each of the following constitutes an Event of
Default:

    (i) a default for 30 days in the payment when due of interest (including any "additional interest" (as described below under "The Exchange Offer-- Purpose and Effect of the Exchange Offer")) on any Note;

    (ii) a default in the payment when due of principal on any Note, whether upon maturity, acceleration, redemption, required repurchase or otherwise;

    (iii) failure to perform or comply with any covenant, agreement or warranty in the Indenture (other than the defaults specified in clauses (i) and (ii) above) which failure continues (A) in the case of any such covenant, agreement or warranty described herein under "--Certain Covenants--Limitation on Incurrence of Indebtedness," "--Certain Covenants--Limitation on Restricted Payments," "--Certain Covenants-- Limitation on Asset Sales," and "--Merger, Consolidation and Sale of Assets," for 30 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the then outstanding Notes and (B) in the case of any other such covenant, agreement or warranty contained in the Indenture, for 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the then outstanding Notes;

    (iv) the occurrence of one or more defaults under any agreements, indentures or instruments under which the Company or any Restricted Subsidiary then has outstanding Indebtedness in excess of $5.0 million individually or in the aggregate and, if not already matured at its final maturity in accordance with its terms, such Indebtedness shall have been accelerated and such Indebtedness shall not have been repaid or such acceleration rescinded within 20 days;

    (v) one or more judgments, orders or decrees for the payment of money in excess of $5.0 million either individually or in the aggregate (net of amounts covered by a reputable and creditworthy insurance company, or by bond, surety or similar instrument) shall be entered against the Company or any Restricted Subsidiary or any of their respective properties and which judgments, orders or decrees are not paid, discharged, bonded or stayed or stayed pending appeal for a period of 60 days after their entry;

    (vi) there shall have been entered by a court of competent jurisdiction
  (a) a decree or order for relief in respect of the Company or any Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (b) a decree or order adjudging the Company or any Restricted Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Restricted Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Restricted Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 days; or

    (vii) (a) the Company or any Restricted Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (b) the Company or any Restricted Subsidiary consents to the entry of a decree or order for relief in respect of the Company or such Restricted Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it,
  (c) the Company or any Restricted Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (d) the Company or any Restricted Subsidiary (x) consents to the filing of such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or such Restricted Subsidiary or of any substantial part of their respective property, (y) makes an assignment for the benefit of creditors or (z) admits in writing its inability to pay its debts generally as they become due or (e) the Company or any Restricted Subsidiary takes any corporate action in furtherance of any such actions in this paragraph (vii).

  If any Event of Default (other than as specified in clauses (vi) or (vii) of the preceding paragraph with respect to the Company) occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may, and the Trustee at the request of such holders shall, declare all the Notes to be due and payable immediately by notice in writing to the Company, and to the Company and the Trustee if by the Holders, specifying the respective Event of Default and that it is a "notice of acceleration," and the Notes shall become immediately due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from the events specified in clauses (vi) or (vii) of the preceding paragraph with respect to the Company, the principal of, premium, if any, and any accrued interest on all outstanding Notes shall ipso facto become immediately due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture.

  The holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except (i) a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on, the Notes (which may only be waived with the consent of each holder of Notes affected), or (ii) in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each Note outstanding. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal, premium or interest) if it determines that withholding notice is in their interest.

  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

  The Indenture provides that no director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligation of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, any such obligation or the creation of any such obligation. Each holder by accepting a Note waives and releases such Persons from all such liability and such waiver and release is part of the consideration for the issuance of the Notes.

DEFEASANCE OR COVENANT DEFEASANCE OF INDENTURE

  The Company may, at its option and at any time, elect to have the obligations of the Company discharged with respect to the outstanding Notes ("defeasance"). Such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes and to have satisfied all other obligations under the Notes and the Indenture except for (i) the rights of holders of the outstanding Notes to receive, solely from the trust fund described below, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes, and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee under the Indenture, and
(iv) the defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company released with respect to certain covenants that are described in the Indenture ("covenant defeasance") and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Notes. In the event that a covenant defeasance occurs, certain events (not including non-payment, bankruptcy and insolvency events) described under "--Events of Default" will no longer constitute Events of Default with respect to the Notes.

  In order to exercise either defeasance or covenant defeasance, (i) the Company shall irrevocably deposit with the Trustee, as trust funds in trust, for the benefit of the holders of the Notes, cash in United States dollars, U.S. Government Obligations (as defined in the Indenture), or a combination thereof, in such amounts as will be sufficient, in the report of a nationally recognized firm of independent public accountants or a nationally recognized investment banking firm, to pay and discharge the principal of, premium, if any, and interest on the outstanding Notes to redemption or maturity; (ii) the Company shall have delivered to the Trustee an opinion of counsel in the United States to the effect that the holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance or covenant defeasance, as the case may be, and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance, as the case may be, had not occurred (in the case of defeasance, such opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax laws); (iii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as clauses (vi) and (vii) under the first paragraph under "--Events of Default" is concerned, at any time during the period ending on the 91st day after the date of deposit; (iv) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, the Indenture or any other agreement or instrument to which the Company is a party or by which it is bound; (v) the Company shall have delivered to the Trustee an opinion of counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Indebtedness (other than holders of the Notes) and (B) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and (vi) the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent under the Indenture to either defeasance or covenant defeasance, as the case may be, have been complied with and that no violations under agreements governing any other outstanding Indebtedness would result therefrom.

SATISFACTION AND DISCHARGE

  The Indenture will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all outstanding Notes when (i) either (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid) have been delivered to the Trustee for cancellation or (b) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable and the Company has irrevocably deposited or caused to be deposited with the Trustee an amount in United States dollars sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest to the date of deposit; (ii) the Company has paid or caused to be paid all other sums payable under the Indenture by the Company; and (iii) the Company has delivered to the Trustee an Officers' Certificate and an opinion of counsel each stating that all conditions precedent under the Indenture relating to the satisfaction and discharge of the Indenture have been complied with.

TRANSFER AND EXCHANGE

  The registered holder of a Note will be treated as the owner of it for all purposes. A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. Neither the Company nor the Registrar shall be required to issue, register the transfer of or exchange any Note (i) during a period beginning at the opening of business on the day that the Trustee receives notice of any redemption from the Company and ending at the close of business on the day the notice of redemption is sent to holders, (ii) selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part may be transferred or exchanged, and (iii) during a Change of Control Offer or an Asset Sale Offer if such Note is tendered pursuant to such Change of Control Offer or Asset Sale Offer and not withdrawn.

AMENDMENT, SUPPLEMENT AND WAIVER

  Except as provided in the next two paragraphs, the Indenture or the Notes may be amended or supplemented with the written consent of the holders of at least a majority in aggregate principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

  Without the consent of each holder affected, an amendment or waiver shall not: (i) reduce the principal amount of the Notes whose holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note, or alter the provisions with respect to the redemption or repurchase of the Notes in a manner adverse to the holders of the Notes, (iii) reduce the rate of or change the time for payment of interest on any Notes, (iv) waive a Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes (except that holders of at least a majority in aggregate principal amount of the then outstanding Notes may (a) rescind an acceleration of the Notes that resulted from a non-payment default, and (b) waive the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults (other than to add sections of the Indenture subject thereto) or the rights of holders of Notes to receive payments of principal of, or premium, if any, or interest on, the Notes, (vii) waive a redemption payment with respect to any Note, (viii) make any change in the obligation of the Company to make and consummate (a) a Change of Control Offer in the event of a Change of Control Triggering Event or (b) an Asset Sale Offer as and when required by "--Certain Covenants--Limitation on Asset Sales" or (ix) make any change in the foregoing amendment and waiver provisions (except to increase the percentage of outstanding Notes required for such actions or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holder of each Note affected thereby).

  Notwithstanding the foregoing, without the consent of any holder of Notes, the Company and the Trustee may amend or supplement the Indenture or the Notes
(i) to cure any ambiguity, defect or inconsistency; provided, however, that such amendment or supplement does not adversely affect the rights of any holder, (ii) to comply with "--Merger, Consolidation and Sale of Assets,"
(iii) to provide for uncertificated Notes in addition to or in place of certificated Notes, (iv) to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, (v) to make any change that would provide any additional rights or benefits to the holders of the Notes or that does not adversely affect the rights of any such holder, (vi) to add to the covenants of the Company for the benefit of the holders, or to surrender any right or power herein conferred upon the Company, or (vii) to secure the Notes as provided in "--Certain Covenants--Limitation on Liens Securing Certain Debt."

THE TRUSTEE

  In the event that the Trustee becomes a creditor of the Company, the Indenture contains certain limitations on the rights of the Trustee to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee, or resign.

  The holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that, in case an Event of Default has occurred and has not been cured, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. The Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

CERTAIN DEFINITIONS

  Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for the definition of all other terms used in the Indenture.

  "Acquired Debt" means, with respect to any specified Person, Indebtedness of any other Person (the "Acquired Person") existing at the time the Acquired Person merges with or into, or becomes a Restricted Subsidiary of, such specified Person, including Indebtedness incurred in connection with, or in contemplation of, the Acquired Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person.

  "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with") of any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

  "Applicable Premium" means, with respect to a Note, the greater of (i) 1.0% of the then outstanding principal amount of such Note and (ii) (a) the present value of all remaining required interest and principal payments due on such Note and all premium payments relating thereto assuming a redemption date of May 15, 2001, computed using a discount rate equal to the Treasury Rate plus 75 basis points minus (b) the then outstanding principal amount of such Note minus (c) accrued interest paid on the date of redemption.

  "Asset Sale" means (i) any sale, lease, conveyance or other disposition by the Company or any Restricted Subsidiary of any assets (including by way of a sale-and-leaseback) other than in the ordinary course of business or (ii) the issuance or sale of Capital Stock of any Restricted Subsidiary (but not the Capital Stock of any Unrestricted Subsidiary), in the case of each of (i) and
(ii), whether in a single transaction or a series of related transactions, to any Person (other than to the Company or a Wholly Owned Restricted Subsidiary); provided, however, that for purposes of the covenant described under "--Certain Covenants--Limitation on Asset Sales" above, Asset Sales shall not include: (a) a transaction or series of related transactions for which the Company or the applicable Restricted Subsidiary receives aggregate consideration of less than $500,000 in any fiscal year; (b) transactions complying with the covenant described under "--Merger, Consolidation and Sale of Assets" above; (c) any Lien securing Indebtedness to the extent that such Lien is granted in compliance with the covenant described under "--Certain Covenants--Limitation on Liens Securing Certain Debt" above; (d) any Restricted Payment (or Permitted Investment) permitted by the covenant described under "--Certain Covenants--Limitation on Restricted Payments" above; and (e) any disposition of assets or property to the extent such property or assets are obsolete, worn out or no longer useful in the Company's or any Restricted Subsidiary's business; provided, however, that the fair market value (determined reasonably and in good faith by the Board of Directors of the Company) of any assets or property so disposed shall not exceed $500,000 in the aggregate in any given year.

  "Bankruptcy Law" means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors, or any amendment to, succession to or change in any such law.

  "Capital Lease Obligation" of any Person means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease for property leased by such Person that would at such time be required to be capitalized on the balance sheet of such Person in accordance with GAAP.

  "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person, including any Preferred Stock.

  "Cash Equivalents" means (a) securities with maturities of one year or less from the date of acquisition issued, fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit, time deposits, overnight bank deposits, bankers' acceptances and repurchase agreements issued by a Qualified Issuer having maturities of 270 days or less from the date of acquisition, (c) commercial paper of an issuer rated at least A-2 by Standard & Poor's Corporation or at least P-2 by Moody's Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments, and having maturities of 270 days or less from the date of acquisition, and (d) money market accounts or funds with or issued by Qualified Issuers.

  "Change of Control" means the occurrence of any of the following events: (i) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the voting power of the total outstanding Voting Stock of the Company, Park Communications or PAI, as the case may be; (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company, Park Communications or PAI, as the case may be (together with any new directors whose election to such Board of Directors, or whose nomination for election by the stockholders of the Company, Park Communications or PAI, as the case may be, was approved by a vote of the Permitted Holders who at the time of the vote are stockholders of the Company, Park Communications or PAI, as the case may be, or either (A) 66 2/3% or (B) all remaining members of the Board of Directors of the Company, Park Communications or PAI, as the case may be, then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors of the Company, Park Communications or PAI, as the case may be, then in office; (iii) the sale of all or substantially all of the Capital Stock or assets of the Company, Park Communications or PAI, as the case may be, to any Person or Group (as defined in Rule 13d-5 of the Exchange Act), other than to the Permitted Holders, as an entirety or substantially as an entirety in a single transaction or a series of related transactions or (iv) the Company, Park Communications or PAI, as the case may be, consolidates with or merges with or into another Person other than in any such event where immediately after such transaction the stockholders immediately prior to such transaction or the Permitted Holders hold at least a majority of the voting power of the outstanding Voting Stock of the Surviving Person immediately after the consummation of such transaction. For purposes of the foregoing definition of Change of Control, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

  "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline.

  "Communications Notes" means the $80.0 million aggregate principal amount of 13 3/4% Senior Pay-in-Kind Notes due 2004 of Park Communications issued under an indenture dated May 13, 1996 between Park Communications and IBJ Schroder Bank & Trust Company, as trustee, including the Series B 13 3/4% Senior Pay-in-Kind Notes due 2004 of Park Communications issued in exchange therefor.

  "Communications Senior Credit Facility" means the Credit Agreement dated as of May 10, 1996, among Park Communications, the Subsidiaries of Park Communications named therein and the lenders named therein.

  "Company" means Park Newspapers, Inc., a Delaware corporation, unless and until a successor replaces it in accordance with the Indenture and thereafter means such successor.

  "Consolidated Interest Expense" means, with respect to any period, the sum of (i) the interest expense of the Company and the Restricted Subsidiaries for such period (other than the amortization of issuance costs related to the Notes), determined on a consolidated basis in accordance with GAAP consistently applied, including, without limitation, (a) amortization of debt discount, (b) the net payments, if any, under Interest Rate Agreement Obligations (including amortization of discounts), (c) the interest portion of any deferred payment obligation and (d) accrued interest, plus (ii) the interest component of all Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by the Company and the Restricted Subsidiaries during such period, and all capitalized interest of the Company and the Restricted Subsidiaries, in each case as determined on a consolidated basis in accordance with GAAP consistently applied.

  "Consolidated Net Income" means, with respect to any period, the net income (or loss) of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, adjusted, to the extent included in calculating such net income (or loss), (i) by adding the amount of corporate overhead for such period of Park Communications allocated to the Company and its Subsidiaries in accordance with GAAP consistently applied and deducted in calculating such net income (or loss), and (ii) by adding the amount of interest expense for such period calculated in accordance with GAAP attributable to debt issuance costs related to the Notes (to the extent deducted in calculating such net income (or loss)), (iii) by adding the amount of management advisory fees paid by the Company to Park Communications for such period and deducted in calculating such net income (or loss) and (iv) to the extent included in calculating such net income (or loss), by excluding, without duplication, (a) all extraordinary gains but not losses (less all fees and expenses relating thereto) together with any related provisions for taxes, (b) the portion of net income (or loss) of the Company and the Restricted Subsidiaries allocable to interests in unconsolidated Persons or Unrestricted Subsidiaries, except to the extent of the amount of dividends or distributions actually paid in cash to the Company or the Restricted Subsidiaries by such other Person during such period (subject in the case of any such dividend or distribution to any Restricted Subsidiary to the limitations set forth in clause (e) below), (c) net income (or loss) of any Person combined with the Company or any Restricted Subsidiary on a "pooling of interests" basis attributable to any period prior to the date of combination, (d) net gains but not losses (less all fees and expenses relating thereto) in respect of dispositions of assets (including, without limitation, pursuant to sale-and-leaseback transactions) other than in the ordinary course of business, together with any related provisions for taxes, and (e) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income to the Company is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders (regardless of any waiver in respect thereof).

  "Consolidated Net Worth" means, with respect to any Person on any date, the equity of the common and preferred stockholders of such Person and its Restricted Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP consistently applied.

  "Debt to Operating Cash Flow Ratio" means, with respect to any date of determination, the ratio of (i) the aggregate principal amount of all outstanding Indebtedness of the Company and the Restricted Subsidiaries as of such date on a consolidated basis, plus the aggregate liquidation preference or redemption amount of all Disqualified Stock of the Company and the Restricted Subsidiaries (other than any Disqualified Stock owned by the Company or any Wholly-Owned Restricted Subsidiary) determined in accordance with GAAP, to (ii) Operating Cash Flow of the Company and the Restricted Subsidiaries on a consolidated basis for the four most recent full fiscal quarters ending on or immediately prior to such date, determined on a pro forma basis (without giving effect to clause (iv) (c) of the definition of Consolidated Net Income) after giving pro forma effect to (A) the incurrence of any Indebtedness being incurred on such date of determination and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness; (B) in the case of Acquired Debt, the related acquisition as if such acquisition had occurred at the beginning of such four-quarter period; and (C) any acquisition or disposition by the Company and the Restricted Subsidiaries of any company or any business or any assets out of the ordinary course of business, or any related repayment of Indebtedness, in each case since the first day of such four-quarter period, assuming such acquisition or disposition had been consummated, with respect to any acquisition, on the first day of, and with respect to any disposition, immediately prior to the first day of, such four-quarter period.

  "Default" means any event that is, or after the giving of notice or passage of time or both would be, an Event of Default.

  "Disposition" means, with respect to any Person, any merger, consolidation or other business combination involving such Person (whether or not such Person is the Surviving Person) or the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of such Person's assets.

  "Disqualified Stock" means (i) any Preferred Stock of any Restricted Subsidiary and (ii) any Capital Stock of the Company that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part on or prior to the stated maturity of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to purchase or redeem such Capital Stock upon the occurrence of a change of control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Stock if the change of control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions described under "--Change of Control" and such Capital Stock specifically provides that the Company will not purchase or redeem any such Capital Stock pursuant to such provisions prior to the Company's purchase of the Notes as are required to be purchased pursuant to the provisions described under "-- Change of Control."

  "Dollars" and "$" means lawful money of the United States of America.

  "Equity Market Capitalization" of any Person means the aggregate market value of the outstanding Capital Stock (other than Preferred Stock and excluding any Capital Stock held in treasury by such Person) of such Person of a class that is listed or admitted to unlisted trading privileges on a United States national securities exchange or included for trading on the Nasdaq National Market System. For purposes of this definition the "market value" of any such Capital Stock shall be the average of the high and low sale prices, or if no sales are reported, the average of the high and low bid prices, as reported on the principal national securities exchange on which such Capital Stock is listed or admitted to trading or, if such Capital Stock is not listed or admitted to trading on a national securities exchange, as reported by Nasdaq, for each trading day in a 20 consecutive trading day period ending not more than 45 days prior to the date such Person commits to make an investment in the Capital Stock of the Company.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

  "GAAP" means, as of any date, generally accepted accounting principles in the United States and not including any interpretations or regulations that have been proposed but that have not become effective.

  "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

  "Indebtedness" means, with respect to any Person, without duplication, and whether or not contingent, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services or which is evidenced by a note, bond, debenture or similar instrument, (ii) all Capital Lease Obligations of such Person, (iii) all obligations of such Person in respect of letters of credit or bankers' acceptances issued or created for the account of such Person, (iv) all Interest Rate Agreement Obligations of such Person, (v) all liabilities secured by any Lien (other than any Permitted
Lien) on any property owned by such Person even if such Person has not assumed or otherwise become liable for the payment thereof to the extent of the lesser of the amount of the debt secured thereby or the value of the property subject to such Lien (it being understood that if such debt exceeds the value of such property, the full amount thereof shall be included in this definition), (vi) all obligations to purchase, redeem, retire, or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock, now or hereafter outstanding, (vii) to the extent not included in (vi), all Disqualified Stock issued by such Person, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends thereon, and (viii) to the extent not otherwise included, any guarantee by such Person of any other Person's indebtedness or other obligations described in clauses (i) through (vii) above. "Indebtedness" of the Company and the Restricted Subsidiaries (i) shall be determined in accordance with GAAP and (ii) shall not include current trade payables incurred in the ordinary course of business and payable in accordance with customary practices and non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business which are not more than 90 days past due. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by the fair market value of, such Disqualified Stock, such fair market value is to be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Stock.

  "Independent Director" means a director of the Company other than a director
(i) who (apart from being a director of the Company or any Subsidiary) is an employee, associate or Affiliate of the Company or a Subsidiary or has held any such position during the previous five years, or (ii) who is a director, employee, associate or Affiliate of another party (other than the Company or any of its Subsidiaries) to the transaction in question.

  "Interest Rate Agreement Obligations" means, with respect to any Person, the Obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

  "Investment Grade" means BBB- or higher by S&P or Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's or in the event S&P or Moody's shall cease rating the Notes and the Company shall select any other Rating Agency, the equivalent of such ratings by such other Rating Agency.

  "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates of such Person) in the form of loans, Guarantees, advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Capital Stock or other securities and all other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

  "Issue Date" means May 13, 1996, the date on which Notes were first issued under the Indenture.

  "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of, or agreement to give, any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

  "Net Proceeds" means, with respect to any Asset Sale by any Person, the aggregate cash proceeds received by such Person and/or its Affiliates in respect of such Asset Sale, which amount is equal to the excess, if any, of
(i) the cash received by such Person and/or its Affiliates (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such Asset Sale, over (ii) the sum of (a) the amount of any Indebtedness that is secured by such asset and which is required to be repaid by such Person in connection with such Asset Sale, plus (b) all fees, commissions and other expenses incurred by such Person in connection with such Asset Sale, plus (c) provision for taxes, including income taxes, attributable to the Asset Sale or attributable to required prepayments or repayments of Indebtedness with the proceeds of such Asset Sale, plus (d) a reasonable reserve for the after-tax cost of any indemnification payments (fixed or contingent) attributable to seller's indemnities to purchaser in respect of such Asset Sale undertaken by the Company or any of the Restricted Subsidiaries in connection with such Asset Sale, plus (e) if such Person is a Restricted Subsidiary, any dividends or distributions payable to holders of minority interests in such Restricted Subsidiary from the proceeds of such Asset Sale.

  "Newspaper Operations" means all property and assets used in the newspaper operations of the Company as more fully set forth in the Indenture.

  "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursement obligations, damages and other liabilities payable under the documentation governing any Indebtedness.

  "Operating Cash Flow" means, with respect to any period, the Consolidated Net Income of the Company and the Restricted Subsidiaries for such period, plus, without duplication, (i) extraordinary net losses and net losses realized on any sale or other disposition of assets during such period, to the extent such losses were deducted in computing Consolidated Net Income, plus
(ii) provision for taxes based on income or profits, to the extent such provision for taxes was included in computing such Consolidated Net Income, and any provision for taxes utilized in computing the net losses under clause
(i) hereof, plus (iii) Consolidated Interest Expense of the Company and the Restricted Subsidiaries for such period, plus (iv) depreciation, amortization and all other non-cash charges (excluding non-cash charges associated with changes in working capital and other balance sheet changes in the ordinary course of business), to the extent such depreciation, amortization and other non-cash charges were deducted in computing such Consolidated Net Income (including amortization of goodwill and other intangibles).

  "PAI" means Park Acquisitions, Inc., a Delaware corporation, and its successors and assigns.

  "Park Communications" means Park Communications, Inc., a Delaware corporation, and its successors and assigns.

  "Permitted Holders" means (i) each of (A) Gary B. Knapp, (B) Donald R. Tomlin, Jr. and (C) PAI and Park Communications so long as PAI and Park Communications are controlled by Persons who would otherwise be Permitted Holders hereunder; (ii) the spouse, ancestors, siblings, descendants (including children or grandchildren by adoption) of (A) any of the Persons described in clause (i) or (B) any spouse, ancestor, sibling or descendent (including children or grandchildren by adoption) of any of the Persons described in clause (i); (iii) in the event of the incompetence or death of any of the Persons described in clauses (i) and (ii), such Person's estate, executor, administrator, committee or other personal representative, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, Capital Stock of the Company; (iv) any trusts created for the benefit of the Persons described in clause (i), (ii) or (iii) or any trust for the benefit of any such trust; or (v) any Person controlled by any of the Persons described in clause (i), (ii), (iii) or (iv). For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to elect or appoint not less than a majority of the members of the Board of Directors of such Person.

  "Permitted Investments" means (i) any Investment in the Company or any Wholly Owned Restricted Subsidiary; (ii) any Investment in Cash Equivalents;
(iii) any Investment in a Person (an "Acquired Person") if, as a result of such Investment, (a) the Acquired Person becomes a Wholly Owned Restricted Subsidiary, or (b) the Acquired Person either (1) is merged or consolidated with or into the Company or any Wholly Owned Restricted Subsidiary and the Company or such Wholly Owned Restricted Subsidiary is the Surviving Person, or
(2) transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or any Wholly Owned Restricted Subsidiary; (iv) Investments in accounts and notes receivable acquired in the ordinary course of business; (v) any securities received in connection with an Asset Sale that complies with the covenant described under "--Certain Covenants--Limitation on Asset Sales" above; provided, however, the fair market value of such securities does not exceed 15% of the aggregate consideration received at the time of such Asset Sale; (vi) Interest Rate Agreement Obligations permitted pursuant to the second paragraph of the covenant described under "--Certain Covenants--Limitation on Incurrence of Indebtedness" above; (vii) any other Investments that do not exceed $5.0 million in amount in the aggregate at any one time outstanding; (viii) Investments for which the sole consideration provided is Capital Stock (other than Disqualified Stock ) of the Company; and
(ix) Investments existing on the Issue Date.

  "Permitted Liens" means (i) Liens securing Indebtedness of a Person existing at the time that such Person is merged into or consolidated with the Company or a Restricted Subsidiary, provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of such Person; (ii) Liens on property acquired by the Company or a Restricted Subsidiary, provided, however, that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any other property; (iii) Liens in favor of the Company or any Restricted Subsidiary; (iv) Liens incurred, or pledges and deposits in connection with, workers' compensation, unemployment insurance and other social security benefits, and leases, appeal bonds and other obligations of like nature incurred by the Company or any Restricted Subsidiary in the ordinary course of business; (v) Liens imposed by law, including, without limitation, mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens, incurred by the Company or any Restricted Subsidiary in the ordinary course of business; (vi) Liens for ad valorem, income or property taxes or assessments and similar charges which either are not delinquent or are being contested in good faith by appropriate proceedings for which the Company has set aside on its books reserves to the extent required by GAAP;
(vii) Liens arising from Capital Lease Obligations permitted under the Indenture; (viii) Liens securing any Indebtedness (including Purchase Money Indebtedness) of the Company or the Restricted Subsidiaries (other than any Indebtedness which is expressly subordinated to any other Indebtedness) permitted under the Indenture; provided, however, that such Liens are granted not later than 360 days after the incurrence of such Indebtedness; (ix) Liens in respect of Interest Rate Agreement Obligations permitted under the Indenture; (x) easements, reservations, licenses, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries; (xi) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof; (xii) Liens existing on the Issue Date; and (xiii) any Lien to secure the refinancing of any Indebtedness described in the foregoing clauses; provided, however, that to the extent any such clause limits the amounts secured or the assets subject to such Liens, no refinancing shall increase the assets subject to such Liens or the amounts secured thereby beyond the assets or amounts set forth in such clause.

  "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

  "Preferred Stock" as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Capital Stock of any other class of such Person.

  "Public Equity Offering" means an underwritten public offering of Capital Stock (other than Disqualified Stock) of the Company, Park Communications or PAI, pursuant to an effective registration statement filed under the Securities Act; provided, however, that with respect to any such public equity offering by Park Communications or PAI, cash proceeds from such public equity offering equal to not less than 111.875% of the aggregate principal amount of the Notes to be redeemed is received by the Company as a capital contribution immediately prior to such redemption.

  "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred in connection with the purchase of property or assets for the business of the Company and its Restricted Subsidiaries.

  "Qualified Issuer" means (A) any lender that is a party to the Communications Senior Credit Facility; and (B) any commercial bank (i) which has capital and surplus in excess of $80,000,000, and (ii) the outstanding short-term debt securities of which are rated at least A-2 by Standard & Poor's Corporation or at least P-2 by Moody's Investors Service, Inc., or carry an equivalent rating by a nationally recognized rating agency if both the two named rating agencies cease publishing ratings of investments.

  "Rating Agency" means any of (i) S&P, (ii) Moody's or (iii) if S&P or Moody's or both shall not make a rating of the Notes publicly available, a security rating agency or agencies, as the case may be, nationally recognized in the United States, selected by the Company which shall be substituted for S&P or Moody's or both, as the case may be.

  "Rating Category" means (i) with respect to S&P, any of the following categories: AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (ii) with respect to Moody's, any of the following categories:
Aaa, Aa, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (iii) the equivalent of any such category of S&P or Moody's used by another Rating Agency. In determining whether the rating of the Notes has decreased by one or more gradation, gradations within Rating Categories (+ and - - for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

  "Rating Decline" means the occurrence on, or within 60 days after, the date of public notice of the occurrence of a Change of Control or of the intention of the Company or Persons controlling the Company to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies) of the following: (i) if the Notes are rated by either Rating Agency as Investment Grade immediately prior to the beginning of such period, the rating of the Notes by both Rating Agencies shall be below Investment Grade; or (ii) if the Notes are rated below Investment Grade by both Rating Agencies immediately prior to the beginning of such period, the rating of the Notes by either (or both) Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories as well as between Rating Categories).

  "Restricted Investment" means an Investment other than a Permitted
Investment.

  "Restricted Payment" means (i) any dividend or other distribution declared or paid on any Capital Stock of the Company or any of its Restricted Subsidiaries (other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or such Restricted Subsidiary or dividends or distributions payable to the Company or any Wholly Owned Restricted Subsidiary); (ii) any payment to purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any Restricted Subsidiary or other Affiliate of the Company (other than any Capital Stock owned by the Company or any Wholly Owned Restricted Subsidiary);
(iii) any payment to purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated in right of payment to the Notes other than a purchase, redemption, defeasance or other acquisition or retirement for value that is paid for with the proceeds of Refinancing Indebtedness that is permitted under the covenant described under "--Certain Covenants--Limitation on Incurrence of Indebtedness"; or (iv) any Restricted Investment.

  "Restricted Subsidiary" means each direct or indirect Subsidiary of the Company other than an Unrestricted Subsidiary.

  "Revolving Credit Facility" means any credit facility entered into by the Company, the Subsidiaries of the Company named therein and the lenders named therein, as the same may be amended, modified, renewed, refunded, replaced or refinanced (collectively, "refinanced") from time to time, including (i) any related notes, letters of credit, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified or refinanced from time to time, and (ii) any notes, guarantees, collateral documents, instruments and agreements executed in connection with any such amendment, modification or refinancing.

  "Strategic Equity Investment" means the issuance and sale of Capital Stock (other than Disqualified Stock) of the Company, Park Communications or PAI to a Person substantially engaged in the newspaper publishing business or any other business reasonably related to the Company's business that has an Equity Market Capitalization of at least $350.0 million; provided, however, that with respect to such issuance by Park

Communications or PAI, cash proceeds from such issuance equal to not less than 111.875% of the aggregate principal amount of Notes to be redeemed is received by the Company as a capital contribution immediately prior to any such redemption.

  "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or
(ii) any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or (iii) any other Person (other than a corporation or limited partnership) in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries thereof, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

  "Surviving Person" means, with respect to any Person involved in or that makes any Disposition, the Person formed by or surviving such Disposition or the Person to which such Disposition is made.

  "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the date fixed for redemption (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then remaining term to May 15, 2001; provided, however, that if the then remaining term to May 15, 2001 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the then remaining term to May 15, 2001 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

  "Unrestricted Subsidiary" means (a) each Subsidiary listed on an officers' certificate delivered to the Trustee on the Closing Date and (b) any Subsidiary of the Company designated as an Unrestricted Subsidiary by the Board of Directors of the Company; provided, however, that, for purposes of this clause (b), (i) the Subsidiary to be so designated (x) (I) has total assets with a fair market value at the time of such designation of $1,000 or less or (II) is being so designated prior to the acquisition by the Company of such Subsidiary by merger or consolidation with an Unrestricted Subsidiary, and (y) does not own any Capital Stock of the Company or any Restricted Subsidiary, (ii) if such Subsidiary is acquired by the Company, such Subsidiary is designated as an Unrestricted Subsidiary prior to the consummation of such acquisition, (iii) no Default or Event of Default shall have occurred and be continuing, (iv) no portion of any Indebtedness or any other Obligation (contingent or otherwise) of such Subsidiary (a) is guaranteed by, or is otherwise the subject of credit support provided by the Company or any of its Restricted Subsidiaries, (b) is recourse to or obligates the Company or any of its Restricted Subsidiaries in any way, or (c) subjects any property or asset of the Company or any of its Restricted Subsidiaries directly or indirectly, contingently or otherwise, to the satisfaction of such Indebtedness or other obligation, (v) neither the Company nor any of its Restricted Subsidiaries has any contract, agreement, arrangement or understanding with such Subsidiary other than on terms as favorable to the Company or such Restricted Subsidiary as those that might be obtained at the time from Persons that are not Affiliates of the Company, and (vi) neither the Company nor any of its Restricted Subsidiaries has any obligations (a) to subscribe for additional shares of Capital Stock of such Subsidiary, or (b) to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Company's Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certificate stating that such designation complies with the foregoing conditions. The Company's Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing, including, without limitation, under the covenants described above under the captions "-- Limitation on Incurrence of Indebtedness" and "--Limitation on Liens Securing Certain Debt," assuming the incurrence by the Company and its Restricted Subsidiaries at the time of such designation of all existing Indebtedness and Liens of the Unrestricted Subsidiary to be so designated as a Restricted Subsidiary. Notwithstanding the foregoing or any other provision of the Indenture to the contrary, no assets of the Newspaper Operations may be held at any time by an Unrestricted Subsidiary, other than assets transferred to Unrestricted Subsidiaries that in the aggregate are not material to such publishing operations. In the event of any Disposition involving the Company in which the Company is not the Surviving Person, the Board of Directors of the Surviving Person may (x) prior to such Disposition, designate any of its Subsidiaries, and any of the Company's Subsidiaries being acquired pursuant to such Disposition that are not Restricted Subsidiaries, as Unrestricted Subsidiaries, and (y) after such Disposition, designate any of its direct or indirect Subsidiaries as an Unrestricted Subsidiary under the same conditions and in the same manner as the Company under the terms of the Indenture.

  "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

  "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required scheduled payment of principal, including payment at final maturity, in respect thereof, with
(b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding aggregate principal amount of such Indebtedness.

  "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary with respect to which all of the outstanding voting securities (other than directors' qualifying shares) of which are owned, directly or indirectly, by the Company or a Surviving Person of any Disposition involving the Company, as the case may be.

                              THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

  The Series A Notes were originally sold by the Company on May 13, 1996 to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Series A Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to institutional accredited investors in a manner exempt from the registration requirements of the Securities Act. As a condition to the Purchase Agreement, the Company and the Initial Purchasers entered into the Registration Rights Agreement pursuant to which the Company agreed, for the benefit of the holders, that it would, at its own cost, (i) use its best efforts to file, within 45 days after May 13, 1996, the original issue date of the Series A Notes (the "Issue Date"), a registration statement (the "Exchange Offer Registration Statement") with the Commission with respect to the Exchange Offer for the Series B Notes and (ii) use its best efforts to cause the Exchange Offer Registration Statement to be declared effective under the Securities Act within 120 days after the Issue Date. Upon the Exchange Offer Registration Statement being declared effective, the Company will offer the Series B Notes in exchange for surrender of the Series A Notes. The Company will keep the Exchange Offer open for not less than 30 days (or longer if required by applicable law) after the date notice of the Exchange Offer is mailed to the holders of the Series A Notes. For each of the Series A Notes surrendered pursuant to the Exchange Offer, the holder who surrendered such Series A Note will receive a Series B Note having a principal amount equal to that of the surrendered Series A Note. Based on no-action letters issued by the staff of the Commission to third parties, the Company believes the Series B Notes will be freely transferable by holders thereof and any person who receives the Series B Notes after the Exchange Offer without further registration under the Securities Act only if (i) the Series B Notes were acquired in the ordinary course of business of such holder or such other person, (ii) neither such holder nor such other person is engaging in or intends to engage in a distribution of the Series B Notes and
(iii) neither such holder nor such other person has an arrangement or understanding with any person to participate in the distribution of the Series B Notes. However, any purchaser of Series A Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the Series B Notes (i) will not be able to rely on the position of the staff of the Commission, (ii) will not be able to tender its Series A Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Series A Notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

  Each holder of the Series A Notes who wishes to exchange the Series A Notes for Series B Notes in the Exchange Offer will be required to represent in the Letter of Transmittal that (i) the Series B Notes are to be acquired by the holder or the person receiving such Series B Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging, and does not intend to engage, in the distribution of the Series B Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Series B Notes, (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act and (v) the holder or any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purpose of distributing the Series B Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Series B Notes and cannot rely on those no-action letters. As indicated above, in connection with any resales of Series B Notes, any Participating Broker-Dealer who acquired the Series A Notes for its own account as a result of market-making or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The Commission has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Series B Notes (other than a resale of an unsold allotment from the original sale of the Series A Notes) with this Prospectus. Under the Registration Rights Agreement, the Company is required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use this Prospectus in connection with the resale of such Series B Notes.

  In the event that applicable interpretations of the staff of the Commission do not permit the Company to effect such an Exchange Offer, or, under certain other circumstances, including if for any other reason the

Exchange Offer is not consummated within 150 days after the Issue Date, the Company will, at its cost, (a) use its best efforts to file, as promptly as practicable and, in any event, within 45 days after such Shelf Registration Event Date (as defined in the Registration Rights Agreement), a shelf registration statement covering resales of the Series A Notes (the "Shelf Registration Statement"), (b) use its best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act and
(c) use its best efforts to keep effective the Shelf Registration Statement until the earlier of three years after the Issue Date and such time as all of the applicable Series A Notes have been sold thereunder. The Company will, in the event of the filing of the Shelf Registration Statement, provide to each holder of the Series A Notes copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement has become effective and take certain other actions as are required to permit unrestricted resales of the Series A Notes. A holder that sells its Series A Notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling securityholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder (including certain indemnification obligations).

  If, on or prior to 45 days following the Issue Date, an Exchange Offer Registration Statement has not been filed with the Commission, additional interest will accrue on the Series A Notes from and including the 46th day following the Issue Date until, but excluding, the date such registration statement is filed. In addition, if, on or prior to 120 days following the Issue Date, such Exchange Offer Registration Statement is not declared effective, additional interest will accrue on the Series A Notes from and including the 121st day following the Issue Date until, but excluding, the date such registration statement is declared effective. Further, if, on or prior to 150 days following the Issue Date, the Exchange Offer is not consummated, additional interest will accrue on the Series A Notes from and including the 151st day following the Issue Date until, but excluding, the date of consummation of the Exchange Offer. If a Shelf Registration Event (as defined in the Registration Rights Agreement) shall have occurred, and if, by 150 days after the Issue Date, a Shelf Registration Statement is not declared effective, additional interest will accrue on the Series A Notes not exchanged as a result of such law or interpretation from and including the 151st day after the Issue Date, until the effective date of the Shelf Registration Statement. In each case, additional interest will be payable semi-annually in arrears, with the first semiannual payment due on the first interest payment date in respect of the Series A Notes following the date from which additional interest begins to accrue, and will accrue at a rate per annum equal to an additional one-quarter of one percent (0.25%) of the principal amount of the Series A Notes upon the occurrence of each such circumstance, which rate will increase by one-quarter of one percent (0.25%) for each 90-day period that such additional interest continues to accrue under any such circumstance, with an aggregate maximum increase in the interest rate per annum equal to one percent (1.00%).

  If applicable, in the event that the Shelf Registration Statement ceases to be effective prior to the third anniversary of the Issue Date for a period in excess of 45 days, whether or not consecutive, in any given year, then the interest rate borne by the Series A Notes shall increase by an additional one-quarter of one percent (0.25%) per annum on the 46th day in the applicable year such Shelf Registration Statement ceases to be effective. Such interest rate will increase by an additional one-quarter of one percent (0.25%) per annum for each additional 90 days that such Shelf Registration Statement is not effective, subject to the same aggregate maximum increase in the interest rate per annum of one percent (1.00%) referred to above. Upon the filing of the Exchange Offer Registration Statement, the effectiveness of the Exchange Offer Registration Statement, or the consummation of the Exchange Offer, as the case may be, the interest rate borne by the Notes will be reduced by the full amount of any such increase to the extent that such increase related to the failure of any such event to have occurred. Upon the effectiveness of a Shelf Registration Statement, the interest rate borne by the Series A Notes shall be reduced to the original interest rate of the Series A Notes unless and until increased as described above.

  Any amounts of additional interest due as described above will be payable in cash on the same interest payment dates as the Series A Notes.

  The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the Registration Rights Agreement, a copy of which filed as an exhibit to the Exchange Offer Registration Statement of which this Prospectus is a part.

  Following the consummation of the Exchange Offer, holders of Series A Notes who were eligible to participate in the Exchange Offer but who did not tender their Series A Notes will not have any further registration rights, and such Series A Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Series A Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

  Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Series A Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of Series B Notes in exchange for each $1,000 principal amount of outstanding Series A Notes accepted in the Exchange Offer. Holders may tender some or all of their Series A Notes pursuant to the Exchange Offer. However, Series A Notes may be tendered only in integral multiples of $1,000.

  The form and terms of the Series B Notes are the same as the form and terms of the Series A Notes except that (i) the Series B Notes bear a "Series B" designation and a different CUSIP Number from the Series A Notes, (ii) the Series B Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (iii) the holders of the Series B Notes will not be entitled to certain rights under the Registration Rights Agreement, which rights will terminate when the Exchange Offer is terminated. The Series B Notes will evidence the same debt as the Series A Notes and will be entitled to the benefits of the Indenture.

  As of the date of this Prospectus, $155,000,000 aggregate principal amount of Series A Notes were outstanding. The Company has fixed the close of
business on      , 1996 as the record date for the Exchange Offer for purposes of determining the persons to whom this Prospectus and the Letter of Transmittal will be mailed initially.

  Holders of Series A Notes do not have any appraisal or dissenters' rights under the General Corporation Law of Delaware or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

  The Company shall be deemed to have accepted validly tendered Series A Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Series B Notes from the Company.

  If any tendered Series A Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Series A Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

  Holders who tender Series A Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Series A Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "--Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

  The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
        , 1996, unless the Company, in its sole discretion, extends the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended.

  In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

  The Company reserves the right, in its sole discretion, (i) to delay accepting any Series A Notes, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "--Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

INTEREST ON THE SERIES B NOTES

  The Series B Notes will bear interest from their date of issuance. Holders of Series A Notes that are accepted for exchange will receive accrued interest thereon to, but not including, the date of issuance of the Series B Notes. Such interest will be paid in cash with the first interest payment on the Series B Notes on November 15, 1996. Interest on the Series A Notes accepted for exchange will cease to accrue upon issuance of the Series B Notes. Interest on the Series B Notes is payable semi-annually on each May 15 and November 15, commencing on November 15, 1996.

PROCEDURES FOR TENDERING

  Only a holder of Series A Notes may tender such Series A Notes in the Exchange Offer. To tender in the Exchange Offer, a holder much complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Series A Notes and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. To be tendered effectively, the Series A Notes, Letter of Transmittal and other required documents much be completed and received by the Exchange Agent at the address set forth below under "--Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Series A Notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

  By executing the Letter of Transmittal, each holder will make to the Company the representations set forth above in the second paragraph under the heading "--Purpose and Effect of the Exchange Offer."

  The tender by a holder and the acceptance thereof by the Company will constitute the agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

  THE METHOD OF DELIVERY OF SERIES A NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR SERIES A NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

  Any beneficial owner whose Series A Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the Letter of Transmittal.

  Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Series A Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of the Medallion System (an "Eligible Institution").

  If the Letter of Transmittal is signed by a person other than the registered holder of any Series A Notes listed therein, such Series A Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Series A Notes with the signature thereon guaranteed by an Eligible Institution.

  If the Letter of Transmittal or any Series A Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

  The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Series A Notes at the book-entry transfer facility, The Depository Trust Company (the "Book-Entry Transfer Facility"), for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Series A Notes by causing such Book-Entry Transfer Facility to transfer such Series A Notes into the Exchange Agent's account with respect to the Series A Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Series A Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

  All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered Series A Notes and withdrawal of tendered Series A Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Series A Notes not properly tendered or any Series A Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to particular Series A Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Series A Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Series A Notes, neither the Company, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Series A Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Series A Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

  Holders who wish to tender their Series A Notes and (i) whose Series A Notes are not immediately available, (ii) who cannot deliver their Series A Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

  (a) the tender is made through an Eligible Institution;

  (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Series A Notes and the principal amount of Series A Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Series A Notes (or a confirmation of book-entry transfer of such Series A Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

  (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Series A Notes in proper form for transfer (or a confirmation of book-entry transfer of such Series A Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal are received by the Exchange Agent within five New York Stock Exchange trading days after the Expiration Date.

  Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Series A Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

  Except as otherwise provided herein, tenders of Series A Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date.

  To withdraw a tender of Series A Notes in the Exchange Offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Series A Notes to be withdrawn (the "Depositor"), (ii) identify the Series A Notes to be withdrawn (including the certificate number(s) and principal amount of such Series A Notes, or, in the case of Series A Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited), (iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Series A Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Series A Notes register the transfer of such Series A Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Series A Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Series A Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer, and no Series B Notes will be issued with respect thereto unless the Series A Notes so withdrawn are validly retendered. Any Series A Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Series A Notes may be retendered by following one of the procedures described above under "--Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

  Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept for exchange, or exchange Series B Notes for, any Series A Notes, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Series A Notes, if:

  (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company; or

  (b) any law, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

  (c) any governmental approval has not been obtained, which approval the Company shall, in its reasonable discretion, deem necessary for the consummation of the Exchange Offer and as contemplated hereby.

  If the Company determines in its sole discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Series A Notes and return all tendered Series A Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Series A Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Series A Notes (see "--Withdrawal of Tenders") or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Series A Notes which have not been withdrawn.

EXCHANGE AGENT

  IBJ Schroder Bank & Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                 For Information by Telephone: (212) 858-2103

By Registered or Certified Mail:          By Hand or Overnight Delivery
                                          Service:
IBJ Schroder Bank & Trust Company         IBJ Schroder Bank & Trust Company
P.O. Box 84                               One State Street New York, New York
Bowling Green Station                     10004
New York, New York 10274-0084             Attention: Securities Processing
Attention: Reorganization Operations      Window,
Department                                Subcellar One (SC-1)







                   By Facsimile Transmission: (212) 858-2611

                    (Facsimile Confirmation) (212) 858-2103

  Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand, or by overnight delivery service. Delivery to an address or transmission of instructions via facsimile other than as set forth above will not constitute a valid delivery.

FEES AND EXPENSES

  The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Company and its affiliates.

  The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

  The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses includes fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

  The Series B Notes will be recorded at the same carrying value as the Series A Notes as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer will be amortized over the term of the Series B Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

  The Series A Notes that are not exchanged for Series B Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Series A Notes may be resold only (i) to the Company (upon redemption thereof or otherwise), (ii) so long as the Series A Notes are eligible for resale pursuant to Rule 144A under the Securities Act, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, (iii) in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act (and based upon an opinion of counsel reasonably acceptable to the Company), (iv) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act or
(v) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE SERIES B NOTES

  With respect to resales of Series B Notes, based on no-action letters issued by the staff of the Commission to third parties, the Company believes that a holder or other person who receives Series B Notes, whether or not such person is the holder (other than a person that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act), who receives Series B Notes in exchange for Series A Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Series B Notes, will be allowed to resell the Series B Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Series B Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Series B Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Series B Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker-Dealer that receives Series B Notes for its own account in exchange for Series A Notes, where such Series A Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes.

  As contemplated by these no-action letters and the Registration Rights Agreement, each holder accepting the Exchange Offer is required to represent to the Company in the Letter of Transmittal that (i) the Series B Notes are to be acquired by the holder or the person receiving such Series B Notes, whether or not such person is the holder, in the ordinary course of business, (ii) the holder or any such other person (other than a broker-dealer referred to in the next sentence) is not engaging, and does not intend to engage, in the distribution of the Series B Notes, (iii) the holder or any such other person has no arrangement or understanding with any person to participate in the distribution of the Series B Notes, (iv) neither the holder nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act and (v) the holder or any such other person acknowledges that if such holder or other person participates in the Exchange Offer for the purpose of distributing the Series B Notes it must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Series B Notes and cannot rely on those no-action letters. As indicated above, each Participating Broker-Dealer that receives a Series B Note for its own account in exchange for Series A Notes must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. For a description of the procedures for such resales by Participating Broker-Dealers, see "Plan of Distribution."

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The federal income tax discussion set forth below is intended only as a summary and does not purport to be a complete analysis or listing of all potential tax considerations that may be relevant and is generally limited to those persons who are original purchasers of the Notes and who hold the Notes as capital assets ("Holders"). The discussion does not include special rules that may apply to certain Holders (including insurance companies, tax-exempt organizations, financial institutions or broker-dealers, foreign persons and persons in special situations such as those who hold the Notes as part of a straddle, hedge or conversion transaction), and does not address the tax consequences of the laws of any state, locality or foreign jurisdiction. The discussion (including the opinion of counsel described below) is based upon currently existing provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury regulations promulgated thereunder and current administration rulings and court decisions. All of the foregoing are subject to change and any such change could affect the continuing validity of this discussion.

  THE FOLLOWING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER OF NOTES IN LIGHT OF SUCH HOLDER'S PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. EACH HOLDER OF NOTES SHOULD CONSULT SUCH HOLDER'S TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

  Eckert Seamans Cherin & Mellott, counsel to the Company, has advised the Company that, in its opinion, the exchange of the Series A Notes for Series B Notes pursuant to the Exchange Offer will not be treated as an "exchange" for federal income tax purposes because the Series B Notes will not be considered to differ materially in kind or extent from the Series A Notes. Rather, the Series B Notes received by a holder will be treated as a continuation of the Series A Notes in the hands of such holder. As a result, there will be no federal income tax consequences to holders exchanging Series A Notes for Series B Notes pursuant to the Exchange Offer. Therefore, the same tax consequences apply to the Series B Notes as are applicable to the Series A Notes.

                             PLAN OF DISTRIBUTION

  Each Participating Broker-Dealer that receives Series B Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Series B Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Series B Notes received in exchange for Series A Notes where such Series A Notes were acquired as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the date of this Prospectus, it will make this Prospectus, as amended or supplemented, available to any Participating Broker-Dealer for use in connection with any
such resale. In addition, until      , 1996, all dealers effecting
transactions in the Series B Notes may be required to deliver a prospectus.

  The Company will not receive any proceeds from any sales of Series B Notes by Participating Broker-Dealers. Series B Notes received by Participating Broker-Dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Series B Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such Participating Broker-Dealer and/or the purchasers of any such Series B Notes. Any Participating Broker-Dealer that resells the Series B Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Series B Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Series B Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

  For a period of 180 days after the Expiration Date, the Company will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any Participating Broker-Dealer that requests such documents in the Letter of Transmittal.

                                 LEGAL MATTERS

  Certain legal matters with respect to the Series B Notes offered hereby will be passed upon for the Company by Eckert Seamans Cherin & Mellott, Pittsburgh, Pennsylvania. Stephen I. Burr, a partner in such firm, is the Secretary of each of PAI, Park Communications, the Company and each of its subsidiaries and Park Broadcasting and each of its subsidiaries.

                                    EXPERTS

  The consolidated balance sheets as of December 31, 1995 and the consolidated statements of income and retained earnings and cash flows for the period from May 11, 1995 to December 31, 1995 and for the period from January 1, 1995 to May 10, 1995 of Park Newspapers, Inc. and Subsidiaries and Park Communications, Inc. and Subsidiaries, included in this Prospectus, have been included herein in reliance on the reports, which include a paragraph explaining certain financial reporting implications related to the Acquisition, of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

  The consolidated financial statements and schedules of Park Newspapers, Inc. and Subsidiaries and Park Communications, Inc. and Subsidiaries as of December 31, 1994 and for the two years then ended, appearing in this Prospectus and the Registration Statement, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                             AVAILABLE INFORMATION

  The Company has filed with the Commission a Registration Statement on Form S-4 (together with all amendments, exhibits and schedules thereto, the "Registration Statement") under the Securities Act with respect to the Series B Notes offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made. Statements contained in this Prospectus as to the contents of any contract, agreement or any other document referred to are not necessarily complete. With respect to each such contact, agreement or other document filed as an exhibit to the Registration Statement, reference is made to such exhibit to the Registration Statement for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

  The Registration Statement can be inspected and copied at the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20459, and at the Commission's regional offices at Seven World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the Registration Statement can be obtained from the Public Reference Section of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20459, at prescribed rates.

  The Company intends, and is required by the terms of the Indenture, to furnish the holders of the Series B Notes with annual reports containing consolidated financial statements audited by its independent certified public accountants and with quarterly reports containing unaudited condensed consolidated financial statements for each of the first three quarters of each fiscal year.

                         INDEX TO FINANCIAL STATEMENTS

                                                                          PAGE
                                                                        --------
PARK NEWSPAPERS, INC. AND SUBSIDIARIES
  Reports of Independent Accountants................................... F-2, 3
  Consolidated Balance Sheets as of December 31, 1995 and 1994......... F-4
  Consolidated Statements of Income and Retained Earnings for the
   period from May 11, 1995 to December 31, 1995, the period from
   January 1, 1995 to May 10, 1995 and the years ended December 31,
   1994 and 1993....................................................... F-5
  Consolidated Statements of Cash Flows for the period from May 11,
   1995 to December 31, 1995, the period from January 1, 1995 to May
   10, 1995 and the years ended December 31, 1994 and 1993............. F-6
  Notes to Consolidated Financial Statements........................... F-7
  Unaudited Interim Financial Statements:
   Condensed Consolidated Balance Sheets as of March 31, 1996 and
    December 31, 1995.................................................. F-14
   Condensed Consolidated Statements of Income and Retained Earnings
    for the three months ended March 31, 1996 and March 31, 1995....... F-15
   Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 1996 and March 31, 1995............................ F-16
   Notes to Condensed Consolidated Unaudited Financial Statements...... F-17
PARK COMMUNICATIONS, INC. AND SUBSIDIARIES
  Reports of Independent Accountants................................... F-18, 19
  Consolidated Balance Sheets as of December 31, 1995 and 1994......... F-20
  Consolidated Statements of Income and Retained Earnings for the
   period from May 11, 1995 to December 31, 1995, the period from
   January 1, 1995 to May 10, 1995 and the years ended December 31,
   1994 and 1993....................................................... F-21
  Consolidated Statements of Cash Flows for the period from May 11,
   1995 to December 31, 1995, the period from January 1, 1995 to May
   10, 1995 and the years ended December 31, 1994 and 1993............. F-22
  Notes to Consolidated Financial Statements........................... F-23
  Unaudited Interim Financial Statements:
   Condensed Consolidated Balance Sheets as of March 31, 1996 and
    December 31, 1995.................................................. F-34
   Condensed Consolidated Statements of Income and Retained Earnings
    for the three months ended March 31, 1996 and March 31, 1995....... F-35
   Condensed Consolidated Statements of Cash Flows for the three months ended March 31, 1996 and March 31, 1995............................ F-36
   Notes to Condensed Consolidated Unaudited Financial Statements...... F-37

                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors
 Park Newspapers, Inc.

  We have audited the accompanying consolidated balance sheet of Park Newspapers, Inc. and Subsidiaries (a wholly-owned subsidiary of Park Communications, Inc.) as of December 31, 1995 and the related consolidated statements of income and retained earnings and cash flows for the period from May 11, 1995 to December 31, 1995 and for the period from January 1, 1995 to May 10, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  As discussed in Note 2 to the consolidated financial statements, the Company was acquired by Park Acquisitions, Inc. on May 11, 1995 in a transaction accounted for as a purchase. The purchase price and an allocable portion of debt have been "pushed down" to the financial statements of the Company and as a result, the post-acquisition consolidated financial statements are not comparable to the pre-acquisition consolidated financial statements.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Park Newspapers, Inc. and Subsidiaries as of December 31, 1995 and the consolidated results of their operations and their cash flows for the period from May 11, 1995 to December 31, 1995 and for the period from January 1, 1995 to May 10, 1995 in conformity with generally accepted accounting principles.

Coopers & Lybrand L.L.P.

Lexington, Kentucky
February 2, 1996

               REPORT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

Board of Directors
 Park Newspapers, Inc.

  We have audited the accompanying consolidated balance sheet of Park Newspapers, Inc. and subsidiaries (a wholly-owned subsidiary of Park Communications, Inc.) as of December 31, 1994 and the related consolidated statements of income and retained earnings, and cash flows for each of the two years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Park Newspapers, Inc. and subsidiaries at December 31, 1994 and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, in 1993 the Company changed its method of accounting for income taxes, as required by FASB Statement No. 109, "Accounting for Income Taxes."

                                          Ernst & Young LLP
Syracuse, New York
January 27, 1995

                     PARK NEWSPAPERS, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                        DECEMBER 31 DECEMBER 31
                                                        ----------- -----------
                                                         NEW PARK    OLD PARK
                                                        ----------- -----------
                                                           1995        1994
                                                        ----------- -----------
ASSETS (NOTE 6)
Current Assets:
 Cash..................................................  $    710    $  1,937
 Accounts receivable, less allowance for doubtful ac-
  counts of $289 in 1995
  and $314 in 1994.....................................     7,563       6,691
 Inventory.............................................     1,089       1,000
 Consulting/non-compete contracts......................        --         763
 Other.................................................       912         508
                                                         --------    --------
  Total current assets.................................    10,274      10,899
                                                         --------    --------
Property, Plant & Equipment:
 Land and improvements.................................     3,481       2,269
 Buildings and leasehold improvements..................     9,939      15,731
 Newspaper equipment...................................    12,045      23,516
 Furniture and fixtures................................     1,879       3,051
 Autos and trucks......................................       449         918
                                                         --------    --------
                                                           27,793      45,485
 Less accumulated depreciation and amortization........    (1,562)    (24,266)
                                                         --------    --------
                                                           26,231      21,219
Intangible assets, net.................................   183,029      57,472
Consulting/non-compete contracts.......................        --       3,267
Other assets...........................................       204         203
                                                         --------    --------
  Total assets.........................................  $219,738    $ 93,060
                                                         ========    ========
LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
 Current maturities of long-term debt..................  $    126    $    392
 Accounts payable......................................       900         718
 Consulting/non-compete contracts......................       787         815
 Interest..............................................     7,642           9
 Income taxes..........................................        --          63
 Accrued liabilities...................................     1,072       1,209
 Deferred income.......................................     3,157       2,909
                                                         --------    --------
  Total current liabilities............................    13,684       6,115
Long-term debt.........................................   168,305         360
Consulting/non-compete contracts.......................     2,778       3,582
Deferred income taxes..................................    41,972       1,490
                                                         --------    --------
  Total liabilities....................................   226,739      11,547
                                                         --------    --------
Commitments
Stockholder's Equity:
 Common Stock-no par value:
  Authorized 44,150 shares
  Issued and outstanding 44,150 shares in 1995 and
   1994................................................     4,150       4,150
 Paid in capital.......................................    (4,150)     46,665
 Intercompany receivables from parent..................    (3,355)    (47,192)
 Retained earnings.....................................    (3,646)     77,890
                                                         --------    --------
  Total stockholder's equity...........................    (7,001)     81,513
                                                         --------    --------
  Total liabilities and stockholder's equity...........  $219,738    $ 93,060
                                                         ========    ========

   The accompanying notes are an integral part of the consolidated financial statements.

                     PARK NEWSPAPERS, INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                YEAR ENDED DEC.
                              PRO FORMA        PERIOD                 31
                             ----------- --------------------  ------------------
                                         NEW PARK   OLD PARK       OLD PARK
                                         ---------  ---------  ------------------
                                         05/11/95-  01/01/95-
                                1995     12/31/95   05/10/95     1994      1993
                             ----------- ---------  ---------  --------  --------
                             (UNAUDITED)
Revenue:
 Newspaper revenue.........   $ 78,904   $ 51,723   $ 27,181   $ 76,810  $ 84,751
                              --------   --------   --------   --------  --------
Operating expenses:
 Cost of sales.............     33,810     20,783     13,027     32,364    39,221
 Selling, general and ad-
  ministrative.............     21,869     15,107      6,762     22,216    27,155
                              --------   --------   --------   --------  --------
                                55,679     35,890     19,789     54,580    66,376
                              --------   --------   --------   --------  --------
   Operating income before
    depreciation
    and amortization.......     23,225     15,833      7,392     22,230    18,375
                              --------   --------   --------   --------  --------
Depreciation and amortiza-
 tion:
 Depreciation..............      2,537      1,621        833      2,260     2,577
 Amortization..............      3,688      2,356        524      1,775     2,395
 Amortization of excess of
  cost over net assets
  acquired.................      1,942      1,241        664      1,781     1,923
                              --------   --------   --------   --------  --------
                                 8,167      5,218      2,021      5,816     6,895
                              --------   --------   --------   --------  --------
   Operating income........     15,058     10,615      5,371     16,414    11,480
Interest expense...........    (24,810)   (15,851)       (23)       (76)     (177)
Interest income............        291        186          3         11        45
Other expense..............       (511)       (26)      (485)      (832)     (204)
                              --------   --------   --------   --------  --------
   (Loss) income before in-
    come taxes.............     (9,972)    (5,076)     4,866     15,517    11,144
Provision (benefit) for in-
 come taxes................     (2,792)    (1,430)     2,222      7,007     5,335
                              --------   --------   --------   --------  --------
   Net (loss) income.......   $ (7,180)    (3,646)     2,644      8,510     5,809
                              ========
Retained earnings, begin-
 ning of period............                    --     77,890     69,380    63,571
                                         --------   --------   --------  --------
Retained earnings, end of
 period....................              $ (3,646)  $ 80,534   $ 77,890  $ 69,380
                                         ========   ========   ========  ========
Loss per share.............   $(162.63)  $ (82.58)
                              ========   ========


   The accompanying notes are an integral part of the consolidated financial statements.

                     PARK NEWSPAPERS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                                              YEAR ENDED DEC.
                                                                                               PERIOD               31
                                                                                         -------------------- ----------------
                                                                                         NEW PARK   OLD PARK     OLD PARK
                                                                                         ---------  --------- ----------------
                                                                                         05/11/95-  01/01/95-
                                                                                         12/31/95   05/10/95   1994     1993
                                                                                         ---------  --------- -------  -------
Operating Activities:
 Net (loss) income...................................................................... $ (3,646)   $ 2,644  $ 8,510  $ 5,809
 Adjustments to reconcile net (loss) income to net cash
  provided by operating activities:
  Depreciation and amortization.........................................................    5,218      2,021    5,816    6,895
  Amortization of consulting/non-compete contracts
   included in operating expenses.......................................................       --        292    1,142    1,161
  Payments on consulting/non-compete contracts..........................................     (513)      (320)    (869)  (1,175)
  Provision for losses on accounts receivable...........................................      127         85      292      347
  Provision for deferred income taxes...................................................   (1,430)      (122)     (59)    (326)
  Loss on sale of property, plant and equipment.........................................       --        199      116       34
  Changes in operating assets and liabilities net of effects from the disposal of companies:
   Accounts receivable..................................................................     (182)      (902)     488     (524)
   Inventory and other assets...........................................................     (628)       134      488      625
   Accounts payable and accrued liabilities.............................................    5,057        984   (6,214)     995
   Deferred income......................................................................      (84)       332      128      169
                                                                                         --------    -------  -------  -------
    Net cash provided by operating activities...........................................    3,919      5,347    9,838   14,010
                                                                                         --------    -------  -------  -------
Investing Activities:
 Purchases of property, plant and equipment.............................................   (1,691)      (431)  (3,458)  (1,512)
 Proceeds from sale of property, plant and equipment....................................        8         --      202       15
 Proceeds from sales of companies.......................................................       --         --       --    6,336
                                                                                         --------    -------  -------  -------
    Net cash provided by (used in) investing activities.................................   (1,683)      (431)  (3,256)   4,839
                                                                                         --------    -------  -------  -------
Financing Activities:
 Additional loan proceeds...............................................................    1,447         --       --       --
 Principal payments on long-term debt...................................................   (1,185)      (122)    (451)  (1,580)
 Net intercompany transfers to parent...................................................   (3,355)    (5,164)  (6,400) (18,636)
                                                                                         --------    -------  -------  -------
    Net cash used in financing activities...............................................   (3,093)    (5,286)  (6,851) (20,216)
                                                                                         --------    -------  -------  -------
  Decrease in cash......................................................................     (857)      (370)    (269)  (1,367)
Cash beginning of period................................................................    1,567      1,937    2,206    3,573
                                                                                         --------    -------  -------  -------
Cash end of period...................................................................... $    710    $ 1,567  $ 1,937  $ 2,206
- --------------------------------------------------
                                                                                         ========    =======  =======  =======

   The accompanying notes are an integral part of the consolidated financial statements.

                    PARK NEWSPAPERS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Nature of Operations

  Park Newspapers, Inc. (the Company or PNI), through wholly owned subsidiary companies, publishes paid circulation newspapers and non-paid controlled distribution publications (shoppers). Substantially all of the Company's newspaper revenues are derived from advertising and circulation. Advertising rates and rate structures vary among the publications and are based, among other things, on circulation and type of advertising.

  Principles of Consolidation

  The consolidated financial statements include the accounts of the Company and its subsidiaries, all of which are wholly owned. The Company, which is a wholly owned subsidiary of Park Communications, Inc. (Parent or PCI), became an indirect wholly owned subsidiary of Park Acquisitions, Inc. (PAI) (see Note 2) as of May 11, 1995. All significant intercompany accounts and transactions have been eliminated.

  Use of Estimates in the Preparation of Financial Statements

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions (such as estimated lives of assets and allowance for doubtful accounts) that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

  Inventory Valuation

  Inventories, consisting primarily of newsprint, are stated at the lower of cost (primarily last-in; first-out method) or market. The effect of using the last-in; first-out method (compared with the first-in; first-out inventory method) is not considered significant.

  Property, Plant, Equipment and Depreciation

  Property, plant and equipment are stated at cost. Depreciation for financial reporting purposes is provided on the straight-line method over the estimated useful lives of the assets except for leasehold improvements, which are amortized on the straight-line method over the lease period or the lives of the improvements, whichever is shorter. Accelerated methods are used for income tax reporting purposes whenever available. Deferred income taxes are provided for this temporary difference between financial and income tax reporting methods.

  Consulting/Non-Compete Contracts

  Certain subsidiary companies have consulting/non-compete contracts expiring through 2010. Prior to May 11, 1995, costs were amortized on a straight-line basis over the terms of the related agreements. In connection with the Acquisition, separate value was not assigned to those contracts. New Park would not have entered into such contracts at the date of Acquisition (see
  Note 2).

  Intangible Assets

  Intangible assets are stated at cost and consist primarily of advertising contracts, subscription lists and excess of cost over net assets acquired. Intangible assets are being amortized by the straight-line method over estimated lives ranging primarily from 7 to 40 years.

                    PARK NEWSPAPERS, INC. AND SUBSIDIARIES

  Carrying Value of Long Lived Assets

  The carrying value of long lived assets is reviewed if the facts and circumstances suggest that they may be impaired. If this review indicates that such assets carrying value will not be recoverable, as determined based on future expected, undiscounted cash flows, the carrying value is reduced to fair market value.

  Income Taxes

  Effective January 1, 1993 the Company changed its method of accounting for income taxes from the deferred method to the liability method required by FASB Statement No. 109, "Accounting for Income Taxes." The cumulative effect of the accounting change was not material to net income for 1993.

  Deferred Income

  Deferred income is recorded on subscriptions prepaid by customers. Such income is recognized when earned.

  Intercompany Accounts

  The amount receivable from the Parent included in the balance sheet represents a net balance as the result of various transactions between the Company and its Parent. Since May 11, 1995 interest charges have been associated with the account balance. The balance is primarily the result of the Company's participation in the Parent's central cash management program, wherein some of the Company's cash receipts are remitted to the Parent and some of the cash disbursements are funded by the Parent. Other transactions include the transfer to the Parent for payment of the Company's prior year federal income tax liability, and miscellaneous other administrative expenses incurred by the Parent on behalf of the Company.

  Intercompany Expense Allocation

  The Company's Parent provides various administrative services to the Company including legal assistance, acquisitions analysis, and marketing and advertising services. It is the Parent's policy to charge these expenses and all other operating expense, on both a direct and indirect cost basis. These expenses incurred by the Parent and allocated to the Company (which are included in operating expenses) were $1,416,000 for the period May 11 to December 31, 1995, $801,000 for the period January 1 to May 10, 1995, $1,988,000 in 1994 and $2,102,000 in 1993.

2.ACQUISITION AND BASIS OF PRESENTATION

  On May 11, 1995, the Company's parent, PCI, was sold to PAI (the Acquisition), a private investment concern (organized August 4, 1994) owned by investors Gary B. Knapp and the Tomlin Family Trust II, of which Donald
  R. Tomlin, Jr. is a trustee. A significant portion of the purchase price was paid from the proceeds of a $573,427,000 loan made to the acquiror, the remainder of the purchase price ($138,000,000) was derived from existing cash-on-hand at PCI at closing of the Acquisition.

  As a consequence of the change in ownership of PCI, under generally accepted accounting principles, the Company is deemed, for financial reporting purposes, to have become a new reporting entity effective with the change in ownership. The portion of the debt allocable to the Company has been "pushed down" to the financial statements of the Company, and the assets and liabilities have been adjusted to reflect their fair market value as of May 11, 1995.

  The accompanying financial statements reflect the operations of PNI prior to the acquisition on May 11, 1995 (Old Park). Subsequent to that date the financial statements reflect the operations of the Company utilizing the new basis accounting (New Park).

                    PARK NEWSPAPERS, INC. AND SUBSIDIARIES

  The pro forma income statement for 1995 reflects the operations of the Company under the new basis of accounting and assumes the transaction closed on January 1, 1995. Depreciation, amortization and interest expense reflect those costs that would be charged to operations for a full year based on the revised balance sheet amounts at May 11, 1995 for property, plant and equipment, intangible assets and the long-term debt "push down" to PNI. Pro forma income tax benefit has been computed at an effective rate of 28%.

  Following is a summary of adjustments made to historical costs of the assets and liabilities of the Company as of May 10, 1995, as a result of applying "push down" acquisition accounting at that date to arrive at the new basis for the Company.

                                                      MAY 10, 1995
                                         --------------------------------------
                                                 PARK NEWSPAPERS, INC.
                                         --------------------------------------
                                         WITHOUT MERGER             WITH MERGER
                                          ADJUSTMENTS               ADJUSTMENTS
                                         --------------   MERGER    -----------
                                            OLD PARK    ADJUSTMENTS  NEW PARK
                                         -------------- ----------- -----------
                                                 (DOLLARS IN THOUSANDS)
   ASSETS
   Current assets
    Cash................................    $ 1,567            --    $  1,567
    Accounts receivable, net............      7,508            --       7,508
    Inventory...........................        972            --         972
    Consulting/non-compete contracts....        730      $   (730)         --
    Other...............................        406            --         406
                                            -------      --------    --------
      Total current assets..............     11,183          (730)     10,453
                                            -------      --------    --------
   Property, plant & equipment..........     42,092       (15,926)     26,166
     Less accumulated depreciation and
      amortization......................     21,474       (21,474)         --
                                            -------      --------    --------
    Net property, plant & equipment.....     20,618         5,548      26,166
   Intangible assets, net...............     56,269       130,357     186,626
   Consulting/non-compete contracts.....      3,009        (3,009)         --
   Other assets.........................        199            --         199
                                            -------      --------    --------
                                            $91,278      $132,166    $223,444
                                            =======      ========    ========
   LIABILITIES AND STOCKHOLDER'S EQUITY
   Current liabilities:
    Current maturities of long-term
     debt...............................    $   630            --    $    630
    Accounts Payable....................      1,540            --       1,540
    Consulting/non-compete contracts....        836            --         836
    Interest............................         20            --          20
    Income taxes........................        487            --         487
    Accrued liabilities.................      1,019            --       1,019
    Deferred income.....................      3,241            --       3,241
                                            -------      --------    --------
     Total current liabilities..........      7,773            --       7,773
   Long term debt.......................         --      $167,539     167,539
   Consulting/non-compete contracts.....      3,241            --       3,241
   Deferred income taxes................      1,271        43,620      44,891
                                            -------      --------    --------
      Total liabilities.................     12,285       211,159     223,444
                                            -------      --------    --------
   Stockholder's Equity:
    Common stock........................      4,150            --       4,150
    Paid in capital.....................     46,665       (50,815)     (4,150)
    Intercompany receivables from par-
     ent................................    (52,356)       52,356          --
    Retained earnings...................     80,534       (80,534)         --
                                            -------      --------    --------
   Total stockholder's equity...........     78,993       (78,993)         --
                                            -------      --------    --------
                                            $91,278      $132,166    $223,444
                                            =======      ========    ========

                    PARK NEWSPAPERS, INC. AND SUBSIDIARIES

3.LOSS PER SHARE

  Earnings per share of common stock is computed on the weighted average number of common shares outstanding during each period (dollars and shares in thousands except per share amounts):

                                                          PRO FORMA   NEW PARK
                                                         ----------- -----------
                                                          NEW PARK     PERIOD
                                                         ----------- -----------
                                                                      05/10/95-
                                                            1995      12/31/95
                                                         ----------- -----------
                                                         (UNAUDITED)
                                                         -----------
   Average shares......................................          44         44
                                                          =========   ========
   Net loss............................................   $  (7,180)  $ (3,646)
                                                          =========   ========
   Per share amount....................................   $ (162.63)  $ (82.58)
                                                          =========   ========
  Earnings per share has not been shown prior to May 11, 1995 because such information is not meaningful.

4.INTANGIBLE ASSETS

  Intangible assets are comprised of the following (dollars in thousands):

                                                         DECEMBER 31 DECEMBER 31
                                                         ----------- -----------
                                                          NEW PARK    OLD PARK
                                                         ----------- -----------
                                                            1995        1994
                                                         ----------- -----------
   Advertising contracts and subscription lists........   $ 109,303   $ 35,236
   Other intangibles...................................          --      3,960
   Excess of cost over net assets acquired.............      77,323     72,226
                                                          ---------   --------
     Total intangibles.................................     186,626    111,422
   Less accumulated amortization.......................       3,597     53,950
                                                          ---------   --------
                                                          $ 183,029   $ 57,472
                                                          =========   ========

5.DISPOSITIONS AND DISCONTINUED PUBLICATION

  On December 31, 1993, the Company sold newspaper publications in 13 of its smaller markets. Of these, 11 were daily newspapers, all with paid circulation under 6,000. The impact of the sale of these publications was not material to net income in 1993. In 1995, the Company discontinued its Research Triangle Park, Raleigh, North Carolina publication. The operating losses for these newspaper publications (before depreciation and amortization) were $145,000 in 1995 (pro forma unaudited), $235,000 in 1994 and $273,000 in 1993.

6.LONG-TERM DEBT

  The Company's long-term debt is comprised of the following:

                                                         DECEMBER 31 DECEMBER 31
                                                         ----------- -----------
                                                          NEW PARK    OLD PARK
                                                         ----------- -----------
                                                            1995        1994
                                                         ----------- -----------
                                                         (DOLLARS IN THOUSANDS)
   Existing Credit Agreement...........................   $ 168,065         --
   Subordinated notes of certain newspaper subsidiaries
    due to former owners...............................         360   $    744
   Promissory notes....................................           6          8
                                                          ---------   --------
   Total debt..........................................     168,431        752
   Less:Current maturities of long-term debt...........         126        392
                                                          ---------   --------
   Long-term debt......................................   $ 168,305   $    360
                                                          =========   ========

                    PARK NEWSPAPERS, INC. AND SUBSIDIARIES

  On May 11, 1995, PAI entered into an agreement (Existing Credit Agreement) to borrow up to $593.8 million, the proceeds of which were utilized to finance the Acquisition and pay related expenses. The loan required that the debt be directly assumed by PCI and its subsidiary companies and that they be jointly and severally liable for the loan agreement. PAI, PCI and PCI's subsidiaries' assets are pledged as collateral for the loan made pursuant to the Existing Credit Agreement and PCI and its subsidiaries' cash flow is utilized for debt service. Interest accrues at a base interest rate (Base Rate) of 9.5% per annum, an additional interest rate (Additional
  Rate) of 1.0% per annum, plus a yield maintenance interest rate (YMI) of 3.0% per annum. The Base Rate and Additional Rate interest are payable on October 1 and April 1. Principal payments are required only to the extent that PAI's cash balance, as defined in the Existing Credit Agreement, exceeds $8.0 million (declining to $6.0 million at October 1, 1997) at each interest payment date through October 1, 1997. Following is a table that outlines these requirements:

       INTEREST PAYMENT DATE                               CASH RESERVE AMOUNT
       ---------------------                              ----------------------
                                                          (DOLLARS IN THOUSANDS)
       October 1, 1995...................................         $8,000
       April 1, 1996.....................................          8,000
       October 1, 1996...................................          7,000
       April 1, 1997.....................................          7,000
       October 1, 1997 and thereafter....................          6,000

  Prepayment, in part or wholly, can be made at any time without penalty. Ninety percent (90%) of the after tax proceeds as defined in the Existing Credit Agreement of any asset sales of the Company are required to be applied to the principal.

  The YMI, which the Company is accruing, is payable upon achievement by PAI, on or prior to May 11, 1998, of a Loan to Value Ratio (LTV) of 70% or less (as defined in the Existing Credit Agreement). If the Company elects not to pay the YMI when payable, then PAI would be required to issue to the lender an exercisable warrant having the right to acquire non-voting common stock in PAI in a sufficient amount to equal an 80% shareholders' equity interest. On the earliest date that the Debt Service Coverage Ratio (DSC) as defined in the Existing Credit Agreement is met, and either the LTV ratio is met or by reason of non-payment of the YMI, the warrant is required to be issued, the loan will become fully amortizable in equal annual amounts over the remaining term ending on a maturity date of April 15, 2015 with interest at 10.5% per annum.

  Substantially all of the Company's and its subsidiaries' tangible and intangible assets are collateralized under the Existing Credit Agreement. The Existing Credit Agreement contains covenants which, among other things, limit or restrict payment of cash dividends, additional debt, repurchase of common stock, capital expenditures, sales of the Company's common stock, mergers, consolidations and sales of the Company's assets.

  The subordinated notes are payable in various installments through 1998 with interest primarily from 6% to 9%. The promissory notes are payable in various installments through 1998 with interest at 8%.

  Cash payments of interest were $8,255,974 for the period of May 11 to December 31, 1995, $43,552 for the period of January 1 to May 10, 1995, $97,930 in 1994 and $185,041 in 1993.

                    PARK NEWSPAPERS, INC. AND SUBSIDIARIES

  The aggregate annual maturities on long-term debt, assuming the Company meets the LTV on May 11, 1998, payable over the next five years are as follows (dollars in thousands):

      YEAR                                                               AMOUNT
      ----                                                               -------
      1996.............................................................. $   126
      1997..............................................................     120
      1998..............................................................  52,155
      1999..............................................................   2,858
      2000..............................................................   3,166

  The fair value of the Company's long-term debt approximates $180,405,000.

7.INCOME TAXES

  The Company determines its income tax expense on the separate return method. Federal and state income tax expense (benefit) is summarized as follows (dollars in thousands):

                                            PERIOD        YEAR ENDED DEC. 31
                                      ------------------- --------------------
                                      NEW PARK  OLD PARK       OLD PARK
                                      --------- --------- --------------------
                                      05/11/95- 01/01/95-
                                      12/31/95  05/10/95     1994       1993
                                      --------- --------- ---------  ---------
   Federal:
    Current..........................       --   $1,904   $   5,662  $   4,466
    Deferred.........................  $(1,208)    (106)        (58)      (284)
                                       -------   ------   ---------  ---------
                                       $(1,208)   1,798       5,604      4,182
                                       -------   ------   ---------  ---------
   State:
    Current..........................       --      440       1,404      1,195
    Deferred.........................     (222)     (16)         (1)       (42)
                                       -------   ------   ---------  ---------
                                          (222)     424       1,403      1,153
                                       -------   ------   ---------  ---------
     Total income tax expense (bene-
      fit)...........................  $(1,430)  $2,222   $   7,007  $   5,335
                                       =======   ======   =========  =========

  The items comprising the differences in taxes on income computed at the U.S. statutory rate and the amount provided by the Company are as follows (dollars in thousands):

                                                                 YEAR ENDED DEC.
                                                  PERIOD               31
                                            -------------------- ---------------
                                            NEW PARK   OLD PARK     OLD PARK
                                            ---------  --------- ---------------
                                            05/11/95-  01/01/95-
                                            12/31/95   05/10/95   1994    1993
                                            ---------  --------- ------- -------
   Computed tax expense at U.S. statutory
    rate................................... $ (1,777)   $ 1,703  $ 5,431 $ 3,900
   Increase in tax expense resulting from:
    State income taxes, net of federal in-
     come tax..............................     (144)       276      912     749
    Amortization not tax deductible........      434        231      623     673
    Miscellaneous, net.....................       57         12       41      13
                                            --------    -------  ------- -------
     Total income tax expense (benefit).... $ (1,430)   $ 2,222  $ 7,007 $ 5,335
                                            ========    =======  ======= =======

                    PARK NEWSPAPERS, INC. AND SUBSIDIARIES

  Significant components of the Company's deferred tax liabilities and assets are as follows (dollars in thousands):

                                                         DECEMBER 31 DECEMBER 31
                                                         ----------- -----------
                                                          NEW PARK    OLD PARK
                                                         ----------- -----------
                                                            1995        1994
                                                         ----------- -----------
   Components of deferred taxes:
    Property, plant & equipment, intangible assets......  $ 42,742     $ 1,490
    Net operating loss carry forwards...................      (770)         --
    Allowance for doubtful accounts and other...........       (77)        (96)
                                                          --------     -------
     Net deferred tax liabilities.......................  $ 41,895     $ 1,394
                                                          ========     =======
   Classification of deferred taxes:
    Non-current liabilities.............................  $ 41,972     $ 1,490
    Current assets......................................       (77)        (96)
                                                          --------     -------
                                                          $ 41,895     $ 1,394
                                                          ========     =======

  Total cash payments of state income taxes were $135,000 for the period May 11 through December 31, 1995, $352,000 for the period January 1 through May 10, 1995, $1,391,143 in 1994 and $1,212,969 in 1993. Federal tax payments are made by the Parent (see Note 1).

8. LEASES

  Certain operating facilities and equipment (see Note 9) are leased under noncancellable operating agreements. Certain of the leases require the Company or its subsidiaries to pay property taxes, insurance and maintenance costs.

  Lease expense related to the above and charged to operations was approximately $135,380 for the period May 11 through December 31, 1995, $76,519 for the period January 1 through May 10, 1995, $463,000 in 1994 and $749,000 in 1993.

  The aggregate minimum rentals through dates of expiration amount to approximately $227,076 and the amounts payable over the next five years are as follows (dollars in thousands):

       YEAR                                                               AMOUNT
       ----                                                               ------
       1996..............................................................  $112
       1997..............................................................    76
       1998..............................................................    36
       1999..............................................................     3
       2000..............................................................    --

9. RELATED PARTY TRANSACTIONS

  In 1993 and 1994, the Company, in the ordinary course of business, leased and rented certain operating facilities and equipment (included in Note 8) from RHP Incorporated and its subsidiaries. RHP Incorporated is wholly owned by the estate of Roy H. Park, formerly the Chairman of the Board of PCI, who died on October 25, 1993. Such lease and rent payments were $271,476 in 1994 and $527,949 in 1993. In connection with these operating facilities, in 1994 the Company purchased five buildings from RHP Incorporated and its subsidiaries at the appraised fair market value of $600,000 and such lease and rent payments ceased as of the date of purchase.

                     PARK NEWSPAPERS, INC. AND SUBSIDIARIES

                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

                                                          MARCH 31  DECEMBER 31
                                                          --------  -----------
                                                            1996       1995
                                                          --------  -----------
   ASSETS
   Current Assets:
    Cash................................................. $    762   $    710
    Accounts receivable, less allowance for doubtful
   accounts of $340 in 1996 and $314 in 1995.............    7,054      7,563
    Inventory............................................      919      1,089
    Other................................................      399        912
                                                          --------   --------
     Total current assets................................    9,134     10,274
                                                          --------   --------
   Property, Plant & Equipment:
    Property, plant & equipment..........................   27,988     27,793
    Less accumulated depreciation and amortization.......   (2,316)    (1,562)
                                                          --------   --------
                                                            25,672     26,231
   Intangible assets, net................................  181,857    183,029
   Other assets..........................................      304        204
                                                          --------   --------
                                                          $216,967   $219,738
                                                          ========   ========
   LIABILITIES AND STOCKHOLDER'S EQUITY
   Current Liabilities:
    Current maturities of long-term debt................. $    126   $    126
    Accounts payable.....................................    1,036        900
    Consulting/non-compete contracts.....................      775        787
    Interest.............................................   13,320      7,642
    Income taxes.........................................      113         --
    Accrued liabilities..................................    1,113      1,072
    Deferred income......................................    3,265      3,157
                                                          --------   --------
     Total current liabilities...........................   19,748     13,684
   Long-term debt........................................  168,089    168,305
   Consulting/non-compete contracts......................    2,596      2,778
   Deferred income taxes.................................   42,011     41,972
                                                          --------   --------
     Total liabilities...................................  232,444    226,739
                                                          --------   --------
   Commitments
   Stockholder's Equity:
    Common Stock-no par value:
     Authorized 44,150 shares, issued and outstanding
   44,150 shares in 1996 and 1995........................    4,150      4,150
    Paid in capital......................................   (4,150)    (4,150)
    Intercompany receivables from Parent.................   (9,340)    (3,355)
    Retained earnings (deficit)..........................   (6,137)    (3,646)
                                                          --------   --------
   Total stockholder's equity............................  (15,477)    (7,001)
                                                          --------   --------
                                                          $216,967   $219,738
                                                          ========   ========

   The accompanying notes are an integral part of the condensed consolidated unaudited financial statements.

                     PARK NEWSPAPERS, INC. AND SUBSIDIARIES

 CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS (UNAUDITED)
          (DOLLARS AND SHARES IN THOUSANDS EXCEPT EARNINGS PER SHARE)

                                                                                                           THREE MONTHS ENDED
                                                                                                                MARCH 31
                                                                                                           ---------------------
                                                                                                             1996        1995
                                                                                                           ---------   ---------
                                                                                                           NEW PARK    OLD PARK
                                                                                                           ---------   ---------
   Revenue:
    Newspaper revenue..................................................................................... $  18,342   $  18,259
                                                                                                           ---------   ---------
   Operating expenses:
    Cost of sales.........................................................................................     8,584       8,043
    Selling, general and administrative...................................................................     6,026       5,640
                                                                                                           ---------   ---------
                                                                                                              14,610      13,683
                                                                                                           ---------   ---------
     Operating income before depreciation and amortization................................................     3,732       4,576
                                                                                                           ---------   ---------
   Depreciation and amortization:
    Depreciation..........................................................................................       789         553
    Amortization..........................................................................................       900         375
    Amortization of excess of cost over net assets acquired...............................................       482         392
                                                                                                           ---------   ---------
                                                                                                               2,171       1,320
                                                                                                           ---------   ---------
     Operating income.....................................................................................     1,561       3,256
   Interest expense.......................................................................................    (5,685)        (17)
   Interest income........................................................................................       103           1
   Other income...........................................................................................        82          15
                                                                                                           ---------   ---------
     (Loss) income before income taxes....................................................................    (3,939)      3,255
   Provision (benefit) for income taxes...................................................................    (1,448)      1,473
                                                                                                           ---------   ---------
   Net (loss) income......................................................................................    (2,491)      1,782
   Retained earnings (deficit), beginning of period.......................................................    (3,646)     77,890
                                                                                                           ---------   ---------
   Retained earnings (deficit), end of period............................................................. $  (6,137)  $  79,672
                                                                                                           =========   =========
   Loss per share......................................................................................... $  (56.42)
                                                                                                           =========
   Average shares.........................................................................................    44,150
   --------------------------------------------------
                                                                                                           =========

   The accompanying notes are an integral part of the condensed consolidated unaudited financial statements.

                     PARK NEWSPAPERS, INC. AND SUBSIDIARIES

    CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (DOLLARS IN
                                   THOUSANDS)

                                                                                                            THREE MONTHS ENDED
                                                                                                                 MARCH 31
                                                                                                            --------------------
                                                                                                              1996       1995
                                                                                                            ---------  ---------
                                                                                                            NEW PARK   OLD PARK
                                                                                                            ---------  ---------
   Operating Activities:
    Net (loss) income...................................................................................... $ (2,491)  $   1,782
    Adjustments to reconcile net (loss) income to net cash provided by operating activities:
     Depreciation and amortization.........................................................................    2,171       1,320
     Amortization of consulting/non-compete contracts included in operating expenses.......................       --         202
     Payments on consulting/non-compete contracts..........................................................     (193)       (212)
     Provision for losses on accounts receivable...........................................................      129          43
     Provision for deferred income taxes...................................................................     (378)       (121)
     Loss (gain) on sale of property, plant and equipment..................................................     (158)          6
     Changes in operating assets and liabilities:
      Accounts receivable..................................................................................      380         508
      Inventory and other assets...........................................................................      471         227
      Accounts payable and accrued liabilities.............................................................    6,385       7,174
      Deferred income......................................................................................      108         453
                                                                                                            --------   ---------
       Net cash provided by operating activities...........................................................    6,424      11,382
                                                                                                            --------   ---------
   Investing Activities:
    Purchases of property, plant and equipment.............................................................     (240)       (336)
    Proceeds from sale of property, plant, and equipment...................................................      169          --
    Increase in long-term other assets.....................................................................     (100)         --
                                                                                                            --------   ---------
     Net cash (used in) investing activities...............................................................     (171)       (336)
                                                                                                            --------   ---------
   Financing Activities:
    Principal payments on long-term debt...................................................................     (216)       (122)
    Net intercompany transfers to Parent...................................................................   (5,985)    (11,466)
                                                                                                            --------   ---------
      Net cash (used in) financing activities..............................................................   (6,201)    (11,588)
                                                                                                            --------   ---------
     Increase (decrease) in cash...........................................................................       52        (542)
   Cash beginning of period................................................................................      710       1,937
                                                                                                            --------   ---------
   Cash end of period...................................................................................... $    762   $   1,395
   --------------------------------------------------
                                                                                                            ========   =========


   The accompanying notes are an integral part of the condensed consolidated unaudited financial statements.

                    PARK NEWSPAPERS, INC. AND SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

  1.BASIS OF PRESENTATION

    The accompanying condensed interim financial statements are unaudited; however, in the opinion of the Company's management, all adjustments (which comprise only normal and recurring accruals) necessary for a fair presentation of the interim financial results have been included. The results for the interim periods are not necessarily indicative of results to be expected for the entire year. These financial statements and notes should be read in conjunction with the Company's audited annual consolidated financial statements for the year ended December 31, 1995.

  2.SUBSEQUENT EVENTS

    The Company sold $155.0 million in principal amount of 11 7/8% Senior Notes due 2004 (the "Notes") on May 13, 1996 in one of a series of transactions (the "Refinancing Transactions"), the purpose of which was to refinance the indebtedness under a credit agreement among Park Communications, Inc. ("Park Communications"), Park Acquisitions, Inc. and the lenders thereunder, which was guaranteed by the Company. The Refinancing Transactions consisted of (i) the sale of the Notes, (ii) the establishment of and drawings under a Senior Credit Facility between Park Communications and certain lenders in the amount of $58.0 million, (iii) the sale, which was completed on May 13, 1996, of 80,000 Units consisting of $80.0 million in principal amount of 13 3/4% Senior Pay-in-Kind Notes due 2004 of Park Communications and Warrants to purchase 800,000 shares of Common Stock of Park Communications, (iv) the sale, which was completed on May 13, 1996, of $241.0 million in principal amount of 11 3/4% Senior Notes due 2004 of Park Broadcasting, Inc. ("Park Broadcasting") and (v) the sale, which was completed on March 25, 1996, of Park Broadcasting's WPAT-AM and FM radio stations for aggregate gross proceeds of $103.0 million.

                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors
 Park Communications, Inc.

  We have audited the accompanying consolidated balance sheet of Park Communications, Inc. and Subsidiaries (a wholly-owned subsidiary of Park Acquisitions, Inc.) as of December 31, 1995 and the related consolidated statements of income and retained earnings and cash flows for the period from May 11, 1995 to December 31, 1995 and for the period from January 1, 1995 to May 10, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

  As discussed in Note 2 to the consolidated financial statements, the Company was acquired by Park Acquisitions, Inc. on May 11, 1995 in a transaction accounted for as a purchase. The purchase price and an allocable portion of debt have been "pushed down" to the financial statements of the Company and as a result, the post-acquisition consolidated financial statements are not comparable to the pre-acquisition consolidated financial statements.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Park Communications, Inc. and Subsidiaries as of December 31, 1995 and the consolidated results of their operations and their cash flows for the period from May 11, 1995 to December 31, 1995 and for the period from January 1, 1995 to May 10, 1995 in conformity with generally accepted accounting principles.

Coopers & Lybrand L.L.P.

Lexington, Kentucky
February 2, 1996, except for Note
13, as to which the date is May 6,
1996

               REPORT OF ERNST & YOUNG LLP INDEPENDENT AUDITORS

Board of Directors
 Park Communications, Inc.

  We have audited the accompanying consolidated balance sheet of Park Communications, Inc. and subsidiaries as of December 31, 1994 and the related consolidated statements of income and retained earnings, and cash flows for each of the two years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Park Communications, Inc. and subsidiaries at December 31, 1994 and the consolidated results of their operations and their cash flows for each of the two years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.

  As discussed in Note 1 to the financial statements, in 1993 the Company changed its method of accounting for income taxes, as required by FASB Statement No. 109, "Accounting for Income Taxes."

                                          Ernst & Young LLP

Syracuse, New York
January 27, 1995

                   PARK COMMUNICATIONS, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                             (DOLLARS IN THOUSANDS)

                                                                                                        DECEMBER 31 DECEMBER 31
                                                                                                        ----------- -----------
                                                                                                         NEW PARK    OLD PARK
                                                                                                        ----------- -----------
                                                                                                           1995        1994
                                                                                                        ----------- -----------
ASSETS (NOTE 6)
Current Assets:
 Cash..................................................................................................  $ 19,026    $ 84,069
 Short-term investments................................................................................        --      59,431
 Accounts receivable, less allowance for doubtful accounts of $807 in 1995 and $1,598 in 1994..........    26,544      22,235
 Inventory.............................................................................................     1,265       1,170
 Film contracts........................................................................................     2,717       2,446
 Consulting/non-compete contracts......................................................................        --         825
 Other.................................................................................................     2,844       3,597
                                                                                                         --------    --------
  Total current assets.................................................................................    52,396     173,773
                                                                                                         --------    --------
Property, Plant & Equipment:
 Land and improvements.................................................................................    13,475      13,431
 Buildings and leasehold improvements..................................................................    19,110      31,522
 Newspaper equipment...................................................................................    12,037      23,752
 Broadcast equipment...................................................................................    37,080      61,455
 Furniture and fixtures................................................................................     6,655      10,535
 Autos and trucks......................................................................................     2,106       3,956
                                                                                                         --------    --------
                                                                                                           90,463     144,651
 Less accumulated depreciation and amortization........................................................    (6,068)    (68,909)
                                                                                                         --------    --------
                                                                                                           84,395      75,742
Intangible assets, net.................................................................................   635,447     109,797
Film contracts.........................................................................................     2,787       2,777
Consulting/non-compete contracts.......................................................................        --       3,390
Other assets...........................................................................................     7,757       1,307
                                                                                                         --------    --------
  Total assets.........................................................................................  $782,782    $366,786
                                                                                                         ========    ========
LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities:
 Current maturities of long-term debt..................................................................  $    465    $    713
 Current maturities of film contracts..................................................................     2,619       2,521
 Accounts payable......................................................................................     3,313       2,539
 Consulting/non-compete contracts......................................................................       849         877
 Interest..............................................................................................    26,391         944
 Income taxes..........................................................................................     2,124       2,959
 Accrued liabilities...................................................................................     4,075       4,027
 Deferred income.......................................................................................     7,705       2,909
                                                                                                         --------    --------
  Total current liabilities............................................................................    47,541      17,489
Long-term debt.........................................................................................   584,085      49,248
Consulting/non-compete contracts.......................................................................     2,851       3,718
Deferred income taxes..................................................................................   165,733      10,601
                                                                                                         --------    --------
  Total liabilities....................................................................................   800,210      81,056
                                                                                                         --------    --------
Commitments
Stockholder's Equity:
 Common stock--$0.0001 par value in 1995 and no par value in 1994:
  Authorized 15,000,000 shares in 1995 and 32,000,000 shares in 1994
  Issued and outstanding 10,628,571 shares in 1995 and 20,961,205 in 1994..............................        --       3,494
 Paid in capital.......................................................................................        --      18,701
 Retained earnings.....................................................................................   (17,428)    263,535
                                                                                                         --------    --------
 Total stockholder's equity............................................................................   (17,428)    285,730
                                                                                                         --------    --------
  Total liabilities and stockholder's equity...........................................................  $782,782    $366,786
- --------------------------------------------------
                                                                                                         ========    ========

   The accompanying notes are an integral part of the consolidated financial statements.

                   PARK COMMUNICATIONS, INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS
                (DOLLARS IN THOUSANDS EXCEPT PER SHARE AMOUNTS)

                                                                      PRO FORMA        PERIOD          YEAR ENDED DECEMBER 31
                                                                     ----------- --------------------  ------------------------
                                                                                 NEW PARK   OLD PARK          OLD PARK
                                                                                 ---------  ---------  ------------------------
                                                                                 05/11/95-  01/01/95-
                                                                        1995     12/31/95   05/10/95        1994         1993
                                                                     ----------- ---------  ---------  -----------  -----------
                                                                     (UNAUDITED)
Revenue:
 Broadcasting revenue...............................................  $ 76,769   $ 50,033   $ 26,736   $    77,749  $    62,460
 Newspaper revenue..................................................    78,904     51,723     27,181        76,810       84,751
                                                                      --------   --------   --------   -----------  -----------
 Gross revenue......................................................   155,673    101,756     53,917       154,559      147,211
 Less agency and national representative commissions................    11,361      7,360      4,001        12,128        9,867
                                                                      --------   --------   --------   -----------  -----------
Net revenue.........................................................   144,312     94,396     49,916       142,431      137,344
                                                                      --------   --------   --------   -----------  -----------
Operating expenses:
 Cost of sales......................................................    53,593     33,278     20,315        50,380       55,518
 Selling, general and administrative................................    36,069     24,561     11,508        37,051       39,561
                                                                      --------   --------   --------   -----------  -----------
                                                                        89,662     57,839     31,823        87,431       95,079
                                                                      --------   --------   --------   -----------  -----------
  Operating income before depreciation
   and amortization.................................................    54,650     36,557     18,093        55,000       42,265
                                                                      --------   --------   --------   -----------  -----------
Depreciation and amortization:
 Depreciation.......................................................     8,083      5,164      2,499         6,524        6,268
 Amortization.......................................................     8,756      5,594        786         2,541        2,725
 Amortization of excess of cost over net assets acquired............     7,197      4,598        715         1,972        2,095
                                                                      --------   --------   --------   -----------  -----------
                                                                        24,036     15,356      4,000        11,037       11,088
                                                                      --------   --------   --------   -----------  -----------
  Operating income..................................................    30,614     21,201     14,093        43,963       31,177
Interest expense....................................................   (65,689)   (41,968)       (67)         (279)        (233)
Interest income.....................................................     1,355        866      3,181         5,561        4,952
Other expense.......................................................      (280)      (179)   (10,693)       (2,352)        (431)
                                                                      --------   --------   --------   -----------  -----------
  (Loss) income before income taxes.................................   (34,000)   (20,080)     6,514        46,893       35,465
Provision (benefit) for income taxes................................   (10,880)    (6,494)     5,954        19,519       14,849
                                                                      --------   --------   --------   -----------  -----------
  (Loss) income from continuing operations..........................   (23,120)   (13,586)       560        27,374       20,616
  (Loss) income from discontinued operations, net of income taxes
   (benefit) of $(2,114), $243, $400 and ($597) respectively........    (6,014)    (3,842)       125           (69)      (1,836)
                                                                      --------   --------   --------   -----------  -----------
  Net (loss) income.................................................  $(29,134)   (17,428)       685        27,305       18,780
                                                                      ========
Retained earnings, beginning of period..............................                   --    263,535       236,230      217,450
                                                                                 --------   --------   -----------  -----------
Retained earnings, end of period....................................             $(17,428)  $264,220   $   263,535  $   236,230
                                                                                 ========   ========   ===========  ===========
Loss per share:
 Continuing operations..............................................  $  (2.18)  $  (1.28)
 Discontinued operations............................................     (0.56)     (0.36)
                                                                      --------   --------
 Net loss...........................................................  $  (2.74)  $  (1.64)
- --------------------------------------------------
                                                                      ========   ========

   The accompanying notes are an integral part of the consolidated financial statements.

                   PARK COMMUNICATIONS, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                         PERIOD          YEAR ENDED DECEMBER 31
                                                                                   --------------------  ------------------------
                                                                                   NEW PARK   OLD PARK          OLD PARK
                                                                                   ---------  ---------  ------------------------
                                                                                   05/11/95-  01/01/95-
                                                                                   12/31/95   05/10/95        1994         1993
                                                                                   ---------  ---------  -----------  -----------
Operating Activities:
 Net (loss) income................................................................ $(17,428)  $    685   $    27,305  $   18,780
 Adjustments to reconcile net (loss) income to net cash provided by operating activities:
  Depreciation and amortization...................................................   18,678      5,485        14,443      14,787
  Amortization of film contract rights and consulting/
   non-compete contracts included in operating expenses...........................    1,799      2,352         4,194       3,842
  Payments on film contract liabilities...........................................   (1,889)    (2,117)       (2,955)     (2,757)
  Payments on consulting/non-compete contracts....................................     (544)      (351)         (932)     (1,225)
  Provision for losses on accounts receivable.....................................     (183)       (69)          897         919
  Provision for deferred income taxes.............................................   (8,591)      (369)          982         272
  Loss (gain) on sale of property, plant and equipment............................      (30)       856            48         291
  Changes in operating assets and liabilities net of effects from the purchase and disposal of companies:
   Accounts receivable............................................................   (1,706)    (2,351)       (2,126)     (1,738)
   Inventory and other assets.....................................................     (821)       605           181         277
   Accounts payable and accrued liabilities.......................................   25,729       (295)       (1,055)     (1,139)
   Deferred income................................................................    4,464        332           128         169
                                                                                   --------   --------   -----------  ----------
   Net cash provided by operating activities......................................   19,478      4,763        41,110      32,478
                                                                                   --------   --------   -----------  ----------
Investing Activities:
 Purchase of short term-investments...............................................  (38,400)        --      (241,954)    (62,586)
 Proceeds from short term-investments.............................................   38,400     59,431       277,843      66,929
 Purchases of property, plant and equipment.......................................   (6,174)    (2,000)      (12,517)     (5,621)
 Purchase of acquired companies, net of cash acquired.............................                                --     (19,184)
 Proceeds from sale of property, plant, and equipment.............................       39         --           448          86
 Proceeds from sales of companies.................................................                                --       6,336
 (Increase) decrease in other assets..............................................   (6,120)       671           455        (464)
                                                                                   --------   --------   -----------  ----------
   Net cash provided by (used in) investing activities............................  (12,255)    58,102        24,275     (14,504)
                                                                                   --------   --------   -----------  ----------
Financing Activities:
 Additional loan proceeds.........................................................    6,758         --            --          --
 Principal payments on long-term debt.............................................   (3,622)      (267)       (2,757)     (2,570)
 Distribution to parent company................................................... (138,000)        --            --          --
 Proceeds from issuance of common stock...........................................       --         --           209         144
                                                                                   --------   --------   -----------  ----------
   Net cash used in financing activities.......................................... (134,864)      (267)       (2,548)     (2,426)
                                                                                   --------   --------   -----------  ----------
   Increase (decrease) in cash.................................................... (127,641)    62,598        62,837      15,548
Cash and cash equivalents, beginning of period....................................  146,667     84,069        21,232       5,684
                                                                                   --------   --------   -----------  ----------
Cash and cash equivalents, end of period.......................................... $ 19,026   $146,667   $    84,069  $   21,232
- --------------------------------------------------
                                                                                   ========   ========   ===========  ==========

   The accompanying notes are an integral part of the consolidated financial statements.

                  PARK COMMUNICATIONS, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

  The consolidated financial statements of Park Communications, Inc. (the "Company" or "PCI") include the accounts of the Company and its subsidiaries, all of which are wholly owned. The Company is a wholly owned subsidiary of Park Acquisitions, Inc. ("Parent" or "PAI") (see Note 2) as of May 11, 1995. All significant intercompany accounts and transactions have been eliminated.

  Use of Estimates in the Preparation of Financial Statements

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions (such as estimated lives of assets and allowance for doubtful accounts) that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

  Cash and Cash Equivalents

  For purposes of reporting consolidated cash flows, the Company considers cash, balances with banks, and interest-bearing cash deposits in other depository institutions with maturities of three months or less to be cash equivalents.

  Inventory Valuation

  Inventories, consisting primarily of newsprint, are stated at the lower of cost (primarily last-in; first-out method) or market. The effect of using the last-in; first-out method (compared with the first-in; first-out inventory method) is not considered significant.

  Property, Plant, Equipment and Depreciation

  Property, plant and equipment are stated at cost. Depreciation for financial reporting purposes is provided on the straight-line method over the estimated useful lives of the asset except for leasehold improvements, which are amortized on the straight-line method over the lease period or the lives of the improvements, whichever is shorter. Accelerated methods are used for income tax reporting purposes whenever available. Deferred income taxes are provided for this temporary difference between financial and income tax reporting methods.

  Investments

  Effective January 1, 1994 the Company adopted Statement of Financial Accounting Standard Board Statements No. 115 "Accounting for Certain Investments in Debt and Equity Securities" (SFAS No. 115). SFAS No. 115 requires that all investments in debt securities that management has the positive intent and ability to hold until maturity be classified as held to maturity. All other debt securities are classified as available for sale. Securities classified as available for sale are carried at market value. Unrealized holding gains and losses for available for sale securities are reported as a net amount in a separate component of stockholders' equity until realized. Investments classified as held to maturity are carried at amortized cost. The Company has analyzed its debt securities portfolio at December 31, 1994 and based on this analysis has determined to classify all debt securities as held to maturity due to management's intent and ability to hold all debt securities so classified until maturity.

  Film Contract Rights

  Film contract rights and the related liabilities are recorded at full contract prices when purchased. The costs are charged to operations based on a straight line basis over the life of the contracts.

                  PARK COMMUNICATIONS, INC. AND SUBSIDIARIES

  Consulting/Non-Compete Contracts

  Certain subsidiary companies have consulting/non-compete contracts expiring through 2010. Prior to May 11, 1995, costs were amortized on a straight-line basis over the terms of the related agreements. In connection with the Acquisition, separate value was not assigned to those contracts. New Park would not have entered into such contracts at the date of Acquisition (see
  Note 2).

  Intangible Assets

  Intangible assets are stated at cost and consist primarily of advertising contracts, subscription lists and excess of cost over net assets acquired. Intangible assets are being amortized by the straight-line method over estimated lives ranging primarily from 7 to 40 years.

  In the financial statements of Old Park, network contracts ($8,238,000) acquired prior to October 31, 1970 were assigned a cost upon acquisition and were not amortized since, in the opinion of management, there had been no diminution of value of these acquired contracts. Also, excess of cost ($1,214,000) of businesses acquired prior to October 31, 1970 was not amortized since, in the opinion of management, there had been no diminution of value of these acquired businesses. Excess of cost incurred since October 31, 1970 was amortized by the straight-line method over a period of 40 years.

  Carrying Value of Long Lived Asset

  The carrying value of long lived assets is reviewed if the facts and circumstances suggest that they may be impaired. If this review indicates that such assets carrying value will not be recoverable, as determined based on future expected, undiscounted cash flows, the carrying value is reduced to fair market value.

  Income Taxes

  Effective January 1, 1993 the Company changed its method of accounting for income taxes from the deferred method to the liability method required by FASB Statement No. 109, "Accounting for Income Taxes." The cumulative effect of the accounting change was not material to net income for 1993.

  Deferred Income

  Deferred income is recorded on subscriptions prepaid by customers. Such income is recognized when earned.

2.ACQUISITION AND BASIS OF PRESENTATION

  On May 11, 1995, PCI was sold to PAI (the Acquisition), a private investment concern (organized August 4, 1994) owned by Gary B. Knapp and the Tomlin Family Trust II, of which Donald R. Tomlin, Jr. is a trustee. A significant portion of the purchase price was paid from the proceeds of a $573,427,000 loan. The remainder of the purchase price ($138,000,000) was derived from existing cash-on-hand at PCI at closing of the Acquisition. On May 11, 1995, additional loan proceeds of $2,629,000 were utilized to pay Acquisition related expenses and $2,758,000 was placed in escrow to be utilized for retirement of other long-term debt.

  As a consequence of the change in ownership of PCI, under generally accepted accounting principles, the Company is deemed, for financial reporting purposes, to have become a new reporting entity effective with the change in ownership. The portion of the debt allocable to the Company has been "pushed down" to the financial statements of the Company, and the assets and liabilities have been adjusted to reflect their fair market value as of May 11, 1995.

  The accompanying financial statements reflect the operations of PCI prior to the acquisition on May 11, 1995 (Old Park). Subsequent to that date the financial statements reflect the operations of the Company utilizing the new basis accounting (New Park).

  The pro forma income statement for 1995 reflects the operations of the Company under the new basis of accounting and assumes the transaction closed on January 1, 1995. Depreciation, amortization and interest

                  PARK COMMUNICATIONS, INC. AND SUBSIDIARIES expense reflect those costs that would be charged to operations for a full year based on the revised balance sheet amounts at May 11, 1995 for property, plant and equipment, intangible assets and the long-term debt "push down" to PCI. Historical interest income in the pro forma presentation has been reduced to give effect to the $138,000,000 paid to PCI stockholders as a portion of the consideration for the Acquisition. Historical other expenses have been adjusted to eliminate incremental expenses for selling the Company incurred by Old Park. Pro forma income tax benefit has been computed at an effective rate of 32%. Following is a summary of adjustments made to historical costs of the assets and liabilities of the Company as of May 10, 1995, as a result of applying "push down" acquisition accounting at that date to arrive at the new basis for the Company:

                                                      MAY 10, 1995
                                         --------------------------------------
                                               PARK COMMUNICATIONS, INC.
                                         --------------------------------------
                                         WITHOUT MERGER   MERGER    WITH MERGER
                                          ADJUSTMENTS   ADJUSTMENTS ADJUSTMENTS
                                         -------------- ----------- -----------
                                            OLD PARK                 NEW PARK
                                         --------------             -----------
                                                 (DOLLARS IN THOUSANDS)
   ASSETS
   Current assets
    Cash................................    $146,667     $(135,242)  $ 11,425
    Accounts receivable, net............      24,655            --     24,655
    Inventory...........................       1,137            --      1,137
    Film contracts......................       2,557            --      2,557
    Consulting/non-compete contracts....         792          (792)        --
    Other...............................       2,553            --      2,553
                                            --------     ---------   --------
     Total current assets...............     178,361      (136,034)    42,327
                                            --------     ---------   --------
   Property, plant & equipment..........     135,346       (51,168)    84,178
     Less accumulated depreciation and
      amortization......................      61,551       (61,551)        --
                                            --------     ---------   --------
    Net property, plant & equipment.....      73,795        10,383     84,178
   Intangible assets, net...............     107,403       540,431    647,834
   Film contracts.......................       2,453            --      2,453
   Consulting/non-compete contracts.....       3,110        (3,110)        --
   Other assets.........................         637         1,000      1,637
                                            --------     ---------   --------
     Total assets.......................    $365,759      $412,670   $778,429
                                            ========     =========   ========
   LIABILITIES AND STOCKHOLDER'S EQUITY
   Current liabilities:
    Current maturities of long-term
     debt...............................    $  1,877            --   $  1,877
    Current maturities of film con-
     tracts.............................       2,229            --      2,229
    Accounts payable....................       3,467            --      3,467
    Consulting/non-compete contracts....         898            --        898
    Interest............................          29            --         29
    Income taxes........................       2,820     $   1,012      3,832
    Accrued liabilities.................       3,276           582      3,858
    Deferred income.....................       3,241            --      3,241
                                            --------     ---------   --------
     Total current liabilities..........      17,837         1,594     19,431
   Long-term debt.......................       2,467       578,814    581,281
   Consulting/non-compete contracts.....       3,346            --      3,346
   Deferred income taxes................      10,232       164,139    174,371
                                            --------     ---------   --------
     Total liabilities..................      33,882       744,547    778,429
                                            --------     ---------   --------

                  PARK COMMUNICATIONS, INC. AND SUBSIDIARIES

                                                 MAY 10, 1995
                                    --------------------------------------
                                          PARK COMMUNICATIONS, INC.
                                    --------------------------------------
                                    WITHOUT MERGER   MERGER    WITH MERGER
                                     ADJUSTMENTS   ADJUSTMENTS ADJUSTMENTS
                                    -------------- ----------- -----------
                                       OLD PARK                 NEW PARK
                                    --------------             -----------
                                            (DOLLARS IN THOUSANDS)
   Stockholder's Equity:
    Common stock...................    $  3,889     $ (3,889)         --
    Paid in capital................      63,768      (63,768)         --
    Retained earnings..............     264,220     (264,220)         --
                                       --------     --------    --------
   Total stockholder's equity......     331,877     (331,877)         --
                                       --------     --------    --------
     Total liabilities and stock-
      holder's equity..............    $365,759     $412,670    $778,429
                                       ========     ========    ========

3.LOSS PER SHARE

  Loss per share of common stock is computed on the weighted average number of common shares outstanding during each year (dollars and shares in thousands except per share amounts):

                                                           PRO FORMA  NEW PARK
                                                          ----------- ---------
                                                           NEW PARK    PERIOD
                                                          ----------- ---------
                                                             1995
                                                          ----------- 05/11/95-
                                                          (UNAUDITED) 12/31/95
                                                          ----------- ---------
   Primary:
    Average shares.......................................    10,629     10,629
                                                           ========   ========
    Continuing operations................................  $(23,120)  $(13,586)
    Discontinued operations..............................    (6,014)    (3,842)
                                                           --------   --------
    Net loss.............................................  $(29,134)  $(17,428)
                                                           ========   ========
   Loss per share:
    Continuing operations................................  $  (2.18)  $  (1.28)
    Discontinued operations..............................     (0.56)     (0.36)
                                                           --------   --------
    Net loss.............................................  $  (2.74)  $  (1.64)
                                                           ========   ========

  Earnings per share has not been shown prior to May 11, 1995 because such information is not meaningful.

4.INTANGIBLE ASSETS

  Intangible assets are comprised of the following (dollars in thousands):

                                                         DECEMBER 31 DECEMBER 31
                                                         ----------- -----------
                                                          NEW PARK    OLD PARK
                                                         ----------- -----------
                                                            1995        1994
                                                         ----------- -----------
   Advertising contracts and subscription lists.........  $289,258    $ 42,240
   Network contracts....................................    14,183      10,688
   FCC licenses and other intangibles...................   138,174      30,956
   Excess of cost over net assets acquired..............   206,219     102,813
                                                          --------    --------
    Total intangibles...................................   647,834     186,697
   Less accumulated amortization........................    12,387      76,900
                                                          --------    --------
                                                          $635,447    $109,797
                                                          ========    ========

                  PARK COMMUNICATIONS, INC. AND SUBSIDIARIES

5.DISPOSITIONS AND DISCONTINUED OPERATIONS

  On December 26, 1995, the Company announced its intention to sell all of its radio station operations on an individual basis. The segment has produced operating profits before interest expense, depreciation and amortization, and the Company estimates that the stations will each generate operating profit before interest expense, depreciation and amortization through the date of disposition. The Company currently has signed agreements to sell each of its radio station operations. The Company will realize gain on the dispositions assuming the contemplated transactions receive FCC approval and are consummated at the price and terms as set forth in the definitive agreements/letters of intent which total approximately $230.0 million net of selling expenses but before taxes. The Company estimates that all stations will be sold by October 31, 1996. The results of operations of the radio station operations are included in the single line of the income statement labeled "(loss) income from discontinued operations." The corporate operating expenses allocated to radio are $325,676 for the period of 5/11/95--12/31/95, $184,078 for the period of 1/1/95--5/10/95, $475,338 for 1994 and $403,021 for 1993. The
  following is a summary of identifiable assets, liabilities and equity and the related revenues and operating profits before interest, depreciation and amortization of the radio station operations (dollars in thousands):

  Radio Station Operations:

                                                PERIOD
                                          -------------------
                                          NEW PARK  OLD PARK  OLD PARK OLD PARK
                                          --------- --------- -------- --------
                                          05/11/95- 01/01/95-
                                          12/31/95  05/10/95    1994     1993
                                          --------- --------- -------- --------
   Revenues..............................  $21,932   $11,137  $30,305  $24,861
                                           =======   =======  =======  =======
   Operating profits before interest,
    depreciation and amortization........  $ 5,506   $ 2,388  $ 7,106  $ 4,801
                                           =======   =======  =======  =======

                                                                        NEW PARK
                                                                        --------
                                                                        12/31/95
                                                                        --------
   Assets:
    Current assets..................................................... $ 13,446
    Property, plant, and equipment.....................................   19,935
    Intangibles, net...................................................  102,830
    Other assets.......................................................        9
                                                                        --------
   Total assets........................................................  136,220
                                                                        --------
   Liabilities:
    Current liabilities................................................   13,299
    Long-term debt.....................................................   96,803
    Deferred income taxes..............................................   30,204
                                                                        --------
   Total liabilities...................................................  140,306
                                                                        --------
   Net liabilities..................................................... $  4,086
                                                                        ========

  On December 31, 1993, the Company sold newspaper publications in 13 of its smaller markets. Of these, 11 were daily newspapers, all with paid circulation under 6,000. The impact of the sale of these publications was not material to net income in 1993. In 1995, the Company discontinued its Research Triangle Park, Raleigh, North Carolina publication. The operating losses (before depreciation and amortization) for these newspaper publications were $145,000 in 1995 (pro forma), $235,000 in 1994 and $273,000 in 1993.

                  PARK COMMUNICATIONS, INC. AND SUBSIDIARIES

6.LONG-TERM DEBT

  The Company's long-term debt is comprised of the following:

                                                         DECEMBER 31 DECEMBER 31
                                                         ----------- -----------
                                                          NEW PARK    OLD PARK
                                                         ----------- -----------
                                                            1995        1994
                                                         ----------- -----------
                                                         (DOLLARS IN THOUSANDS)
   Existing Credit Agreement...........................   $580,632          --
   Subordinated notes of certain newspaper subsidiaries
   due to former owners................................        360    $    744
   Promissory notes....................................      1,077       1,400
   6 7/8% Convertible subordinated debentures..........         --      45,351
   Film contracts......................................      5,100       4,987
                                                          --------    --------
         Total debt....................................    587,169      52,482
   Less:Current maturities of long-term debt...........        465         713
     Current maturities of film contracts..............      2,619       2,521
                                                          --------    --------
   Long-term debt......................................   $584,085    $ 49,248
                                                          ========    ========

  On May 11, 1995, PAI entered into an agreement (Existing Credit Agreement) to borrow up to $593.8 million the proceeds of which were utilized to finance the Acquisition and pay related expenses. The loan required that the debt be directly assumed by PCI and its subsidiary companies and that they be jointly and severally liable for the loan agreement. PAI, PCI and PCI's subsidiaries' assets are pledged as collateral for the loan made pursuant to the Existing Credit Agreement and PCI and its subsidiaries' cash flow is utilized for debt service. Interest accrues at a base interest rate (Base Rate) of 9.5% per annum, an additional interest rate (Additional
  Rate) of 1.0% per annum, plus a yield maintenance interest rate (YMI) of 3.0% per annum. The Base Rate and Additional Rate interest are payable on October 1 and April 1. Principal payments are required only to the extent that PAI's cash balances, as defined in the Existing Credit Agreement, exceeds $8.0 million (declining to $6.0 million at October 1, 1997) at each interest payment date through October 1, 1997. Following is a table that outlines these requirements:

            INTEREST
            PAYMENT                         CASH
            DATE                       RESERVE AMOUNT
            --------               ----------------------
                                   (DOLLARS IN THOUSANDS)
            October 1, 1995.......         $8,000
            April 1, 1996.........          8,000
            October 1, 1996.......          7,000
            April 1, 1997.........          7,000
            October 1, 1997 and
             thereafter...........          6,000

  Prepayment, in part or wholly, can be made at any time without penalty. Ninety percent (90%) of the after tax proceeds as defined in the Existing Credit Agreement of any asset sales of the Company are required to be applied to the principal.

  The YMI, which the Company is accruing, is payable upon achievement by PAI, on or prior to May 11, 1998, of a Loan to Value Ratio (LTV) of 70% or less (as defined in the Existing Credit Agreement). If the Company elects not to pay the YMI when payable, then PAI would be required to issue to the lender an exercisable warrant having the right to acquire non-voting common stock in PAI in a sufficient amount to equal an 80% stockholder's equity interest. On the earliest date that the Debt Service Coverage Ratio (DSC) as defined in the Existing Credit Agreement is met, and either the LTV ratio is met or by reason of non-payment of the YMI, the warrant is required to be issued, the loan will become fully amortizable in equal annual amounts over the remaining term ending on a maturity date of April 15, 2015 with interest at 10.5% per annum.

                  PARK COMMUNICATIONS, INC. AND SUBSIDIARIES

  Substantially all of the Company's and its subsidiaries' tangible and intangible assets are collateralized under the Existing Credit Agreement. The Existing Credit Agreement contains covenants which, among other things, limit or restrict payment of cash dividends, additional debt, repurchase of common stock, capital expenditures, sales of the Company's common stock, mergers, consolidations and sales of the Company's assets.

  The subordinated notes are payable in various installments through 1998 with interest primarily from 6% to 9%. The promissory notes are payable in various installments through 1998 with interest at 8%.

  On March 11, 1986, the Company issued $50,000,000 principal amount of 6 7/8% convertible subordinated debentures due March 15, 2011 (the debentures). The debentures were convertible at anytime prior to maturity, unless previously redeemed, into shares of common stock of the Company at a conversion ratio of 52.1739 shares of common stock for each $1,000 principal amount of debentures. The debentures were called for redemption by the Company on January 9, 1995, and subsequently redeemed.

  Cash payments of interest were $24,049,000 for the period of May 11 to December 31, 1995, $44,000 for the period of January 1 to May 10, 1995, $3,788,000 in 1994 and $3,787,000 in 1993.

  The aggregate annual maturities on long-term debt, assuming the Company meets the LTV on May 11, 1998, payable over the next five years are as follows (dollars in thousands):

   YEAR                                                                  AMOUNT
   ----                                                                 --------
   1996................................................................ $  3,084
   1997................................................................    2,074
   1998................................................................  181,006
   1999................................................................    9,985
   2000................................................................   10,969

  The fair value of the Company's long-term debt approximates $628,537,000.

7.INCOME TAXES

  The Company determines its income tax expense on the separate return method. Federal and state income tax expense (benefit) is summarized as follows (dollars in thousands):

                                                                YEAR ENDED DEC
                                                  PERIOD              31
                                            ------------------- ---------------
                                            NEW PARK  OLD PARK     OLD PARK
                                            --------- --------- ---------------
                                            05/11/95- 01/01/95-
                                            12/31/95  05/10/95   1994    1993
                                            --------- --------- ------- -------
   Federal:
    Current................................       --   $5,176   $15,357 $11,989
    Deferred...............................  $(5,743)    (347)      847     240
                                             -------   ------   ------- -------
                                              (5,743)   4,829    16,204  12,229
                                             -------   ------   ------- -------
   State:
    Current................................       --    1,146     3,119   2,588
    Deferred...............................     (751)     (21)      196      32
                                             -------   ------   ------- -------
                                                (751)   1,125     3,315   2,620
                                             -------   ------   ------- -------
   Total income tax expense................  $(6,494)  $5,954   $19,519 $14,849
                                             =======   ======   ======= =======

                  PARK COMMUNICATIONS, INC. AND SUBSIDIARIES

  The items comprising the differences in taxes on income computed at the U.S. statutory rate and the amount provided by the Company are as follows (dollars in thousands):

                                             NEW PARK  OLD PARK     OLD PARK
                                             --------  --------  ---------------
                                             05/11/95- 01/01/95-
                                             12/31/95  05/10/95   1994    1993
                                             --------  --------  ------- -------
   Computed tax expense at U.S. statutory
   rate....................................  $(7,028)   $2,280   $16,485 $12,413
    Increase in tax expense resulting from:
     State income taxes, net of federal in-
      come tax.............................     (488)      731     2,155   1,703
     Amortization not tax deductible.......    1,022       250       879     733
     Non-deductible merger related expense.       --     2,693        --      --
                                             -------    ------   ------- -------
      Total income tax expense (benefit)...  $(6,494)   $5,954   $19,519 $14,849
                                             =======    ======   ======= =======

  Significant components of the Company's deferred tax liabilities and assets are as follows (dollars in thousands):

                                                         DECEMBER 31 DECEMBER 31
                                                         ----------- -----------
                                                          NEW PARK    OLD PARK
                                                         ----------- -----------
                                                            1995        1994
                                                         ----------- -----------
   Components of deferred taxes:
    Network revenue.....................................  $ (1,820)         --
    Property, plant & equipment, intangible assets......   172,933    $ 10,728
    Net operating loss carry forwards...................    (5,380)         --
    Allowance for doubtful accounts and other...........      (196)       (699)
                                                          --------    --------
     Net deferred tax liabilities.......................  $165,537    $ 10,029
                                                          ========    ========
   Classification of deferred taxes:
    Non-current liabilities.............................  $165,733    $ 10,601
    Current assets......................................      (196)       (572)
                                                          --------    --------
                                                          $165,537    $ 10,029
                                                          ========    ========

  The Company has federal tax loss carryforwards of approximately $16.0 million that expire in 2010. Total cash payments of Federal and state income taxes were $2,604,000 for the period May 11 to December 31, 1995, $4,434,000 for the period January 1 to May 10, 1995, $20,011,000 in 1994 and $14,030,000 in 1993.

8.LEASES

  Certain operating facilities and equipment (see Note 9) are leased under noncancellable operating agreements. Certain of the leases require the Company or its subsidiaries to pay property taxes, insurance and maintenance costs.

  Lease expense related to the above and charged to operations was approximately $739,000 for the period May 11 through December 31, 1995, $417,000 for the period January 1 through May 10, 1995, $1,743,000 in 1994 and $2,019,000 in 1993.

                  PARK COMMUNICATIONS, INC. AND SUBSIDIARIES

  The aggregate minimum rentals through dates of expiration amount to approximately $6,179,574 and the amounts payable over the next five years are as follows (dollars in thousands):

      YEAR                                                                AMOUNT
      ----                                                                ------
      1996............................................................... $  796
      1997...............................................................    708
      1998...............................................................    660
      1999...............................................................    562
      2000...............................................................    397
      Thereafter.........................................................  3,057
                                                                          ------
                                                                          $6,180
                                                                          ======

9.RELATED PARTY TRANSACTIONS

  In 1993 and 1994, the Company, in the ordinary course of business, leased and rented certain operating facilities and equipment from RHP Incorporated and its subsidiaries. RHP Incorporated is wholly owned by the estate of Roy
  H. Park, formerly the Chairman of the Board of PCI, who died on October 25, 1993. Such lease and rent payments were $977,000 in 1994 and $1,265,000 in 1993. In connection with these operating facilities, in 1994 the Company purchased ten buildings and one tower from RHP Incorporated and its subsidiaries at the appraised fair market value of $4,415,000 and such lease and rent payments ceased as of the date of purchase.

  Additionally, certain officers of the Company were compensated by RHP Incorporated for the performance of part-time management services.

  During 1994, the Company placed $85,298 of promotional advertising with Park Outdoor Advertising of New York, Inc. which is controlled by Roy H. Park, Jr., a Director of the Company prior to May 11, 1995.

10.ACQUISITIONS

  In December 1995, the Company entered into an agreement in principle to purchase WHOA-TV, the ABC affiliate in Montgomery, Alabama. The purchase price, which will not be material, will be accounted for under the purchase method, and accordingly, its results of operations will be included in the Consolidated Financial Statements from the date of acquisition (which is anticipated in 1996).

11.BUSINESS SEGMENTS

  The Company operates in two business segments: television broadcasting and newspaper publishing. The Company operates a third segment, radio station operations, which the Company has determined to divest and has presented as a discontinued operation (see Note 5). Television broadcasting operations involve the sale of time to advertisers, network revenue and other revenue arising primarily from programming and production. Newspaper operations involve the publication and distribution of both paid daily and paid non-daily newspapers and advertising publications (shoppers) from which revenue is derived primarily from the sale of advertising lineage and circulation revenue.

                  PARK COMMUNICATIONS, INC. AND SUBSIDIARIES

  The following is a summary of information by segment:

                                              PERIOD
                                        --------------------
                             PRO FORMA  NEW PARK   OLD PARK  OLD PARK OLD PARK
                            ----------- ---------  --------- -------- --------
                            (UNAUDITED) 05/11/95-  01/01/95-
                               1995     12/31/95   05/10/95    1994     1993
                            ----------- ---------  --------- -------- --------
                                         (DOLLARS IN THOUSANDS)
   Gross Revenue:
    Television broadcast-
     ing...................  $ 76,769   $ 50,033   $ 26,736  $ 77,749 $ 62,460
    Newspaper publishing...    78,904     51,723     27,181    76,810   84,751
                             --------   --------   --------  -------- --------
                             $155,673   $101,756   $ 53,917  $154,559 $147,211
                             ========   ========   ========  ======== ========
   Operating income before
    depreciation
    and amortization:
    Television
     broadcasting..........  $ 31,425   $ 20,724   $ 10,701  $ 32,770 $ 23,890
    Newspaper publishing...    23,225     15,833      7,392    22,230   18,375
                             --------   --------   --------  -------- --------
                             $ 54,650   $ 36,557   $ 18,093  $ 55,000 $ 42,265
                             ========   ========   ========  ======== ========
   Depreciation and
    amortization:
    Television
     broadcasting..........  $ 15,869   $ 10,138   $  1,979  $  5,221 $  4,193
    Newspaper publishing...     8,167      5,218      2,021     5,816    6,895
                             --------   --------   --------  -------- --------
                             $ 24,036   $ 15,356   $  4,000  $ 11,037 $ 11,088
                             ========   ========   ========  ======== ========
   Additions to property,
    plant and equipment:
    Television broadcast-
     ing...................  $  3,160   $  2,145   $  1,015  $  7,794 $ 11,956
    Newspaper publishing...     2,122      1,691        431     3,458    1,512
                             --------   --------   --------  -------- --------
                             $  5,282   $  3,836   $  1,446  $ 11,252 $ 13,468
                             ========   ========   ========  ======== ========
   Identifiable assets:
    Television
     broadcasting..........             $430,740   $ 95,146  $ 84,114 $ 81,733
    Newspaper publishing...              223,772    167,960    92,653   97,583
    Discontinued
     operations............              136,220     46,668    47,446   47,742
    Corporate..............               (7,950)    55,985   142,573  115,563
                                        --------   --------  -------- --------
                                        $782,782   $365,759  $366,786 $342,621
                                        ========   ========  ======== ========

  Operating income before depreciation and amortization is gross revenue less agency and national representative commissions and operating expenses. Interest expense, interest income, income taxes and other income (expense) have been excluded in computing operating income before depreciation and amortization. Depreciation and amortization by segment are shown separately.

  Identifiable assets by industry segment represent those assets used in the Company's operation of that segment. Corporate assets under Old Park consisted principally of cash, cash equivalents and short-term investments.

                  PARK COMMUNICATIONS, INC. AND SUBSIDIARIES

12.STOCKHOLDER'S EQUITY

  Following is a reconciliation of stockholder's equity:

                                 COMMON STOCK
                              -------------------  PAID IN  RETAINED
                                SHARES     AMOUNT  CAPITAL  EARNINGS   TOTAL
                              -----------  ------  -------  --------  --------
                                         (DOLLARS IN THOUSANDS)
   Balance, January 1, 1993..  20,700,167  $3,451  $13,781  $217,450  $234,682
   Issue common stock........       8,810       1      143        --       144
   Net income................          --      --       --    18,780    18,780
                              -----------  ------  -------  --------  --------
   Balance, December 31,
    1993.....................  20,708,977   3,452   13,924   236,230   253,606
   Issue common stock........       9,950       2      208        --       210
   Conversion of debentures..     242,278      40    4,569        --     4,609
   Net income................          --      --       --    27,305    27,305
                              -----------  ------  -------  --------  --------
   Balance, December 31,
    1994.....................  20,961,205   3,494   18,701   263,535   285,730
   Conversion of debentures..   2,366,168     395   45,067        --    45,462
   Net income................          --      --       --       685       685
                              -----------  ------  -------  --------  --------
   Balance, May 10, 1995.....  23,327,373   3,889   63,768   264,220   331,877
   Merger adjustments (New
    Park).................... (23,327,373) (3,889) (63,768) (264,220) (331,877)
   Issue common stock........  10,628,571      --       --        --        --
   Net loss..................          --      --       --   (17,428)  (17,428)
                              -----------  ------  -------  --------  --------
   Balance, December 31,
    1995.....................  10,628,571  $   --  $    --  $(17,428) $(17,428)
                              ===========  ======  =======  ========  ========

13. SUBSEQUENT EVENT

  On May 6, 1996, the Company's Board of Directors and sole stockholder approved an amendment to the Company's certificate of incorporation to authorize 15,000,000 shares of its Common Stock, and declare a stock split of 106,285.7143 to 1. Such amendment will become effective on May 7, 1996. All references in the consolidated financial statements to number of shares, average number of shares outstanding and per share amounts have been restated to reflect this amendment.

                   PARK COMMUNICATIONS, INC. AND SUBSIDIARIES

    CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED) (DOLLARS IN THOUSANDS)

                                                           MARCH 31  DECEMBER 31
                                                             1996       1995
                                                           --------  -----------
   ASSETS
   Current Assets:
    Cash and cash equivalents............................  $ 63,041   $ 19,026
    Accounts receivable, less allowance for doubtful
      accounts of $870 in 1996
      and $807 in 1995...................................    24,099     26,544
    Inventory............................................     1,069      1,265
    Film contracts.......................................     2,554      2,717
    Other................................................     2,913      2,844
                                                           --------   --------
     Total current assets................................    93,676     52,396
                                                           --------   --------
   Property, Plant & Equipment:
    Property Plant & Equipment...........................    86,623     90,463
    Less accumulated depreciation and amortization.......    (8,502)    (6,068)
                                                           --------   --------
                                                             78,121     84,395
   Intangible assets, net................................   581,403    635,447
   Film contracts........................................     2,346      2,787
   Other assets..........................................     8,225      7,757
                                                           --------   --------
                                                           $763,771   $782,782
                                                           ========   ========
   LIABILITIES AND STOCKHOLDER'S EQUITY
   Current Liabilities:
    Current maturities of long-term debt.................  $    465   $    465
    Current maturities of film contracts.................     2,307      2,619
    Accounts payable.....................................     3,328      3,313
    Consulting/non-compete contracts.....................       837        849
    Interest.............................................    45,850     26,391
    Income taxes.........................................    21,830      2,124
    Accrued liabilities..................................     3,690      4,075
    Deferred income......................................     8,951      7,705
                                                           --------   --------
     Total current liabilities...........................    87,258     47,541
   Long-term debt........................................   515,763    581,604
   Long-term film contracts..............................     2,170      2,481
   Consulting/non-compete contracts......................     2,654      2,851
   Deferred income taxes.................................   153,976    165,733
                                                           --------   --------
     Total liabilities...................................   761,821    800,210
                                                           --------   --------
   Commitments
   Stockholder's Equity:
    Common Stock-- $0.0001 par value:
     Authorized 15,000,000 shares; Issued and outstanding
   10,628,571 shares.....................................        --         --
    Retained earnings (deficit)..........................     1,950    (17,428)
                                                           --------   --------
   Total stockholder's equity............................     1,950    (17,428)
                                                           --------   --------
                                                           $763,771   $782,782
                                                           ========   ========

   The accompanying notes are an integral part of the condensed consolidated unaudited financial statements.

                   PARK COMMUNICATIONS, INC. AND SUBSIDIARIES

 CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS (UNAUDITED)
          (DOLLARS AND SHARES IN THOUSANDS EXCEPT EARNINGS PER SHARE)

                                                                                                            THREE MONTHS ENDED
                                                                                                                 MARCH 31
                                                                                                            --------------------
                                                                                                              1996       1995
                                                                                                            ---------  ---------
                                                                                                            NEW PARK   OLD PARK
                                                                                                            ---------  ---------
   Revenue:
    Broadcasting revenue................................................................................... $ 17,055   $  17,619
    Newspaper revenue......................................................................................   18,342      18,259
                                                                                                            --------   ---------
    Gross revenue..........................................................................................   35,397      35,878
    Less agency and national representative commissions....................................................    2,494       2,625
                                                                                                            --------   ---------
    Net revenue............................................................................................   32,903      33,253
                                                                                                            --------   ---------
   Operating expenses:
    Cost of sales..........................................................................................   13,881      12,723
    Selling, general and administrative....................................................................   10,289       9,234
                                                                                                            --------   ---------
                                                                                                              24,170      21,957
     Operating income before depreciation and amortization.................................................    8,733      11,296
                                                                                                            --------   ---------
   Depreciation and amortization:
    Depreciation...........................................................................................    2,287       1,719
    Amortization...........................................................................................    2,096         546
    Amortization of excess of cost over net assets acquired................................................    1,671         514
                                                                                                            --------   ---------
                                                                                                               6,054       2,779
                                                                                                            --------   ---------
     Operating income......................................................................................    2,679       8,517
   Interest expense........................................................................................  (15,735)        (44)
   Interest income.........................................................................................      384       2,180
   Other expense...........................................................................................      (92)       (468)
                                                                                                            --------   ---------
     (Loss) income before income taxes.....................................................................  (12,764)     10,185
   Provision (benefit) for income taxes....................................................................   (4,638)      4,265
                                                                                                            --------   ---------
     (Loss) income from continuing operations..............................................................   (8,126)      5,920
   (Loss) income from discontinued operations, net of income taxes (benefit)
    of $(1,783) in 1996 and $248 in 1995...................................................................   (2,397)        268
   Gain on sale of discontinued operations, net of income taxes of $14,217 in 1996.........................   29,901
                                                                                                            --------   ---------
   Net income..............................................................................................   19,378       6,188
   Retained earnings (deficit), beginning of period........................................................  (17,428)    263,535
                                                                                                            --------   ---------
   Retained earnings, end of period........................................................................ $  1,950   $ 269,723
                                                                                                            ========   =========
   Earnings (loss) per share:
    Continuing operations.................................................................................. $  (0.77)
    Discontinued operations................................................................................     2.59
                                                                                                            --------
    Net earnings........................................................................................... $   1.82
                                                                                                            ========
   Average shares..........................................................................................   10,629
   --------------------------------------------------
                                                                                                            ========

   The accompanying notes are an integral part of the condensed consolidated unaudited financial statements.

                   PARK COMMUNICATIONS, INC. AND SUBSIDIARIES

    CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (DOLLARS IN
                                   THOUSANDS)

                                                                                                            THREE MONTHS ENDED
                                                                                                                 MARCH 31
                                                                                                            --------------------
                                                                                                              1996       1995
                                                                                                            ---------  ---------
                                                                                                            NEW PARK   OLD PARK
                                                                                                            ---------  ---------
   Operating Activities:
    Net income............................................................................................. $  19,378  $   6,188
    Adjustment to reconcile net income to net cash provided by operating activities:
     Gain on sale of discontinued operations, exclusive of income tax......................................   (44,118)
     Depreciation and amortization.........................................................................     7,552      3,783
     Amortization of film contract rights and consulting/non-compete contracts included in operating
        expenses...........................................................................................       784        986
     Payments on film contract liabilities.................................................................      (804)      (810)
     Payments on consulting/non-compete contracts..........................................................      (209)      (228)
     Provision for losses on accounts receivable...........................................................       194       (172)
     Provision for deferred income taxes...................................................................   (11,757)       (64)
     Loss(gain) on sale of property, plant and equipment...................................................       (99)         6
     Changes in operating assets and liabilities net of effects from the purchase and disposal of companies:
      Accounts receivable..................................................................................     2,251        257
      Inventory and other assets...........................................................................    (1,033)     1,180
      Accounts payable and accrued liabilities.............................................................    39,145      1,487
      Deferred income......................................................................................     1,246      1,590
                                                                                                            ---------  ---------
       Net cash provided by operating activities...........................................................    12,530     14,203
                                                                                                            ---------  ---------
   Investing Activities:
    Proceeds from short term investments...................................................................        --     59,431
    Purchases of property, plant and equipment.............................................................    (3,414)    (1,310)
    Proceeds from sale of property, plant, and equipment...................................................       169         --
    Proceeds from sales of discontinued operations, net of selling expenses................................   101,039         --
    Increase in other assets...............................................................................      (468)        --
                                                                                                            ---------  ---------
       Net cash provided by investing activities...........................................................    97,326     58,121
                                                                                                            ---------  ---------
   Financing Activities:
    Principal payments on long-term debt...................................................................   (65,841)      (203)
                                                                                                            ---------  ---------
       Net cash used in financing activities...............................................................   (65,841)      (203)
                                                                                                            ---------  ---------
     Increase in cash......................................................................................    44,015     72,121
   Cash and cash equivalents beginning of period...........................................................    19,026     84,069
                                                                                                            ---------  ---------
   Cash and cash equivalents end of period................................................................. $  63,041  $ 156,190
   --------------------------------------------------
                                                                                                            =========  =========

   The accompanying notes are an integral part of the condensed consolidated unaudited financial statements.

                  PARK COMMUNICATIONS, INC. AND SUBSIDIARIES

        NOTES TO CONDENSED CONSOLIDATED UNAUDITED FINANCIAL STATEMENTS

  1. BASIS OF PRESENTATION

   The accompanying condensed interim financial statements are unaudited; however, in the opinion of the Company's management, all adjustments (which comprise only normal and recurring accruals) necessary for a fair presentation of the interim financial results have been included. The results for the interim periods are not necessarily indicative of results to be expected for the entire year. These financial statements and notes should be read in conjunction with the Company's audited annual consolidated financial statements for the year ended December 31, 1995.

  2. DISCONTINUED OPERATIONS

   The Company sold two of its radio stations in March 1996. Proceeds of approximately $66 million were utilized to reduce long-term debt. The net gain on the sale of these stations was $29.9 million. The Company will realize gain on the remaining radio station asset dispositions assuming the contemplated transactions receive FCC approval and are consummated at the prices and terms as set forth in the agreements, which total approximately $128 million net of selling expenses but before taxes. The Company estimates that all radio stations will be sold by October 1996. The results of the radio division are included in the single line of the income statement labeled "(Loss) income from discontinued operations." The gain on the sale is included in the single line on the income statement labeled "Gain from sale of discontinued operations, net of tax." The corporate operating expenses allocated to the radio division are $103,000 for the period of three months ended March 31, 1996, and $127,000 for the three months ended March 31, 1995. The following is a summary of revenue and operating profits before interest, depreciation and amortization, of the radio broadcasting properties for the three months ended March 31 (dollars in thousands):

                                                                   1996   1995
                                                                  ------ ------
    Revenue...................................................... $7,563 $7,458
                                                                  ====== ======
    Operating income before depreciation and amortization........ $1,563 $1,975
                                                                  ====== ======

  3. SUBSEQUENT EVENTS

   On May 13, 1996, the Company sold $80,000,000 in principal amount of 13 3/4% Senior Pay-in-Kind Notes due 2004 (the "Notes") as part of units (the "Units") consisting of the Notes and Warrants to purchase an aggregate of 800,000 shares of Common Stock of the Company. The sale of Units was one of a series of transactions (the "Refinancing Transactions"), the purpose of which was to refinance the Company's indebtedness under a credit agreement among the Company, Park Acquisitions, Inc. and the lenders thereunder. The Refinancing Transactions consisted of (i) the sale of Units, (ii) the establishment of and drawings under a Senior Credit Facility between the Company and certain lenders in the amount of $58.0 million, (iii) the sale, which was completed on May 13, 1996, of $241.0 million in principal amount of 11 3/4% Senior Notes due 2004 of Park Broadcasting, Inc., (iv) the sale, which was completed on May 13, 1996, of $155.0 million in principal amount of 11 7/8% Senior Notes due 2004 of Park Newspapers, Inc. and (v) the sale, which was completed on March 25, 1996, of the Company's WPAT-AM and FM radio stations for aggregate gross proceeds of $103.0 million.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTA-TIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHO-RIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RE-LATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURI-TIES BY ANY PERSON IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY OFFER OR SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                 ------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Prospectus Summary........................................................    3
Risk Factors..............................................................   15
The Company...............................................................   21
Use of Proceeds...........................................................   21
Capitalization............................................................   22
Unaudited Pro Forma Condensed Consolidated Financial Statements...........   23
Selected Historical and Pro Forma Consolidated Financial Data.............   27
Management's Discussion and Analysis of Financial Condition and Results of
 Operations...............................................................   29
Business..................................................................   35
Management................................................................   48
Securities Ownership of Certain Beneficial Owners.........................   52
Description of Certain Indebtedness.......................................   53
Description of the Notes..................................................   57
The Exchange Offer........................................................   80
Certain Federal Income Tax Consequences...................................   89
Plan of Distribution......................................................   90
Legal Matters.............................................................   91
Experts...................................................................   91
Available Information.....................................................   91
Index to Financial Statements.............................................  F-1

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                 $155,000,000

                                     LOGO

                             PARK NEWSPAPERS, INC.

 OFFER TO EXCHANGE SERIES B 11 7/8% SENIOR NOTES DUE 2004 FOR ALL OUTSTANDING
                         11 7/8 SENIOR NOTES DUE 2004

                           -------------------------

                                  PROSPECTUS

                           -------------------------


                                         , 1996

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a corporation to indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

  Section 145 of the DGCL also empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

  Section 145 of the DGCL further provides that, to the extent that a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 of the DGCL shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation is empowered to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145 of the DGCL.

  Article VI of the Company's Amended and Restated Bylaws provides as follows:

    The Corporation shall (and is hereby obligated to) indemnify all persons who may be indemnified by a Delaware corporation pursuant to Delaware law in each and every situation where, under Delaware law, the Corporation is obligated to make such indemnification. Additionally, the Corporation shall indemnify such persons in each and every situation where, under Delaware law, the Corporation is not obligated, but is nevertheless permitted or empowered, to make such indemnification.

  The Company has purchased and maintains insurance to protect persons entitled to indemnification pursuant to its Amended and Restated Bylaws and the DGCL against expenses, judgments, fines and amounts paid in settlement, to the fullest extent permitted by the DGCL.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

  (A) EXHIBITS

EXHIBIT
NUMBER                                  DESCRIPTION OF EXHIBIT
- -------                                 ----------------------
3(i)(a)  Certificate of Incorporation of the Company
3(i)(b)  Certificate of Amendment of Certificate of Incorporation of the Company (filed
         November 20, 1979)
3(i)(c)  Certificate of Amendment of Certificate of Incorporation of the Company (filed
         January 2, 1981)
3(i)(d)  Certificate of Ownership and Merger
3(ii)    Amended and Restated Bylaws of the Company
4.1      Indenture dated as of May 13, 1996 between the Company and IBJ Schroder Bank & Trust
         Company, as Trustee, with the forms of Series A Note and Series B Note attached thereto (Incorporated by reference to Exhibit 10.4 filed with Park Communications,
         Inc.'s Form S-4 Registration Statement No. 333-   )
5.1      Opinion of Eckert Seamans Cherin & Mellott regarding the validity of the Series B
         Notes, including consent*
8.1      Opinion of Eckert Seamans Cherin & Mellott regarding certain Federal income tax matters, including consent*
10.1     Registration Rights Agreement dated as of May 13, 1996 among the Company, Goldman,
         Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated
10.2     Credit Agreement dated as of May 10, 1996 among Park Communications, Inc., Merrill
         Lynch & Co., as Arranger and Syndication Agent, First Union National Bank of North
         Carolina, as Administrative Agent and Collateral Agent, and the lending institutions listed therein (Incorporated by reference to Exhibit 10.5 filed with Park
         Communications, Inc.'s Form S-4 Registration Statement No. 333-   )
10.3     Tax Sharing Agreement executed as of May 13, 1996 among Park Acquisitions, Inc.,
         Park Communications, Inc., Park Broadcasting, Inc., the Company and certain of the other subsidiaries of Park Communications, Inc. (Incorporated by reference to
         Exhibit 10.6 filed with Park Communications, Inc.'s Form S-4 Registration Statement
         No. 333-   )
10.4     Management Services Agreement dated as of May 13, 1996 among Park Acquisitions,
         Inc., Park Communications, Inc., Park Broadcasting, Inc. and the Company
         (Incorporated by reference to Exhibit 10.7 filed with Park Communications, Inc.'s
         Form S-4 Registration Statement No. 333-   )
10.5     Employment Agreement dated July 20, 1994 between Park Communications, Inc. and
         Wright M. Thomas (Incorporated by reference to Exhibit 10.17 filed with Park
         Communications, Inc.'s Form S-4 Registration Statement No. 333-   )
10.6     Agreement dated May 1, 1986 between Park Communications, Inc. and Wright M. Thomas regarding deferred compensation arrangement (Incorporated by reference to Exhibit
         10.18 filed with Park Communications, Inc.'s Form S-4 Registration Statement No.
         333-   )
10.7     Letter Agreement dated February 16, 1979 between Park Communications, Inc. and
         Wright M. Thomas regarding contingent retirement benefits (Incorporated by reference to Exhibit 10.19 filed with Park Communications, Inc.'s Form S-4 Registration
         Statement No. 333-   )
10.8     Park Communications, Inc. Retention Incentive Plan (Incorporated by reference to
         Exhibit 10.20 filed with Park Communications, Inc.'s Form S-4 Registration Statement
         No. 333-   )
10.9     Letter Agreement dated June 29, 1995 between Park Communications, Inc. and Robert J.
         Rossi regarding consulting/non-competition arrangements (Incorporated by reference to Exhibit 10.24 filed with Park Communications, Inc.'s Form S-4 Registration
         Statement No. 333-   )
12.1     Ratio of Earnings to Fixed Charges
21.1     Subsidiaries of the Company
23.1     Consent of Coopers & Lybrand L.L.P.
23.2     Consent of Ernst & Young LLP
23.3     Consents of Eckert Seamans Cherin & Mellott (included in Exhibits 5.1 and 8.1)*
24.1     Power of Attorney (included in the Signature Page)
25.1     Statement of Eligibility on Form T-1 of Trustee
27.1     Financial Data Schedule for 1993 and 1994
27.2     Financial Data Schedule for 1995
27.3     Financial Data Schedule for first quarter of 1995 and 1996
99.1     Form of Letter of Transmittal with respect to the Exchange Offer
99.2     Form of Exchange Agency Agreement between the Company and IBJ Schroder Bank & Trust
         Company, as Exchange Agent

- --------
* To be filed by amendment.

  (B) FINANCIAL STATEMENT SCHEDULES

  The following financial statement schedules are included in Part II of this Registration Statement and should be read in conjunction with the Financial Statements and notes thereto included elsewhere herein.

             See Index to Financial Statement Schedules (page S-1)

  Financial statement schedules other than those listed above are omitted as not required or not applicable or because the information is included in the financial statements or notes thereto.

ITEM 22. UNDERTAKINGS.

  The undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and
      (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

  (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

  The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

  The undersigned registrant undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  The undersigned registrant hereby undertakes that

  (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) hereunder the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

  (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                               POWER OF ATTORNEY

  Each person whose signature appears below constitutes and appoints Wright M. Thomas his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, State of Kentucky on June 20, 1996.

                                          PARK NEWSPAPERS, INC.

                                          By: /s/ Wright M. Thomas
                                             ----------------------------------
                                             Wright M. Thomas, President

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                       TITLE                          DATE

  /s/ Wright M. Thomas         President (principal executive officer)
                                                                     June 20,
- -------------------------                                            1996
Wright M. Thomas

   /s/ Randel N. Stair         Vice President and Chief Financial Officer
                               (principal financial officer and principal
                               accounting officer)
                                                                     June 20,
- -------------------------                                            1996
Randel N. Stair

    /s/ Gary B. Knapp          Director                              June 20,
- -------------------------                                            1996
Gary B. Knapp

  /s/ Donald R. Tomlin,        Director                              June 20,
           Jr.                                                       1996
- -------------------------
Donald R. Tomlin, Jr.

                    INDEX TO FINANCIAL STATEMENT SCHEDULES*

SCHEDULE                      DESCRIPTION                           SEQUENTIALLY
 NUMBER                       OF SCHEDULE                           NUMBERED PAGE
- --------                      -----------                           -------------
  II.        Valuation and Qualifying Accounts:
                Reports of Independent Accountants                    S-2, 3, 4
                Park Newspapers, Inc. and Subsidiaries                S-5
                Park Communications, Inc. and Subsidiaries            S-6

- --------
* All other schedules are omitted as the required information is inapplicable or the information is presented in the financial statements or related notes.

                       REPORT OF INDEPENDENT ACCOUNTANTS

In connection with our audits of the consolidated financial statements of Park Newspapers, Inc. and Subsidiaries and Park Communications, Inc. and Subsidiaries as of December 31, 1995 and for the period from May 11, 1995 to December 31, 1995 and for the period from January 1, 1995 to May 10, 1995, which financial statements are included in the Prospectus, we have also audited the financial statement schedules listed in Item 21(b) herein.

In our opinion, these financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.

Coopers & Lybrand L.L.P.

Lexington, Kentucky
February 2, 1996

Board of Directors
Park Newspapers, Inc.

We have audited the consolidated financial statements of Park Newspapers, Inc. and Subsidiaries as of December 31, 1994, and for each of the two years in the period ended December 31, 1994, and have issued our report thereon dated January 27, 1995 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedule listed in Item 21(b) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          /s/ Ernst & Young LLP

Syracuse, New York
January 27, 1995

Board of Directors
Park Communications, Inc.

We have audited the consolidated financial statements of Park Communications, Inc. and Subsidiaries as of December 31, 1994, and for each of the two years in the period ended December 31, 1994, and have issued our report thereon dated January 27, 1995 (included elsewhere in this Registration Statement). Our audits also included the financial statement schedule listed in Item 21(b) of this Registration Statement. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits.

In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          /s/ Ernst & Young LLP

Syracuse, New York
January 27, 1995

                     PARK NEWSPAPERS, INC. AND SUBSIDIARIES

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

                  COLUMN A        COLUMN B    COLUMN C   COLUMN D   COLUMN E
                                 BALANCE AT  CHARGED TO            BALANCE AT
                                BEGINNING OF   COST &                END OF
                 DESCRIPTION       PERIOD     EXPENSES  DEDUCTIONS   PERIOD
                 -----------    ------------ ---------- ---------- ----------
Year Ended                        349,222     346,571    330,727    365,066
December 31,  Allowance for
1993          Doubtful Accounts
Year Ended                        365,066     291,568    342,163    314,471
December 31,  Allowance for
1994          Doubtful Accounts
Period Ended  Allowance for       314,471      84,557     71,333    327,695
May 10, 1995  Doubtful Accounts
Period Ended                      327,695     127,636    192,671    262,660
December 31,  Allowance for
1995          Doubtful Accounts

                   PARK COMMUNICATIONS, INC. AND SUBSIDIARIES

                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS

                  COLUMN A        COLUMN B    COLUMN C   COLUMN D   COLUMN E
                                 BALANCE AT  CHARGED TO            BALANCE AT
                                BEGINNING OF   COST &                END OF
                 DESCRIPTION       PERIOD     EXPENSES  DEDUCTIONS   PERIOD
                 -----------    ------------ ---------- ---------- ----------
Year Ended                       1,011,448    919,418    531,716   1,399,150
December 31,  Allowance for
1993          Doubtful Accounts
Year Ended                       1,399,150    896,917    697,734   1,598,333
December 31,  Allowance for
1994          Doubtful Accounts
Period Ended  Allowance for      1,598,333       --      155,849   1,442,484
May 10, 1995  Doubtful Accounts
Period Ended                     1,442,484       --      635,138     807,346
December 31,  Allowance for
1995          Doubtful Accounts

                                 EXHIBIT INDEX

 EXHIBIT                                                                                PAGE
 NUMBER                             DESCRIPTION OF EXHIBITS                             NO.
 -------                            -----------------------                             ----
 3(i)(a) Certificate of Incorporation of the Company
 3(i)(b) Certificate of Amendment of Certificate of Incorporation of the Company
         (filed November 20, 1979)
 3(i)(c) Certificate of Amendment of Certificate of Incorporation of the Company
         (filed January 2, 1981)
 3(i)(d) Certificate of Ownership and Merger
 3(ii)   Amended and Restated Bylaws of the Company
 4.1     Indenture dated as of May 13, 1996 between the Company and IBJ Schroder Bank
         & Trust Company, as Trustee, with the forms of Series A Note and Series B
         Note attached thereto (Incorporated by reference to Exhibit 10.4 filed with
         Park Communications, Inc.'s Form S-4 Registration Statement No. 333-   )
 5.1     Opinion of Eckert Seamans Cherin & Mellott regarding the validity of the
         Series B Notes, including consent*
 8.1     Opinion of Eckert Seamans Cherin & Mellott regarding certain Federal income tax matters, including consent*
 10.1    Registration Rights Agreement dated as of May 13, 1996 among the Company,
         Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated
 10.2    Credit Agreement dated as of May 10, 1996 among Park Communications, Inc.,
         Merrill Lynch & Co., as Arranger and Syndication Agent, First Union National
         Bank of North Carolina, as Administrative Agent and Collateral Agent, and
         the lending institutions listed therein (Incorporated by reference to
         Exhibit 10.5 filed with Park Communications, Inc.'s Form S-4 Registration
         Statement No. 333-   )
 10.3    Tax Sharing Agreement executed as of May 13, 1996 among Park Acquisitions,
         Inc., Park Communications, Inc., Park Broadcasting, Inc., the Company and
         certain of the other subsidiaries of Park Communications, Inc. (Incorporated by reference to Exhibit 10.6 filed with Park Communications, Inc.'s Form S-4
         Registration Statement No. 333-   )
 10.4    Management Services Agreement dated as of May 13, 1996 among Park
         Acquisitions, Inc., Park Communications, Inc., Park Broadcasting, Inc. and
         the Company (Incorporated by reference to Exhibit 10.7 filed with Park
         Communications, Inc.'s Form S-4 Registration Statement No. 333-   )
 10.5    Employment Agreement dated July 20, 1994 between Park Communications, Inc.
         and Wright M. Thomas (Incorporated by reference to Exhibit 10.17 filed with
         Park Communications, Inc.'s Form S-4 Registration Statement No. 333-   )
 10.6    Agreement dated May 1, 1986 between Park Communications, Inc. and Wright M.
         Thomas regarding deferred compensation arrangement (Incorporated by reference to Exhibit 10.18 filed with Park Communications, Inc.'s Form S-4
         Registration Statement No. 333-   )
 10.7    Letter Agreement dated February 16, 1979 between Park Communications, Inc.
         and Wright M. Thomas regarding contingent retirement benefits (Incorporated by reference to Exhibit 10.19 filed with Park Communications, Inc.'s Form S-
         4 Registration Statement No. 333-   )
 10.8    Park Communications, Inc. Retention Incentive Plan (Incorporated by
         reference to Exhibit 10.20 filed with Park Communications, Inc.'s Form S-4
         Registration Statement No. 333-   )
 10.9    Letter Agreement dated June 29, 1995 between Park Communications, Inc. and
         Robert J. Rossi regarding consulting/non-competition arrangements
         (Incorporated by reference to Exhibit 10.24 filed with Park Communications,
         Inc.'s Form S-4 Registration Statement No. 333-   )
 12.1    Ratio of Earnings to Fixed Charges
 21.1    Subsidiaries of the Company
 23.1    Consent of Coopers & Lybrand L.L.P.
 23.2    Consent of Ernst & Young LLP
 23.3    Consents of Eckert Seamans Cherin & Mellott (included in Exhibits 5.1 and
         8.1)*
 24.1    Power of Attorney (included in the Signature Page)
 25.1    Statement of Eligibility on Form T-1 of Trustee
 27.1    Financial Data Schedule for 1993 and 1994
 27.2    Financial Data Schedule for 1995
 27.3    Financial Data Schedule for first quarter of 1995 and 1996
 99.1    Form of Letter of Transmittal with respect to the Exchange Offer
 99.2    Form of Exchange Agency Agreement between the Company and IBJ Schroder Bank
         & Trust Company, as Exchange Agent

- --------
* To be filed by amendment.